UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                           Check the appropriate box:
                      [X] Preliminary Information Statement
                [_] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14c-5(d)(2))
                      [_] Definitive Information Statement

                       TECHNOLOGY ACQUISITION CORPORATION
                (Name of Registrant As Specified In Its Charter)

               Payment of Filing Fee (Check the appropriate box):

                               [_] No fee required
    [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies: Common Stock

(2) Aggregate number of securities to which transaction applies:
22,883,813 shares

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $1.25

(4) Proposed maximum aggregate value of transaction: $28,604,766

(5) Total fee paid: $3,624

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                        NOTICE OF ACTION TAKEN BY WRITTEN
                      CONSENT OF OUR MAJORITY STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that Technology Acquisition Corporation (the "Company") has entered into a Merger Agreement and Plan of Exchange and an Amendment thereto with Minrad Inc. ("MINRAD"), a privately-held corporation based in New York, for the purpose of merging MINRAD and its entire business with and into the Company (the "Merger"). The Merger is to be accomplished through a merger of a wholly-owned subsidiary of the Company with and into MINRAD, with MINRAD being the survivor of the Merger. Pursuant to the Merger, all of MINRAD's outstanding shares will be converted into and exchanged for shares of our common stock (the "Exchange"). As part of the Merger, we will also adopt a 2004 stock option plan (the "Option Plan") by which outstanding MINRAD shares shall be converted into our shares on the effective date of the Merger. After the Merger is concluded, we will change our corporate name to "Minrad International, Inc."

The Merger and the Option Plan have each been approved by unanimous approval of our Board of Directors. In addition, our controlling stockholders approved the foregoing by majority written consent in lieu of a meeting on July 16 and 17, 2004.

 Our Board of Directors later approved an Amendment to the terms of the Merger, and our controlling stockholders approved the Amendment on August 26, 2004. The Exchange will not be effective until the Articles of Exchange between us and MINRAD are filed with the Nevada Secretary of State, and the Merger will not be effective until the Articles of Merger between our acquisition subsidiary and MINRAD are filed with the Delaware Secretary of State.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. COMPLETION OF THE MERGER WILL RESULT IN A CHANGE IN CONTROL OF THE COMPANY AND THE ASSUMPTION OF MINRAD'S ASSETS, LIABILITIES AND OPERATIONS BY THE COMPANY.

PLEASE NOTE THAT THE COMPANY'S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE MERGER AND THE ADOPTION OF THE OPTION PLAN. THE NUMBER OF VOTES HELD BY THE CONTROLLING STOCKHOLDER ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE TRANSACTIONS.


                                            Very truly yours,

                                            JOHN KINNEY, PRESIDENT


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

                       TECHNOLOGY ACQUISITION CORPORATION
                      10600 N. DE ANZA BOULEVARD, SUITE 250
                           CUPERTINO, CALIFORNIA 95014

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                   OF THE SECURITIES EXCHANGE ACT OF 1934 AND
                            REGULATION 14C THEREUNDER


TO OUR STOCKHOLDERS:

This Information Statement is being sent by first class mail to all record and beneficial owners of the Common Stock, $0.01 par value, of Technology Acquisition Corporation, a Nevada corporation (the "Company").

On July 15, 2004, the record date for determining the identity of stockholders who are entitled to receive this Information Statement with respect to the original terms of the Merger, 5,050,000 shares of our Common Stock were issued and outstanding. On August 24, 2004, the record date for determining the identity of the stockholders who are entitled to receive this Information Statement with respect the Amendment to the terms of the Merger, 5,050,000 shares of our Common Stock were outstanding. The Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders. The mailing date of this Information Statement is on or about September __, 2004.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On July 16 and 17, 2004, our controlling stockholders (the "Controlling Stockholders"), who then owned 4,643,750 shares, or approximately 91%, of our issued and outstanding Common Stock, consented in writing to the following:

1. Approval of a Merger Agreement and Plan of Exchange (the "Exchange Agreement") by and among the Company, Technology Acquisition Subsidiary, Inc., a wholly owned Delaware subsidiary corporation of the Company ("AS") and Minrad, Inc., a Delaware corporation ("MINRAD"), whereby the Company will issue up to approximately 22,900,000 shares of our Common Stock in exchange for all of the outstanding capital stock of MINRAD (the"Exchange"), resulting in approximately 27,950,000 shares of our Common Stock outstanding after giving effect to the Exchange and merger (the "Merger Transaction").

2. Approval of the Option Plan by which all of the outstanding shares of MINRAD shall be exchanged for shares of the Company upon the closing of the Merger Transaction.

3. Approval of a change of the Company's name, upon the closing of the Exchange, to "Minrad International, Inc."

4. Subject to the closing of the Merger Transaction, the election of new directors and a change in management.


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

On August __, 2004, the Controlling Stockholders, who then owned 4,643,750 shares, or approximately 91% of our issued and outstanding Common Stock, consented in writing to an Amendment to the Exchange Agreement dated August 24, 2004 (the "Amendment"). The Amendment permits us to sell up to 2.5 million of our Common Stock at not less than $1.75 per share prior to the completion of the Merger, provided that we use the net proceeds of the sales exclusively for making loans to MINRAD to finance its continuing operations. Unless the context otherwise requires, references in this Information Statement to the Exchange Agreement shall mean the Exchange Agreement as modified by the Amendment.

The Controlling Stockholders have not consented to or considered any other corporate actions.

Our Company will pay the cost of printing and distributing this Information Statement to our stockholders. Brokers, nominees and other custodians will be instructed to forward copies of this Information Statement to the beneficial owners of shares held in custodial accounts. We will reimburse brokers, nominees and other custodians for the expenses incurred in forwarding this Information Statement to the beneficial owners of our Common Stock.

                           FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. Additional risks will be disclosed from time to time in our future SEC filings.


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

                                TABLE OF CONTENTS

                                                                        PAGE NO.

GENERAL                                                                        8

SUMMARY OF TERMS                                                               9

THE COMPANIES                                                                  9

STRUCTURE OF THE MERGER                                                       10

THE COMPANY'S REASONS FOR THE MERGER                                          10

MINRAD'S REASONS FOR THE MERGER                                               11

RISK FACTORS                                                                  11

DIRECTORS AND EXECUTIVE MANAGEMENT OF THE
  COMPANY FOLLOWING THE MERGER TRANSACTION                                    12

SECURITY OWNERSHIP OF MANAGEMENT AND
  AFFILIATES AFTER MERGER TRANSACTION                                         14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT                                                       17

MERGER AGREEMENT AND PLAN OF EXCHANGE                                         17

BACKGROUND OF THE MERGER                                                      18

MATERIAL TERMS OF THE EXCHANGE AND MERGER                                     18

TERMS OF THE EXCHANGE AGREEMENT                                               19

CHANGE IN CONTROL                                                             21

CERTAIN FEDERAL INCOME TAX CONSEQUENCES                                       21

ACCOUNTING TREATMENT OF THE MERGER                                            21

APPRAISAL RIGHTS                                                              21

INTERESTS OF CERTAIN PERSONS IN THE MERGER                                    21

FEDERAL SECURITIES LAW CONSEQUENCES                                           22

DISSENTERS' RIGHTS                                                            22

CHANGE OF NAME                                                                25

THE 2004 OPTION PLAN                                                          26

PLAN DESCRIPTION                                                              26

AUTHORIZED SHARES                                                             26

ADMINISTRATION                                                                26

ELIGIBILITY                                                                   26

TERMS AND CONDITIONS OF OPTIONS                                               27

   New Plan Benefits                                                          27

   Termination of Options                                                     27

    Federal Income Tax Consequences of the Option Plan                        27

ANTICIPATED OPERATIONS FOLLOWING THE MERGER                                   28

MINRAD INC                                                                    28

  Anesthesia and Analgesia                                                    28

  Conscious Sedation                                                          29

  Image Guidance                                                              30

  Intellectual Property                                                       30

RISK FACTORS

We have recently been in default under certain obligations                    32

We may not reach our break-even sales volume                                  32

We have historically experienced operating losses and
  expect to continue to experience losses in the foreseeable future           32


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


We are a growth stage company                                                 33

Our financial projections may not be reliable                                 33

We experience long sales cycles                                               33

We may face delays in the development of our technology                       33

We depend on strategic partnerships and relationships                         33

We may face competition which may adversely affect our business               33

The loss of services of existing personnel would
  adversely affect our business                                               33

We must hire and retain skilled technical and managerial personnel            34

Other companies may claim that we infringe their intellectual
property or proprietary rights                                                34

Failure to obtain regulatory approval for our products in
  the future may adversely affect our business                                34

We are subject to environmental regulation                                    34

We rely upon third-party manufacturers                                        35

We face the risk of commercial expansion                                      36

Our success depends on our ability to protect
  our proprietary technology                                                  37

We face uncertainties regarding health care reform                            37

We may face potential product liability claims in the future                  37

Business Interruption                                                         38

Risks Related To Our Securities                                               38

We may incur unforeseen costs and we will need to raise
  additional capital in order to meet our business plan                       38

Concentration of Stock Ownership and Control                                  39

Future Financings Cannot Be Guaranteed                                        39

Potential and actual conflicts of interest with advisors                      40

Future sales of large amounts of common stock                                 40

After the completion of the Merger, our Common Stock
  will continue to be "Penny Stock"                                           41

We do not intend to pay dividends                                             41

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS                                                   38

MINRAD INC. FINANCIAL STATEMENTS                                              42

ADDITIONAL INFORMATION                                                        62


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


                                     GENERAL

This Information Statement is being furnished to all of the Common Stock shareholders of the Company, in connection with the approval by the Company's Controlling Stockholders of the Exchange Agreement dated July 15, 2004 with MINRAD to issue up to approximately 22,900,000 shares of the Company's Common Stock (the "Common Stock") to MINRAD in exchange for all of the issued and outstanding Common Stock of MINRAD (the "Merger Transaction").

In conjunction with the Merger Transaction, a 2004 Option Plan (the "Option Plan") will be adopted. The adoption of the Options Plan is required by the Exchange Agreement. In addition, upon the closing of the Merger Transaction, all of our existing officers and directors will resign, and the election of new directors and new management will become effective. The Merger Transaction is expected to close on or about September __, 2004, and will become effective upon the filing of the Articles of Exchange with the Secretary of State of Nevada. The Company anticipates that the filing will occur on or about September __, 2004 (the "Effective Date").

The elimination of the need for a special meetings of shareholders to approve the Merger Transaction, the name change, the Option Plan, and the election of directors is authorized by Section 78.320 of the Nevada Revised Statutes (the "Nevada Law") which provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to approve the Merger Transaction and the Option Plan as soon as possible to accomplish the purpose of the Company as hereafter described, the Board of Directors of the Company determined to utilize the written consent of the holders of a majority in interest of the outstanding Common Stock of the Company.

The Company's principal stockholders, who beneficially owned approximately 91% of the Company's outstanding Common Stock, gave their written consent to the approval of the Merger Transaction, the Stock Option Plan, the election of new directors, and the name change for the Company on July 16 and 17, 2004. On July 16, 2004, the record date for that consent, there were 5,050,000 shares of the Company's Common Stock outstanding and entitled to vote, and the principal shareholders who provided their consents owned an aggregate of ninety-one percent (91%) of the shares of the Company's Common Stock. That written consent became effective on July 17, 2004, the date on which it was filed with the Secretary of the Company.

On August 24, 2004, the Company entered into the Amendment to the Agreement with MINRAD, and the same principal stockholders, who continued to own approximately 91% of the Company's outstanding Common Stock, gave their written consent to the approval of the Amendment on August 26, 2004. On August 24, 2004, the record date for that consent, there were 5,050,000 shares of the Company's Common Stock outstanding and entitled to vote. That written consent became effective August 26, 2004, the date on which it was filed with the Secretary of the Company.

The date on which this Information Statement was first sent to the shareholders is on or about September _, 2004. The record dates established by the Company for the purpose of determining the holders entitled to receive this Information Statement are July 15, 2004 and August 24, 2004 (the "Record Date").

The Company is providing to its shareholders of record this Information Statement not less than 20 days prior to the consummation of any corporate action with respect to the consents. No additional action will be undertaken pursuant to the written consents. Section 78.482 of the Nevada Law limits dissenters' rights in conjunction with the proposed Merger Transaction. See "Dissenters' Rights".

                                SUMMARY OF TERMS

This summary term sheet does not contain all of the information that is important to you. You should carefully read the entire Information Statement and the Appendices, as well as the information we incorporate by reference.

THE COMPANIES

Technology Acquisition Corporation (the "Company"), was incorporated in the State of Utah on June 21, 1972 under the name Loadmatic Corporation as an investment management company. On March 24, 1986, the Company changed its name to Cignal Oil Company commenced developmental oil and gas operations. In April 1996, the Company reincorporated in Nevada as Roatan Medical Technologies, Inc. and began active operations producing and marketing medical devices and procedures. In January 1999, due to a lack of funding, the Company sold its assets to Healthbridge, Inc. The Company discontinued all of its operations in June 2003. Since that time, the Company has focused on evaluating opportunities that may enhance stockholder value, including pursuing a merger or acquisition of another business entity with long-term growth potential. The Company's shares currently are listed for quotation on the Over the Counter Bulletin Board under the symbol "TAQC.OB" and the closing "bid" price of its shares of common stock on July 27, 2004 was $3.10 per share.

Minrad Inc., a Delaware corporation ("MINRAD"), was formed on December 17, 1994. MINRAD is a privately held company that designs and licenses acute care medical devices and that produces and markets inhalation anesthesia and analgesia. MINRAD's medical device products incorporate patented real time image guidance technologies that enable medical professionals to improve the accuracy of interventional procedures and provide reduced radiation exposure for both patients and medical professionals. MINRAD's present pharmaceutical products are generic inhalation anesthetics that are primarily used for surgical interventions. MINRAD is currently developing a patentable conscious drug delivery system.

Pursuant to the terms of the Exchange Agreement, a wholly-owned subsidiary of the Company will merge with and into MINRAD, with MINRAD as the surviving corporation. In connection with the Merger Transaction, the Company will change its name to "Minrad International, Inc." CONSUMMATION OF THE MERGER TRANSACTION AND THE EXCHANGE WILL RESULT IN A CHANGE IN OUR CONTROL AND THE ASSUMPTION BY THE COMPANY OF MINRAD'S OPERATIONS AND LIABILITIES.

The Company and MINRAD did not have any preexisting relationship prior to entering into the Exchange Agreement. None of the Company's officers, directors, or affiliates holds shares of MINRAD nor do any officers, directors, or affiliates of MINRAD hold shares of the Company. Certain of the principal owners of the Company and their affiliates are parties to a financing agreement with MINRAD. See "Interests of Certain Persons in the Merger," below.

STRUCTURE OF THE MERGER

At the effective time of the Merger Transaction:

|X| The Company will merge its acquisition subsidiary with and into MINRAD and the separate corporate existence of the acquisition subsidiary shall cease;

|X| The Company will issue up to approximately 22,900,000 shares of its restricted common stock to the shareholders of MINRAD in exchange for 100% of the issued and outstanding shares of common stock of MINRAD and will reserve an additional 6,270,957 shares of Common Stock to be issued pursuant to outstanding MINRAD warrants and options that will be converted into Company warrants and options; and

|X| The Company will change its name to "Minrad International, Inc.".

As a result of the Merger Transaction, the Company will be the parent corporation of MINRAD, which will continue as the surviving corporation, and the stockholders of MINRAD will become stockholders of the Company. The current stockholders of the Company will own 5,050,000 shares, or approximately 18% of the issued and outstanding shares of the Company's common stock, based on up to 27,950,000 shares outstanding after the Merger Transaction.

We are relying on Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act"), in regard to the shares we anticipate issuing pursuant to the Merger Transaction. We believe this offering qualifies as a "business combination" as defined by Rule 501(d). Reliance on Rule 506 requires that there are no more than 35 non-accredited purchasers of securities from the issuer in an offering under Rule 506. At the Closing, MINRAD has represented to us that no more than 35 MINRAD shareholders will be non-accredited. All other MINRAD shareholders will be "accredited investors" as defined in Rule 501(a) of Regulation D.

THE COMPANY'S REASONS FOR THE MERGER

The Company's board of directors considered various factors in approving the Merger Transaction and the Exchange Agreement, including

|X| its current lack of operations;

|X| prospects for the future;

|X| MINRAD's potential for growth and expansion; and

|X| anticipated increase in stockholder value as a result of the Merger Transaction.

In agreeing to the Merger Transaction, the Company's board hoped that the relinquishment of control to MINRAD's management and adoption of MINRAD's assets and operations would eventually add value to the Company. The Company's board of directors reached this conclusion after analyzing MINRAD's operations, prospects and managerial resources, which are described in more detail below, and believes that acquiring MINRAD's growth potential by means of a merger is the best opportunity to increase value to the Company's stockholders. The Company's board of directors did not request a fairness opinion in connection with the Merger.

MINRAD'S REASONS FOR THE MERGER

MINRAD's board of directors considered various factors in approving the Merger Transaction and the Exchange Agreement, including:

|X| the increased market liquidity expected to result from exchanging stock in a private company for publicly traded securities of the Company;

|X| the ability to use registered securities to make acquisition of assets or businesses;

|X| increased visibility in the financial community;

|X| enhanced access to the capital markets;

|X| improved transparency of operations; and

|X| perceived credibility and enhanced corporate image of being a publicly traded company.

MINRAD's board of directors did not request a fairness opinion in connection with the Merger Transaction.

RISK FACTORS

In addition to the risks related to the business of MINRAD and described elsewhere in this Information Statement, the Merger Transaction entails several risks, including the following:

|X| Upon completion of the Merger Transaction, we will assume MINRAD's plan of operation, which will require substantial additional funds to fully implement. On June 30, 2004, MINRAD had approximately $1,842,766 (including $674,000 in cash) of total current assets, and it had approximately $4,126,202 of total current liabilities. We will need to raise approximately $6 million of additional capital through debt or private equity financings in order to proceed with our business plan. If we are unable to raise this additional necessary financing and the Merger is nonetheless consummated, we may need to significantly curtail our operations, or cease operations completely.

[X| Our current stockholders will be diluted by the shares issued as part of the Merger Transaction and may be diluted by future issuances of shares, if necessary, to satisfy our working capital needs. We are issuing up to 22,900,000 shares of our common stock to the stockholders of MINRAD as part of the Merger Transaction. In addition, MINRAD will have outstanding warrants and options to purchase up to 6,270,957 shares of MINRAD common stock, which will be converted into warrants and options to purchase the same number of shares of Common Stock of the Company on the same terms. The foregoing issuances, along with anticipated issuances to raise additional working capital, will reduce the percentage ownership of our present stockholders.

|X| The market price of our common stock may decline as a result of the Merger Transaction if the integration of the Company and MINRAD's businesses is unsuccessful.

|X| The existing stockholders of MINRAD will own up to approximately 82% of our common stock following completion of the Merger Transaction, which will limit the ability of other stockholders to influence corporate matters.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY FOLLOWING THE MERGER TRANSACTION

Following completion of the Merger Transaction, all of the existing members of our board of directors will resign and the following persons, who are the current directors and officers of MINRAD, will become the directors and officers of the Company. We expect our new management and directors to be able to serve upon the completion of the merger. Information regarding our new executive officers and directors is set forth below:

NAME                                  AGE               POSITION TO BE HELD WITH THE COMPANY
----                                  ---               ------------------------------------
William H. Burns, Jr.                 55                Chairman, Chief Executive Officer
John McNeirney                        72                Senior Vice President, Chief Technology Officer
Kirk Kamsler                          53                Senior Vice President Commercial Development
Richard Tamulski                      57                Vice President Finance
David DiGiacinto                      50                Director
David Donaldson                       60                Director
Donald Farley                         62                Director
Duane Hopper                          58                Director
Robert Lifeso                         60                Director
John Rousseau                         61                Director


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

William H. Burns, Jr. has served as Chairman and Chief Executive Officer of MINRAD since its inception in 1994. Prior to starting MINRAD, Mr. Burns was President and Chief Executive Officer of Matrx Medical. He also spent 13 years with the BOC Group in progressive management positions including Vice President of Marketing of Anaquest, the developers of inhalation technology. He is a two-time recipient of the Industry/University Technology Discovery Award. He earned a BBA at St. Norbert College and an MBA at Marquette University.

John McNeirney has served as the Senior Vice President and Chief Technology Officer of MINRAD since he joined MINRAD in August, 1996. Prior to joining MINRAD, Mr. McNeirney served in various senior executive positions in health care with the BOC Group (from 1983 to 1992), Richardson-Vick (from 1975 to 1983) and The Upjohn Company (from 1964 to 1972). Mr. McNeirney has authored 56 US patents and holds a BS in Chemical Engineering and an MS in microbiology from Carnegie Mellon University.

Kirk Kamsler has served as the Vice President of Commercial Development since he joined MINRAD in October, 1999. From 1996 to 1999 Mr. Kamsler previously served as the Vice President of Sales and Marketing of Cardiac Controls. He held senior marketing and sales positions with Marquette Electronics (from 1989 to 1996), Matrx Medical (from 1985 to 1989) and Davis & Geck (from 1981 to 1984). Mr. Kamsler is a graduate of St. Lawrence University.

Richard Tamulski has served as MINRAD's Controller since he joined MINRAD in 2003. Mr. Tamulski was President, Chief Executive Officer and Chief Operating Officer of Brand Names, a catalog/showroom retailer, from 1996 to 2002. Mr. Tamulski has also served as the Vice-President-Finance of Brand Names from 1989 to 1995. He has 25 years experience in senior financial management beginning with KPMG. He is a graduate of St. Bonaventure University and holds an MBA from the University of Rochester.

David DiGiacinto has served as a director of MINRAD since 2002. Mr. DiGiacinto is currently a Senior Managing Director of the SpencerTrask Specialty Group. Before joining SpencerTrask he spent 18 years at Pfizer, Inc. and six years as a captain in the U.S. Air Force. Mr. DiGiacinto currently serves on the Board of Directors of three other privately-held companies. He is a graduate of the United States Military Academy at West Point.

David Donaldson has served as a director of MINRAD since 2004. Since 1970, Dr. Donaldson has served as a professor of Dentistry at the University of British Columbia, Canada, where he is currently the head of the Department of Oral Biological and Medical Sciences. He has chaired two other departments since 1970 including Oral Maxillo Facial Surgery and Oral Surgical and Medical Science. Dr. Donaldson previously held the position of Director of Pain and Anxiety control in the Faculty of Dentistry, an area in which he is considered an expert and in which he has published extensively. He received his BDS at St. Andrews University, Scotland in 1965. He completed his Fellowship in Dental Surgery through the Royal College of Surgeons, Edinburgh, Scotland in 1969 and his Masters degree in Prosthodontics by Dundee University in 1971.

Donald Farley has served as a director of MINRAD since 2002. For more than five years, Mr. Farley has served as Chief Executive Officer of the SpencerTrask Ventures, an affiliate of Spencer Trask Specialty Group LLC. Prior to joining Spencer Trask, Mr. Farley held numerous positions at Pfizer over a thirty year period, culminating in his position as President of the Consumer Health Care Group. Mr. Farley currently serves on the Board of Directors of other privately-held companies including Westgate Biologics which is located in Ireland. He holds a BS in Chemical Engineering from the University of Rhode Island and an MBA from Hartford University.

Duane Hopper, has served as a director of MINRAD since 2004. Mr. Hopper is a successful health care entrepreneur and the former President and Chief Executive Officer of Graphic Control Inc., now a division of Tyco Inc.

Robert Lifeso, MD, is a co-founder of MINRAD and has served as a director of MINRAD since 1994. Dr. Lifeso is also the Director of the Spine Center at Erie County Medical Center in Buffalo, New York a position he has held for more than five years. Previously, Dr. Lifeso served as Chief of Orthopedic Surgery at the Veterans Hospital in Buffalo as well as the King Faisal Hospital in Saudi Arabia. He received his FRCSC and MD from the University of Toronto and has published over 60 peer-reviewed articles.

John Rousseau has served as a director of MINRAD since 2002 and is a Managing General Partner of New England Partners Capital, LLC ("NEP"). Prior to co-founding NEP in 1995, Mr. Rousseau held senior management positions with Homart Development (Sears), Spaulding & Slye and Associated Project Control. Prior to his business career, Mr. Rousseau practiced law for 15 years and was a senior partner at the law firm of Hale and Dorr in Boston, Massachusetts. He has a BA from Amherst and an LLB from Columbia University.

SECURITY OWNERSHIP OF MANAGEMENT AND AFFILIATES AFTER THE MERGER TRANSACTION

The following table sets forth information regarding the beneficial ownership of our Common Stock after giving effect to the Merger Transaction by (i) each stockholder expected by the Company to be the beneficial owner of more than 5% of our Common Stock, (ii) by each person who has agreed to serve as a director following the Merger Transaction, (iii) each person who served as a MINRAD executive officer during the past year and who has agreed to serve as an executive officer following the Merger Transaction and (iv) all of these directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares underlying outstanding warrants or options that are currently exercisable or are exercisable within 60 days of August 1, 2004, are deemed outstanding for the purpose of computing the percentage of beneficial ownership of the person holding warrants or options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The numbers reflected in the percentage ownership columns are based on the assumption that 27,943,816 shares of our Common Stock will be outstanding after the Merger. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

                                                                                                        PERCENT
                                                              NUMBER OF SHARES BENEFICIALLY               OF
NAME OF BENEFICIAL OWNER                                           OWNED POST MERGER                     CLASS
------------------------                                                 ------                          -----
Kevin Kimberlin Partners L.P. (1)                                      8,803,000                          27.6
Donald F. Farley (2)                                                   7,396,739                          25.1
Spencer Trask Specialty Group LLC (3)                                  7,128,000                          24.2
Lincoln Associates (4)                                                 7,128,000                          24.2
New England Partners Capital (5)                                       3,980,392                          14.2
John Rousseau (5)                                                      3,980,392                          14.2
Cagan McAfee Group (6)                                                 1,958,750                          7.0
William H. Burns, Jr. (7)                                              1,558,856                          5.6
Wilson Greatbatch Technologies, Inc.                                    825,000                           3.0
David DiGiacinto                                                           -                               -
David Donaldson                                                            -                               -
Duane Hopper                                                             84,675                            *
Kirk Kamsler (8)                                                         19,056                            *
Michael Landi                                                           345,901                           1.2
Robert Lifeso                                                           607,881                           2.2
John McNeirney (9)                                                      114,895                            *
Richard Tamulski (10)                                                    10,000                            *
Directors and Executive Officers as a
  Group (9 persons)                                                    14,157,065                         47.8

(1) Includes (i) 2,500,000 shares that Kevin Kimberlin Partners L.P. ("KKP") has the right to acquire pursuant to outstanding Minrad warrants, and (ii) 4,825,000 shares and 1,478,000 shares underlying outstanding Minrad warrants held by Spencer Trask Specialty Group LLC and various affiliated entities. Kevin Kimberlin is the General Partner of KKP and the controlling shareholder of Spencer Trask & Co., an affiliate of Spencer Trask Specialty Group LLC.

(2) Includes: (i) 246,667 shares held directly by Mr. Farley, (ii) 22,072 shares that Mr. Farley has the right to acquire pursuant to outstanding Minrad warrants, (iii) 4,825,000 shares and 1,478,000 shares underlying outstanding Minrad warrants held by Spencer Trask Specialty Group LLC of which Mr. Farley is a principal and the Chief Executive Officer, and (iv) 825,000 shares held directly by Lincoln Associates, an affiliate of Spencer Trask. Mr. Farley disclaims beneficial ownership of the Minrad shares held by Spencer Trask and by Lincoln Associates.

(3) Includes: (i) 5,650,000 shares held by Spencer Trask Specialty Group LLC and various affiliated entities including 825,000 shares held directly by Lincoln Associates and (ii) 1,478,000 shares that Spencer Trask has the right to acquire pursuant to outstanding Minrad warrants.

(4) Includes (i) 825,000 shares held directly by Lincoln Associates, (ii) 4,825,000 shares and 1,478,000 shares underlying warrants held by Spencer Trask Specialty Group LLC and various affiliated entities. Lincoln Associates is an affiliate of Spencer Trask and accordingly is deemed to be the beneficial owner of Spencer Trask shares. Lincoln Associates disclaims beneficial ownership of the shares held by Spencer Trask.

(5) Mr. Rousseau, a director of Minrad, is also a Managing General Partner of New England Partners Capital, LLC ("NEP"). Due to Mr. Rousseau's position with NEP, Mr. Rousseau exercises voting and investment power with respect to the Minrad shares held by NEP. Accordingly, Mr. Rousseau is deemed to be a beneficial owner of the NEP shares. Mr. Rousseau disclaims beneficial ownership of these shares.

(6) Represents the shares held by Cagan McAfee Capital Partners, LLC and various principals, and affiliated entities. See "Security Ownership of Certain Beneficial Owners and Management," below, regarding directors and executive officers prior to the Merger.

(7) Includes: (i) 114,999 shares that Mr. Burns has the right to acquire pursuant to options that are exercisable currently or within 60 days after August 1, 2004, and (ii) 43,857 shares held directly by Mrs. Nancy Burns. Mr. Burns disclaims beneficial ownership of the shares held by Mrs. Burns.

(8) Includes 19,056 shares that Mr. Kamsler has the right to acquire pursuant to options that are currently exercisable.

(9) Includes 16,500 shares that Mr. McNeirney has the right to acquire pursuant to options that are currently exercisable.

(10) Includes 10,000 shares that Mr. Tamulski has the right to acquire pursuant to options currently exercisable.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth Common Stock ownership information as of August 1, 2004, with respect to (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock;
(ii) each director of the Company; and (iii) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. The following table does not give effect to any issuances of Common Stock by the Company that may occur prior to the completion of the Merger Transaction, and it assumes there will be 5,050,000 shares of Common Stock outstanding at the time of the Merger Transaction. The numbers reflected in the percentage ownership columns are based on 5,050,000 shares of our common stock outstanding as of July 28, 2004. For purposes of this table, beneficial ownership is determined in accordance with Rule13d-3 under the Securities Exchange Act of 1934, as amended, and generally includes voting and investment power with respect to the securities. The information in the table below also reflects beneficial ownership position of the aforementioned individuals following the proposed Merger Transaction. Which ownership position is based on the assumption that 27,943,816 shares of the Company's Common Stock will be outstanding after the Merger Transaction. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.


---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
                                                     Number of Shares           Percent            Number of           Percent
              Name and Address                      Beneficially Owned             of               Shares               of
           of Beneficial Owner (1)                      Pre-Merger               Class            Post-Merger           Class
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
Laird Q. Cagan (2)                                       1,094,375                21.7             1,094,375             3.9
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
Eric McAfee (3)                                          1,094,375                21.7             1,094,375             3.9
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
Tobin Family Trust                                        845,000                 17.0              845,000              3.0
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
International Capital Advisory, Inc.                      700,000                 14.0              700,000              2.5
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
Liviakis Financial Communications, Inc.                   400,000                 8.0               400,000              1.4
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
John Liviakis (4)                                         400,000                 8.0               400,000              1.4
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
Michael Peterson                                          360,000                 7.0               360,000              1.3
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
Cagan McAfee Capital Partners, LLC                        250,000                 5.0               250,000              1.0
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
John Kinney                                               10,000                   *                10,000                *
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
Steve Obana                                               10,000                   *                10,000                *
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------
All officers and directors as a Group (4                 1,958,750                38.8             1,958,750             7.0
persons)
---------------------------------------------- -- ------------------------ -- ------------- -- ------------------ -- ------------

* Less than 1%

(1) Address: 10600 N. De Anza Boulevard, Suite 250, Cupertino, California 95014

(2) Includes: (i) 844,375 shares held directly by Laird Q. Cagan, and (ii) 250,000 shares held directly by Cagan McAfee Capital Partners, LLC ("CMCP") of which Mr. Cagan is the beneficial owner of 120,937.5 shares held by CMCP.

(3) Includes: 844,375 shares held directly by Eric McAfee, and (ii) 250,000 shares held directly by CMCP. As a managing member of CMCP, Mr. McAfee is deemed to be the beneficial owner of the shares held by CMCP. Mr. McAfee disclaims beneficial ownership of the CMCP shares.

(4) John Liviakis owns Liviakis Financial Communications, Inc., and is the beneficial owner of its shares.


                      MERGER AGREEMENT AND PLAN OF EXCHANGE

On July 15, 2004, the Company entered into a Merger Agreement and Plan of Exchange (the "Exchange Agreement") with Minrad, Inc., a Delaware corporation ("MINRAD"). The Exchange Agreement provides for the acquisition of all of the outstanding capital stock of MINRAD in exchange for up to approximately 22,900,000 shares of the Company's Common Stock (and for the issuance of up to 6,270,957 additional shares of the Company's Common Stock upon the exercise of outstanding MINRAD warrants and options that will automatically be converted to warrants or options to purchase the same number of shares of Common Stock of the Company) (collectively, the "Merger Transaction"). The closing of the Exchange Agreement is subject to certain covenants, conditions and representations and various due diligence requirements. The Merger Agreement was amended on August 24, 2004 to permit the Company to sell prior to the Merger up to 2.5 million shares of its Common Stock at not less than $1.75 per share, provided that the net proceeds of the sales are used exclusively to make loans to MINRAD.

Upon the closing of the Merger Transaction, the Company shall have changed its name to "Minrad International, Inc." and elected the directors of MINRAD to replace the current directors on the Company's Board of Directors.

Upon the closing of the Merger Transaction, shareholders of MINRAD will own approximately 82% of the issued and outstanding Common Stock of the Company and current shareholders of the Company will own approximately 18%. The primary purpose of the Merger Transaction is to allow the Company to acquire and carry on the business of MINRAD. It is anticipated that becoming a publicly reporting company will further enhance MINRAD's business visibility and ability to attract and utilize additional sources of capital.

BACKGROUND OF THE MERGER

The Merger Transaction is the product of negotiations among the Company, its advisors, and MINRAD. On May 21, 2004, the Company hired Cagan McAfee Capital Partners, LLC ("CMCP") to advise the Company on an acquisition or merger of a private operating company with and into the Company. CMCP introduced MINRAD to John Kinney, the Company's President, and Steve Obana, the Chief Financial Officer of the Company. After financial analysis, due diligence, negotiations and discussion, the board of directors of the Company approved the Merger and the Exchange with MINRAD on July 15, 2004.

MATERIAL TERMS OF THE EXCHANGE AND MERGER

Upon the terms and subject to the conditions set forth in the Exchange Agreement and in accordance with Nevada Law and the laws of the State of Delaware ("Delaware Law"), all of the outstanding shares of MINRAD shall be converted into and exchanged for our shares (the "Exchange"). In turn, AS, Inc., a wholly-owned subsidiary of the Company, will be merged with and into MINRAD (the "Merger"), with MINRAD as the surviving corporation of the Merger. As a result of the Merger and the Exchange, the outstanding shares of capital stock of each of AS and MINRAD will be converted or canceled in the manner provided by the Exchange Agreement, the separate corporate existence of AS shall cease, and MINRAD shall continue unimpaired as the surviving corporation in the Merger.

Prior to the Merger, the Controlling Stockholders owned approximately 91% of the shares of the Company's Common Stock. In connection with the Merger Transaction, the Company will issue to the current stockholders of MINRAD (the "MINRAD Stockholders"), that number of shares of Common Stock of the Company and warrants and options to purchase additional shares of Company Common Stock as shall represent (assuming full exercise of all outstanding warrants and options), approximately 85.3% of the issued and outstanding shares of Common Stock of the Company on a fully-diluted basis, after giving effect to the Merger (the "Merger Shares").

Assuming the occurrence of the dilutive effects contemplated by Section 3(d) of the Exchange Agreement, specifically including the exercise of options for 5,000,000 shares issueable under the Company's Option Plan (by which the existing MINRAD Option Plan will be converted into a plan adopted by the Company to allow for the purchase of shares of the Company) and the issuance of 2,170,500 shares of the Company underlying options previously granted under MINRAD's Option Plan, the conversion of MINRAD warrants into warrants of the Company and the exercise of such warrants, the currently outstanding 22,900,000 shares of MINRAD Common Stock warrants and options to purchase up to an additional 6,270,957 shares of the Company's Common Stock, will all be converted in Common Stock of the Company or options and warrants to purchase Common Stock of the Company and an additional 5,000,000 shares of the Company's Common Stock will be reserved for issuance under options that may be granted under the Company's Option Plan.

The Controlling Stockholders have consented to the Option Plan. Pursuant to the Exchange Act, the Company is hereby notifying its stockholders of the approval of the Merger Transaction and the adoption of the Option Plan to be effectuated upon Closing, as well as the filing of this Information Statement on Schedule 14C which will be mailed to all stockholders of record as of the Record Date.

The terms of the Exchange Agreement are more fully described below.

TERMS OF THE EXCHANGE AGREEMENT

The following discussion summarizes the material terms of the Exchange Agreement, a copy of which is attached to this Information Statement as Appendix A and incorporated herein by reference and made an integral part hereof. Stockholders of the Company are urged to read the Exchange Agreement carefully as it is the legal document that governs the Merger and the Exchange.

THE MERGER. Subject to the terms and conditions of the Exchange Agreement, all of the MINRAD stockholders and all holders of MINRAD warrants will convey all of their shares of common stock of MINRAD and all warrants to purchase MINRAD common stock to the Company, in consideration for the right to receive shares of the Company and warrants to purchase Company Common Stock.

Following the Merger, the Company will change its corporate name to "Minrad International, Inc."

CLOSING. The Closing will take place on or before October 31, 2004 at a mutually agreed upon time after the satisfaction or waiver of the conditions set forth in the Exchange Agreement.

ARTICLES OF INCORPORATION AND BYLAWS OF THE COMPANY FOLLOWING THE MERGER. The Articles of Incorporation and Bylaws of the Company, as in effect at the Effective Time and except as amended as described in this Information Statement, will be the Articles of Incorporation and Bylaws, respectively, of the Company following the Merger.

DIRECTORS AND OFFICERS OF THE COMPANY FOLLOWING THE MERGER. The Exchange Agreement provides that the directors and officers of the Company shall be replaced by the MINRAD designees at Closing.

REPRESENTATIONS AND WARRANTIES. The Agreement contains various representations and warranties of the Company and MINRAD. The Company represents and warrants to MINRAD as to, among other things: (i) capital structure; (ii) financial statements; (iii) absence of certain adverse changes; (iv) absence of litigation; (v) recent business operations; (vi) issuance of securities prior to Closing, and (v) no liabilities or claims not previously disclosed. MINRAD represents and warrants to the Company as to, among other things: (i) financial statements; (ii) absence of certain adverse changes; (iii) absence of litigation; (iv) material contracts, and (v) no liabilities or claims not previously disclosed.

CERTAIN COVENANTS OF THE PARTIES. Pursuant to the Exchange Agreement, the Company has agreed, among other things, that (i) at the time of the Closing its outstanding capitalization shall consist of 5,050,000 shares of common stock and no issued or outstanding preferred stock; and (ii) it shall have fulfilled its filing obligations with the Commission in a timely manner. The Amendment has the effect of permitting the Company to sell up to an additional 2.5 million shares of its Common Stock at not less than $1.75 per share prior to the Closing. The Company may not make any sale of in excess of 1.15 million shares without the prior approval of the Board of Directors of MINRAD. The Company will use the net proceeds of any sale exclusively for one or more loans to MINRAD.

In addition, subject to the terms and conditions of the Exchange Agreement, each of the parties has agreed (i) to keep confidential all information furnished in connection with the Merger, (ii) to promptly inform the other parties of the occurrence of certain events, (iii) to use reasonable best efforts to effectuate the Merger, and (iv) to consult each other before issuing any press release with respect to the Merger.

CONDITIONS TO THE MERGER. The obligations of the Company and MINRAD to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of a number of conditions, including but not limited to the following:

(a) Each of the representations and warranties of the Company and MINRAD, as applicable, set forth in the Exchange Agreement shall have been true and correct in all material respects as of the date of the Exchange Agreement and as of the Closing Date; and

(b) The Company and MINRAD, as applicable, shall have performed in all material respects all obligations required to be performed by it under the Exchange Agreement at or prior to the Closing Date.

TERMINATION. In the event the Closing of this Agreement shall not take place due to breach of or failure to meet any condition, then the non-breaching party shall have the right to terminate this Agreement, in which event such party shall have no further right or obligation as against the other party.

CHANGE IN CONTROL

A change of control of the Company will occur as the result of the Merger Transaction and the issuance of up to approximately 22,900,000 shares of Common Stock of the Company along with warrants and options to purchase up to an additional 6,270,957 shares of Common Stock of the Company, representing approximately 82% of the voting shares of the Company, in exchange for all of the issued and outstanding member interests of MINRAD.

Earlier this year, on May 20 and 21, 2004, the Company experienced a change in control which is described in the current report on Form 8-K (the "Report") filed by the Company with the Commission in June 2004. The Report is hereby expressly incorporated herein by this reference, and we urge our stockholders to review it online at WWW.SEC.GOV. On May 20, 2004, (a) Wilhelm H. Liesner ("WL"), the Company's largest stockholder, who owned 1,140,000 shares of the 2,010,900 shares of Common Stock of the Company which were then-issued and -outstanding (the only class of stock for which the Company has issued shares), (b) Kae Velmeden ("KV") who owned 180,000 shares of Common Stock of the Company, and (c)
W. Markus Liesner ("ML")(WL, KV and ML collectively, the "Sellers") who owned 180,000 shares of the Company, collectively sold 1,500,000 of these shares in a private sale to the buyers (the "Buyers") identified in that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated May 20, 2004 which was filed as an exhibit to the Report and is incorporated herein by this reference. Under the terms of the Assignment and Assumption Agreement dated May 20, 2004 attached as Exhibit A to the Securities Purchase Agreement, which was filed as an exhibit to the Report and is incorporated herein by this reference, WL also sold a promissory note in the original principal amount of $75,000 (the "Note") executed by the Company in favor of WL to International Capital Advisory, Inc., Eric McAfee and Laird Cagan (collectively, the "Assignees"). The Buyers and the Assignees paid $10,000 in cash to the Sellers.

On May 21, 2004, the Board of Directors of the Company (the "Board"), acting pursuant to Nevada law and the articles of incorporation and bylaws of the Company, gave unanimous written consent (the "Consent"), without a meeting, to the issuance of 100,000 shares of Common Stock to the Tobin Family Trust in consideration of $4,000, 37,500 shares of Common Stock to Eric McAfee in consideration of $1,500, 37,500 shares of Common Stock to Laird Cagan in consideration of $1,500, 10,000 shares of Common Stock to John Pimentel in consideration of $400, and 10,000 shares of Common Stock Thomas Caleel in consideration of $400. Under the Consent, the Board authorized the conversion and retirement of the Note in exchange for the issuance of 745,000 shares of Common Stock to the Tobin Family Trust, 565,000 shares of Common Stock to Eric McAfee, and 565,000 shares of Common Stock to Laird Cagan, and issued (x) 400,000 shares of Common Stock to Liviakis Financial Communications, Inc. ("LFCI"), (y) 250,000 shares of Common Stock to Cagan McAfee Capital Partners, LLC ("CMCP"), and (z) 250,000 shares of Common Stock to International Capital Advisory, Inc. ("ICA"), in considerations for services to be rendered under advisory agreements.

Set forth below is graphic description of the percentage of voting securities of the registrant now beneficially owned directly or indirectly by the person(s) who acquired control.


    VOTING SECURITIES OWNED BY CONTROL PERSONS AT MAY 2004 CHANGE IN CONTROL

NAME                              COMMON SHARES          PERCENTAGE
----                              -------------          ----------

Tobin Family Trust                    845,000               17%
Laird Q. Cagan                        844,375               17%
Eric McAfee                           844,375               17%
LFCI                                  400,000                8%
John Liviakis                         400,000                8%
ICA                                   700,000               14%
CMCP                                  250,000                5%


Laird Cagan and Eric McAfee each own 50 percent of CMCP, and John Liviakis owns LFCI. At the time of the May 2004 change of control, the percentage of shares beneficially owned by directors and nominees, individually or as a group, did not exceed one percent of any class of stock of the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Since no action is being taken in connection with the currently outstanding shares of the Company's Common Stock, no gain or loss is anticipated to be recognized by the Company's stockholders in connection with the Merger Transaction.

It is expected that the issuance of the Merger Shares to the MINRAD Stockholders will be tax-free to such MINRAD Stockholders.

ACCOUNTING TREATMENT OF THE MERGER

The transaction is expected to be accounted for as a reverse acquisition in which MINRAD is the accounting acquirer and the Company is the legal acquirer. The management of MINRAD is expected to continue as the management of the Company following the Merger Transaction. Since the Merger Transaction is expected to be accounted for as a reverse acquisition and not a business combination, no goodwill is expected to be recorded in connection therewith and the costs incurred by MINRAD in connection with the Merger Transaction are expected to be accounted for as a reduction of additional paid-in capital.

APPRAISAL RIGHTS

Under Nevada Law, the state in which the Company is incorporated, the Company is required to provide our stockholders with certain rights of appraisal in connection with the Merger Transaction, and stockholders are accordingly provided with such rights. See "Dissenters' Rights".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Except as described herein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Merger, which is not shared by all other stockholders of the Company pro rata, and in accordance with their respective interests. CMCP has material interests in the Merger that are not shared pro rata by all of the other shareholders of the Company, as follows: (1) CMCP has an advisory agreement with MINRAD dated December 13, 2004 under which CMCP agreed to arrange a merger such as this Merger Transaction for MINRAD, and under which a principal of CMCP, Mr. Laird Cagan, will be compensated with approximately $238,500 and 192,000 common stock purchase warrants exercisable at $1.25 per share for corporate finance services; and (2) CMCP entered into an advisory agreement dated May 21, 2004 with the Company under which the Company agreed to pay CMCP 250,000 shares for corporate finance services (the "CMCP Advisory Agreement"). LFCI and its owner, Mr. John Liviakis (collectively, "Liviakis"), have a material interest in the Merger that is not shared pro rata by all of the other shareholders of the Company because LFCI has a consulting agreement dated May 21, 2004 with the Company (the "Liviakis Consulting Agreement") by which the Company agreed to pay Liviakis 400,000 shares for media and public relations services. The Company filed the CMCP Advisory Agreement and the Liviakis Consulting Agreement with the Commission in June 2004 as exhibits to the Company's Report on Form 8-K , which exhibits are expressly incorporated herein by this reference, and which are publicly available to you on the internet at the Commission's web site, WWW.SEC.GOV.

FEDERAL SECURITIES LAW CONSEQUENCES

The Merger Shares to be issued to the owners of MINRAD in consideration for the cancellation and conversion of their shares of Common Stock of MINRAD pursuant to the Merger Transaction will not be registered under the Securities Act. It is intended that such shares will be issued pursuant to the private placement exemption under Section 4(2) and Regulation D of the Securities Act.

The Merger Shares are deemed "restricted stock" and will bear a legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

DISSENTERS' RIGHTS

The following is a brief summary of the rights of holders of the Company's Common Stock to dissent from the Merger Transaction and receive fair value, as defined by the Nevada Law for their Common Stock held immediately before the announcement of the Merger Transaction. This summary is not exhaustive, and you should read the applicable sections of the Nevada Law, relevant sections of which are attached to this Information Statement as Appendix B.

If you are contemplating the possibility of dissenting from the Merger Transaction, you should carefully review the text of Appendix B, particularly the procedural steps required to perfect dissenters' rights, which are complex. You should also consult your legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Nevada Law, you will lose your dissenters' rights with respect to the Merger Transaction. We will not notify you of the various deadlines imposed for you to perfect dissenters' rights.

Under the Nevada Law, or "NRS", a shareholder is entitled to dissent from, and obtain cash payment for the fair value of his or her shares (i) in the event of consummation of a plan of merger or plan of exchange in which the Nevada corporation is a constituent entity, and (ii) any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares.

You do have the right to dissent from the Merger and obtain cash payment for the "fair value" of your shares, as determined in accordance with the NRS. Below is a description of the steps you must take if you wish to exercise dissenters' rights with respect to the Merger under NRS Sections 92A.300 to 92A.500, the Nevada dissenters' rights statute. The text of the statute is set forth in Appendix B. Again, this description is not intended to be complete. If you are considering exercising your dissenters' rights with respect to the Merger, you should review NRS Sections 92A.300 to 92A.500 carefully, particularly the steps required to perfect dissenters' rights. Failure to take any one of the required steps may result in termination of your dissenters' rights under Nevada law. If you are considering dissenting, you should consult with your own legal advisor.

To exercise your right to dissent, you must:

      o before the effective date of the Merger, deliver written notice to Technology Acquisition Corporation, Attn: Secretary, stating that you intend to demand payment for your shares if the Merger is completed; and

If you satisfy this condition, the Company will send you a written dissenter's notice within 10 days after the Merger is effective. This dissenter's notice will:

      o specify where you should send your payment demand and where and when you must deposit your stock certificates, if any;

      o inform holders of uncertificated shares to what extent the transfer of their shares will be restricted after their payment demand is received;

      o supply a form of payment demand that includes the date the Merger was first publicly announced and the date by which you must have acquired beneficial ownership of your shares in order to dissent;

      o set a date by when we must receive the payment demand, which may not be less than 30 or more than 60 days after the date the dissenters' notice is delivered; and

      o     provide you a copy of Nevada's dissenters' rights statute.

After you have received a dissenter's notice, if you still wish to exercise your dissenters' rights, you must:

      o demand payment either through the delivery of the payment demand form to be provided or other comparable means;

      o certify whether you have acquired beneficial ownership of the shares before the date set forth in the dissenter's notice; and

      o deposit your certificates, if any, in accordance with the terms of the dissenter's notice.

FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR DEPOSIT YOUR CERTIFICATES AS DESCRIBED IN THE DISSENTER'S NOTICE WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT FOR YOUR SHARES PURSUANT TO NEVADA'S DISSENTERS' RIGHTS STATUTE. YOUR RIGHTS AS A SHAREHOLDER WILL CONTINUE UNTIL THOSE RIGHTS ARE CANCELED OR MODIFIED BY THE COMPLETION OF THE MERGER.

Within 30 days after receiving your properly executed payment demand, the Company will pay you what we determine to be the fair value of your shares, plus accrued interest (computed from the effective date of the Merger until the date of payment). The payment will be accompanied by:

      o Company's balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

      o an explanation of how we estimated the fair value of the shares and how the interest was calculated;

      o information regarding your right to challenge the estimated fair value; and

      o     a copy of Nevada's dissenters' rights statute.

The Company may elect to withhold payment from you if you became the beneficial owner of the shares on or after the date set forth in the dissenter's notice. If we withhold payment, after the consummation of the Merger, the Company will estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to you in full satisfaction of your demand. The offer will contain a statement of our estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights to demand payment under NRS Section 92A.480.

If you believe that the amount the Company pays in exchange for your dissenting shares is less than the fair value of your shares or that the interest is not correctly determined, you can demand payment of the difference between your estimate and the Company's. You must make such demand within 30 days after the Company has made or offered payment; otherwise, your right to challenge calculation of fair value terminates.

If there is still disagreement about the fair market value within 60 days after the Company receives your demand, the Company will petition the District Court of Clark County, Nevada to determine the fair value of the shares and the accrued interest. If the Company does not commence such legal action within the 60-day period, the Company will have to pay the amount demanded for all unsettled demands. All dissenters whose demands remain unsettled will be made parties to the proceeding, and are entitled to a judgment for either:

      o the amount of the fair value of the shares, plus interest, in excess of the amount the Company paid; or

      o the fair value, plus accrued interest, of the after-acquired shares for which we withheld payment.

The Company will pay the costs and expenses of the court proceeding, unless the court finds the dissenters acted arbitrarily, vexatiously or in bad faith, in which case the costs will be equitably distributed. Attorney fees will be divided as the court considers equitable.

FAILURE TO FOLLOW THE STEPS REQUIRED BY NRS SECTIONS 92A.400 THROUGH 92A.480 FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IF DISSENTERS' RIGHTS ARE NOT PERFECTED, YOU WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF NEVADA'S DISSENTERS' RIGHTS STATUTE, IF YOU ARE CONSIDERING OBJECTING TO THE MERGER YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

CHANGE OF NAME

Upon the filing of the Articles of Exchange with the Nevada Secretary of State, the Company's name will be changed to "Minrad International, Inc." The new name will reflect the Company's change in business. On July 15, 2004, the Board of Directors voted unanimously to authorize and recommend that the Company's shareholders approve a proposal to effect the name change. The name change was approved by the written consent of the Controlling Stockholders .

                              THE 2004 OPTION PLAN

The Board of Directors adopted the 2004 Option Plan (the "Option Plan") on July 15, 2004. The Option Plan was approved by the written consent of the Controlling Stockholders on July 17, 2004. Under the terms of the Option Plan, we are authorized to grant stock options for up to 5,000,000 shares of common stock, in addition to 2,170,500 common shares allocated to the exchange of outstanding Minrad Options. Options granted under the Option Plan may be either (a) employee incentive stock options that meet the requirements of Section 422(b) of the Internal Revenue Code ("ISOs"), or (b) non qualified stock options that are not intended to meet the requirements of Section 422(b) ("NQSOs"). Except for up to 2,170,500 MINRAD ISOs that will automatically be converted into an equal number of Company ISOs upon the effective date of the Merger, no options have been granted under the Option Plan at the date of this Information Statement. The following is a summary of the Option Plan and you should carefully read the entire Option Plan attached to this Information Statement as APPENDIX C.

PLAN DESCRIPTION

The purpose of the Option Plan is to provide an incentive to attract and retain qualified and competent persons as employees, directors and consultants, upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership. The Option Plan provides for the grant of options intended to qualify as incentive stock options or ISOs under Section 422 of the Internal Revenue Code and options that are not intended to so qualify, which we refer to as Nonstatutory Stock Options.

AUTHORIZED SHARES

The total number of shares of common stock reserved for issuance under the Option Plan is 7,170,500 (of which 2,170,500 shares are dedicated to the exchange of outstanding MINRAD Options). If any option granted pursuant to the Option Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of options granted under the Option Plan. The shares acquired upon exercise of options granted under the Option Plan, will be authorized and unissued shares of common stock. To date, no options have been issued under the Option Plan.

ADMINISTRATION.

The Option Plan will be administered by the Compensation Committee of the Board of Directors, which selects the eligible persons to whom options will be granted. The Compensation Committee also determines the number of shares of common stock subject to each option, the exercise price therefore and the periods during which options are exercisable. Further, the Compensation Committee interprets the provisions of the Option Plan and, subject to certain limitations, may amend the Option Plan. Each option granted under the Option Plan will be evidenced by a written agreement between the optionee and the Company.

ELIGIBILITY.

Options may be granted under the Option Plan to all employees (including officers), directors and certain consultants and advisors of the Company or any subsidiary of the Company. For the purposes of the Option Plan, a subsidiary of the Company includes any subsidiary in an unbroken chain of corporations beginning with the Company, if each of the corporations in the unbroken chain other than the last corporation owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. ISOs may be granted only to persons who are employees. Upon receiving grants of options, each holder of the options will enter into an option agreement with the Company that contains the terms and conditions deemed necessary by the administrator of the plan.

TERMS AND CONDITIONS OF OPTIONS.

The Compensation Committee has the authority to grant either ISOs or NQSOs at such prices as determined by the committee, but in the case of ISOs at a price not less than the fair market value of the Company's Common Stock at the date of grant. The fair market value of the Company's Common Stock will generally be the closing price, if the shares are then listed on a national stock exchange or reported on NASDAQ, or if the shares are not then listed, the value that the committee, acting in good faith and in its sole discretion determines. The purchase price of any shares purchased on the exercise of options will be paid in full at the time of each purchase in one or more or a combination of the following methods: (a) in case, (b) by delivery of shares of Common Stock already owned by the option holder having a fair market value equal to the exercise price, or (c) in the sole discretion of the committee, through a cashless exercise procedure whereby the participant may pay the exercise price by directing that shares otherwise deliverable upon exercise of the option be withheld and deemed surrendered or cancelled.

Options granted under the Option Plan have a maximum term of ten years. Options granted under the Option Plan are not transferable, except by will and the laws of descent and distribution.

The Compensation Committee may in its sole discretion accelerate the date on which any option may be exercised and may accelerate the vesting of any shares subject to any option or previously acquired by the exercise of any option. The committee may also, in its sole discretion, by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an option becoming fully exercisable, any option that remains unexercised on such date. Such notice will be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.


                                NEW PLAN BENEFITS

                                2004 OPTION PLAN

NAME AND POSITION                             DOLLAR VALUE ($)(1)     NUMBER OF OPTIONS(2)
-----------------                             -------------------     --------------------
William Burns, CEO and Chairman                   $  866,250                615,000

Kirk Kamsler, Senior Vice President               $  250,125                170,000
   Commercial Development

John McNeirney, Senior Vice President             $  222,125                137,500
   And Chief Technology Officer

Richard Tamulski, Vice President Finance          $  112,500                 75,000

David DiGiacinto, Non-officer Director            $  106,000                 65,000

Donald Farley, Non-officer Director               $   80,000                 50,000

Duanne Hopper, Non-officer Director               $   70,000                 50,000

Robert Lifeso, Non-officer Director               $   80,000                 50,000

John Rousseau, Non-officer Director               $   70,000                 50,000

All Current Executive Officers                    $1,451,000                997,500
         As A Group

All Current Directors (Upon Merger)               $  406,000                265,000
         As A Group

All Other Employees As A Group                    $1,187,200(3)             848,000

TOTAL                                             $3,068,200              2,170,500
-------------------------------------------------------------------------------------

      (1) Reflects the option exercise price multiplied by the number of options granted.

      (2) Each Option is exercisable into one (1) share of Common Stock of the Company.

      (3)   Assumes average exercise price of $1.40 per share.


TERMINATION OF OPTIONS.

The expiration date of an option is determined by the committee at the time of the grant and is set forth in the applicable option agreement. In no event may an option be exercisable after ten years from the date it is granted.

FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

The following information relates to certain federal income tax consequences in connection with awards made under the Option Plan. This description of tax consequences is based on present tax laws and regulations, but does not purport t be a complete description of the federal income tax consequences under the Option Plan. State tax treatment is subject to individual state tax laws and is not described below.

Incentive Stock Options. The grant of an ISO will not result in taxable income to the option holder, and the exercise of an ISO will not result in taxable income to the option holder provided that the holder was an employee of the Company during the period beginning on the date of grant and ending on the date three months prior to the date of exercise of the option. If the option holder does not sell or otherwise dispose of the stock within two years from the date of the grant of the ISO or within one year after the transfer of the underlying stock to the holder, then, upon disposition of the shares, any amount realized in excess of the exercise price will be taxed to the individual as capital gain, and the Company will not be entitled to any deduction for tax purposes. If the foregoing holding periods are not met, the option holder will generally realize ordinary income and a corresponding deduction will be allowed to the Company at the time of the disposition of the shares, in an amount equal to the lesser of
(a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is generally included in the calculation of the individual's alternative minimum taxable income for the year in which the ISO is exercised.

The payment of the exercise price of an ISO by delivery of shares already owned by the option holder is generally treated as a nontaxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, that holding period will not be credited for purposes of the holding period required for the new shares to receive ISO treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

If the exercise price of an ISO is paid with shares acquired through a prior exercise of an ISO, the gain on the shares given up will be taxed as ordinary income if those shares have not been held for the minimum ISO holding period (two years from date of grant and one year from the date of transfer). The shares received will be taxed as described above. The payment by an option holder of the exercise price of an ISO by means of surrender of a portion of the shares that would be received on exercise will result in the option holder recognizing ordinary compensation income on the spread between the exercise price and the fair market value with respect to that number of options surrendered. Generally, the Company will be entitled to a deduction in the amount of this spread. The tax basis of the shares the option holder receives on exercise of the option in this manner will be the amount of any cash paid for the shares.

Nonqualified Stock Options. The grant of an NQSO will not result in any taxable income to the option holder. Instead, the option holder will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to receive a corresponding deduction. Gains or losses realized by the option holder on the disposition of the shares will be treated as capital gains and losses, with the basis in the shares equal to the fair market value of the shares at the time of exercise. The gains or losses will be short-term or long-term, depending on the holding period of the shares from the date of exercise to the date of sale.

The payment for the exercise price of an NQSO by the delivery of shares already owned by the option holder is generally treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the option holder at the time of the exercise. The excess shares will have a new holding period for capital gain purposes, determined at the time of exercise.

Exchange of Options. The substitution of options under the Merger Agreement is not intended to result in the modification, renewal or extension of any ISOs held by option holders or constitute the grant of new options. Consequently, it is anticipated that the exchange of both ISOs and NQSOs under the Exchange Agreement will be a tax-free event for federal income tax purposes. No gain or loss will be recognized by the holders of the outstanding options solely as a result of the exchange of the options. Each option holder will continue to hold the options under the same terms as before the corporate transaction and will be subject to the same holding periods, conditions and tax consequences as described above. The holding periods of the options received in exchange will include the period during which the respective option holders held the options prior to the exchange.

                   ANTICIPATED OPERATIONS FOLLOWING THE MERGER

MINRAD INC.

Following the Merger, we will assume all of the assets, operations and liabilities of MINRAD. MINRAD is an acute care medical device and pharmaceutical company. MINRAD's medical device products incorporate patented real time image-guidance technologies that enable medical professionals to improve the accuracy of interventional procedures and provide a significant reduction in radiation exposure for both patients and medical professionals. MINRAD's present pharmaceutical products are generic inhalation anesthetics that are primarily used for surgical interventions. MINRAD is developing a drug/drug delivery system for conscious sedation.

ANESTHESIA & ANALGESIA

MINRAD's primary pharmaceutical products are two inhalation anesthetics, enflurane and isoflurane, which are manufactured in a state-of-the-art manufacturing facility located in Bethlehem, Pennsylvania. Dr. Ross Tyrell, MINRAD's retired Vice President of Research, is the inventor of the majority of inhalation anesthetics sold in the world today. Domestically, MINRAD markets on direct basis. Internationally, MINRAD sells in either bulk or finished form to its partners including Baxter International, Inc., Nicholas Piramal India, E. Merck Hoei Ltd., Novartis AG, and Laboratories PiSA. Enflurane and isoflurane are marketed for human use under the trade names Compound 347(TM) and Terrell(TM). Isoflurane is also marketed to veterinarians under the trade name Attane(TM). In 2004, MINRAD expects to introduce Sevoflurane, another generic inhalation anesthetic, internationally and to file Abbreviated New Drug Application (ANDA) with the FDA for its manufacture and marketing in the US.

CONSCIOUS SEDATION

MINRAD has under development a drug delivery system for the use of halogenated ethers as inhalant analgesics. This initiative seeks to leverage MINRAD's two core businesses; medical devices and inhalation anesthetics. MINRAD has filed a patent application, "Drug Delivery for Conscious Sedation" (Burns, McNeirney and Terrell), for a new system for administering conscious sedation that would compete with the widespread use of nitrous oxide, sedative hypnotics, and narcotic analgesics in both the pre-hospital and critical care hospital markets.

IMAGE GUIDANCE

MINRAD'S medical devices have broad applications in orthopedics, neurosurgery, interventional radiology and anesthesia (pain management). The platform medical device product is SabreSource(TM), MINRAD's second generation device (accuracy: plus or minus 1mm at 1 meter), which uses unique x-ray and laser technology to enable medical professionals to precisely visualize both the surface point of entry and the true angle of approach required to reach an internal treatment area or biopsy site. SabreSource(TM), as did the earlier product DRTS(TM), significantly reduces radiation exposure to both patients and operating room personnel. The SabreSource(TM) technology significantly improves "ease of use," provides a much larger targeting area, and gives the surgeon complete control over target acquisition.

MINRAD's Light Sabre(TM) product line is comprised of hand-held instruments that use the inherent accuracy of a SabreSource(TM) laser to enable a medical professional to guide the hand-held instrument from the point of incision to the targeted deep tissue site (accuracy: plus or minus 3mm at 100 mm depth). Presently, MINRAD's Light Sabre(TM) line includes six disposable products, including: syringes, aspirating needles, spinal needles, bone and core tissue biopsy needles and a catheter introducer.

INTELLECTUAL PROPERTY

MINRAD has been issued 12 U.S. patents, one of its U.S. patent applications has been allowed, and four of its U.S. patent applications are pending. MINRAD has developed 19 medical device products that have received FDA 510(k) acceptance, and it has filed two additional 510(k) applications on product line accessories. MINRAD's generic pharmaceutical products have received three ANDA approvals. In addition, six of MINRAD's products have received Certificate of Entry ("CE") clearance for sale in member countries of the European Union.

RISK FACTORS

THE FOLLOWING DISCUSSION RELATES TO RISKS OF INVESTMENTS IN THE COMPANY'S COMMON STOCK ASSUMING THE SUCCESSFUL COMPLETION OF THE MERGER AND THE ASSUMPTION BY THE COMPANY OF THE BUSINESS AND OPERATIONS OF MINRAD AS THE PRINCIPAL BUSINESS AND OPERATIONS OF THE COMPANY.

An investment in the Company's Common Stock is speculative and involves a high degree of risk. You should carefully consider the following risks in connection with any investment in the Company's Common Stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also adversely impair our business operations. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER SIGNIFICANTLY. IN ANY OF THOSE CASES, THE VALUE OF THE COMPANY'S COMMON STOCK COULD DECLINE SIGNIFICANTLY, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT IN OUR COMMON STOCK.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE RECENTLY BEEN IN DEFAULT UNDER CERTAIN OBLIGATIONS

Due to cash flow constraints, recently MINRAD has not been able to pay all of its financial obligations as they become due, and we were in default for many months. MINRAD is in significant arrears to, and in default under, agreements with certain service providers, other vendors and lenders including, but not limited to, the Buffalo & Erie County Development Corp. (approximately $220,000 at June 30, 2004) and the Internal Revenue Service (approximately $72,627 at June 30, 2004).

As a result of these defaults, claims and have been asserted against MINRAD from time to time. Although we have generally been able to negotiate forbearance or other arrangements with our creditors, until we are able to generate positive cash flow on a consistent basis, the risk of claims by creditors will continue and may interfere with our operations.

WE MAY NOT REACH OUR BREAK-EVEN SALES VOLUME

Under our proposed development program, management estimates break-even sales volume to be approximately $14 million. The break even sales volume will vary based on the composition of customer sales location (domestic vs. international), the mix between individually-packaged and bulk sales of our inhalant anesthesia products, and the proportion of imaging products that are leased rather than sold. Due to these unpredictable factors, our estimates should only be used as a guideline as our break-even point could be higher.

WE HAVE HISTORICALLY EXPERIENCED OPERATING LOSSES AND EXPECT TO CONTINUE TO EXPERIENCE LOSSES IN THE FORESEEABLE FUTURE

MINRAD was incorporated on December 7, 1994, and began product commercialization in February 2000. Since incorporation, we have incurred substantial operating losses. Our company has generated relatively small amounts of revenue in its image guidance product line. We do not expect to realize positive cash flow for another twelve months, during which time we will be susceptible to all the normal risks associated with growth stage companies, including unforeseen delays and expenses.

WE ARE A GROWTH STAGE COMPANY

Currently, other than for our existing anesthesia and analgesia product lines, we are at the stage of beginning product commercialization. Therefore, our company is subject to all of the risks inherent in both the creation of a new business and the development of new products, including the absence of a history of significant operations. Our company's operations have been limited, especially in the image guidance product line, and, as a result, we must establish many functions that are necessary to conduct business. Such areas include managerial and administrative structure, sales and marketing activities, financial systems and personnel recruitment. We expect to require additional funding as our company continues its product development activities and expands its sales and marketing activities.

OUR FINANCIAL PROJECTIONS MAY NOT BE RELIABLE

Our projections, including our projected break-even point for sales, are based on a number of estimates and assumptions which we believe to be reasonable when taken as whole, but are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based on specific assumptions with respect to future business decisions and financings, some of which will change. In addition, our limited operating history and sales data may prove to be insufficient to base our projected revenue and expense assumptions. Projections are necessarily speculative in nature, and it can be expected that one or more of these assumptions in the projections will not materialize or will vary significantly from actual results, and such variances are likely to increase over time. Accordingly, actual results achieved during the periods covered will vary from our financial projections, and the variations may be material and adverse.

WE EXPERIENCE LONG SALES CYCLES

Our company has experienced, and expects to continue to experience, relatively long time periods between initial sales contacts and receipt of formal purchase orders. In the image-guided product line, the cycle from first contact to revenue generation involves making multiple visits to medical centers to introduce our SabreSource(TM) platform product and Light Sabre(TM) products to practitioners, and supporting actual clinical use of the system on a trial basis. The entire sales cycle entails a substantial period of time, on average between three and six months, and the lack of revenue experienced during this cycle and the expenses involved in bringing new customers to the point of revenue generation may put a substantial strain on our resources.

In our anesthesia and analgesia product line, the expansion of our international business into new markets requires the registration of our products with each new country's respective regulatory agencies. This registration process can take from 12 to 24 months to complete. Growth in the domestic market depends on our ability to develop marketing channels and successfully compete with established competitors in the pharmaceutical industry. We have also initiated sales in the domestic veterinary market. However, this market consists of roughly 35,000 relatively small-volume customers, so conversion of a single account does not have an immediate significant impact on revenue. As a result, it will take at least 12 months for the domestic market to become a significant source of revenue.

WE MAY FACE DELAYS IN THE DEVELOPMENT OF OUR TECHNOLOGY

Our business strategy in the image-guided product line relies heavily upon the sale of a family of patented disposable products (our Light Sabre(TM) products). While FDA accepted, at this time only a portion of the tooling necessary to manufacture these products has been fully developed. Bringing these products to market involves the design and fabrication of sophisticated tooling for plastic injection molding. Since tooling manufacture is inherently expensive, the designs must be considered carefully in order to avoid costly mistakes. Unforeseen difficulties in the development of these products, as well as other medical device products, may lead to significant delays in the production of tooling and the subsequent generation of revenue.

Our business strategy in the anesthesia and analgesia product line relies heavily upon our ability to expand our product offerings in the anesthesia market, most notably the launch of sevoflurane. All of our planned product offerings require some form of regulatory acceptance in both the domestic and international markets. Unforeseen difficulties in the development or regulatory acceptance of these products may lead to significant delays in production and the subsequent generation of revenue.

WE DEPEND ON STRATEGIC PARTNERSHIPS AND RELATIONSHIPS

Our success depends largely upon our ability to create and maintain important relationships with commercial partners, particularly in international distribution. There can be no assurance that we will be able to develop or maintain strategic partnerships. If we are unable to both maintain strategic partnerships currently in place and develop additional strategic partnerships in critical areas, such as international sales, our business may be adversely affected.

WE MAY FACE COMPETITION WHICH MAY ADVERSELY AFFECT OUR BUSINESS

In our imageguided product line, radiation exposure from fluoroscopy and the need for accuracy in biopsying a sub-surface target under fluoroscopy are well-recognized concerns. As a result, there is no guarantee that present fluoroscope manufacturers, radiological suppliers, biopsy vendors, and suppliers of minimally-invasive medical devices are not already engaged in research and product development to address these concerns or will not become engaged in these areas of research and product development. Competition can be expected to increase as technological advances are made and commercial applications broaden. Our company competes with other companies within the image-guided market, many of which have more capital, more extensive research and development capabilities and greater marketing and human resources than our company. Competitors may develop new or enhanced products or processes that may be more effective, less expensive, safer or more readily available than any products or processes developed by us. There can be no assurance that our products or processes will compete successfully, or that research and development by others will not render our company's products or processes obsolete or uneconomical.

Similarly, in the anesthesia and analgesia product line, our company directly competes with larger and more established companies that have more capital, more extensive research and development capabilities and greater marketing and human resources than our company. Competitors may develop new or enhanced products or processes that may be more effective, less expensive, safer or more readily available than any products or processes that we develop. In addition, the regulatory requirements and processes associated with the introduction of generic pharmaceuticals require considerably longer approval cycles than those required in the medical device industry. There can be no assurance that our products or processes will compete successfully or that research and development by others will not render our products or processes obsolete or uneconomical.

THE LOSS OF SERVICES OF EXISTING PERSONNEL WOULD ADVERSELY AFFECT OUR BUSINESS.

Our future success depends to a significant degree on the skills, experience and efforts of our executive officers and senior management staff. The loss of the services of existing personnel, particularly John McNeirney and Bill Burns, prior to the completion of integral projects over the course of the next 12 months would be detrimental to our research and development programs and to our overall business. Our company's anticipated growth and expansion into areas and activities requiring additional expertise will require the addition of key personnel. We are currently seeking to hire several senior managers. Competition for personnel at this level is intense and there can be no assurance that we will be successful in attracting and retaining key personnel necessary for the development of our business. See ""Management."

WE MUST HIRE AND RETAIN SKILLED TECHNICAL AND MANAGERIAL PERSONNEL

Qualified personnel are in great demand among acute care companies. Our success depends in large part on our ability to attract, train, motivate and retain qualified management and highly-skilled employees, particularly technical, sales, and marketing personnel, assembly technicians, and other critical personnel. Any failure to attract and retain the highly-trained technical personnel that are integral to direct sales, technology development and technical support teams may limit the rate at which our company can generate sales and develop new products or product enhancements. Similarly, the failure to recruit key scientific and managerial personnel in a timely manner would be detrimental to our research and development programs and to our overall business. There can be no assurance that we will be able to attract and retain skilled persons and the loss of skilled technical personnel would adversely affect our company.

OTHER COMPANIES MAY CLAIM THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS

Our company has engaged legal counsel to conduct extensive patent searches to determine if our products inadvertently violate third party intellectual property rights. Nevertheless, there is no guarantee that such rights are not being violated. If any of our products are found to violate third party intellectual property rights, we may be required to re-engineer one or more of our products or seek to obtain licenses from third parties to continue offering our products without substantial re-engineering, and such efforts may not be successful.

FAILURE TO OBTAIN REGULATORY APPROVAL FOR OUR PRODUCTS IN THE FUTURE MAY ADVERSELY AFFECT OUR BUSINESS.

Under the provisions of the Federal Food, Drug and Cosmetic Act (the "FDC ACT"), we must obtain clearance from the FDA prior to commercial use in the U.S. of certain of the products that we may develop.

Medical Devices. The production and marketing of our products and our ongoing research and development activities are subject to regulation by numerous governmental authorities in the U.S. and other countries. Although our current products only require 510 (k) acceptance, involving a lower level of FDA review, it is possible that with future products we may be required to complete the pre-market approval ("PMA") process mandated by the FDA, and equivalent approvals from foreign authorities, prior to marketing these products. Currently, we must submit our products to a review process that generally takes three months and may require the expenditure of substantial resources.

Additionally, sales of medical products outside the U.S. are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain approval for sale in each respective country may be longer or shorter than that required for FDA approval in the U.S. In order to sell our products inside European Union member countries, and an increasing number of other countries, we will be required to obtain EN13485 certification. There can be no assurance that this will occur as planned, or at all.

Pharmaceutical Products. The production and marketing of our anesthesia products are also subject to significant regulation by the FDA in the U.S. and by numerous governmental authorities under the laws of other countries. Although we have satisfied such regulations for our current products in the U.S. and the other countries in which we currently market our products, we will need to satisfy all governmental regulations before we can introduce any new pharmaceutical products in the U.S. or extend the sale of our existing anesthesia products to additional foreign countries. The time required for obtaining any such additional regulatory approvals is uncertain, and there can be no assurance that we will be able to obtain them in a timely manner, or at all.

cGMP Guidelines. Regulations regarding the manufacture and sale of our products are subject to change. We cannot predict what impact, if any, such changes may have on our business, financial condition or results of operation. Failure to comply with applicable regulatory requirements could have material adverse effect on our business, financial condition and results of operations.

Additionally, the time required for obtaining regulatory approval is uncertain. Delays or rejections may be encountered based upon changes in FDA policy, including FDA policy relating to current Good Manufacturing Practices ("CGMP") standards, during periods of product development. Similar delays may also be encountered in countries outside the U.S. There can be no assurance that regulatory acceptance will be obtained on a timely basis, or at all. The failure to obtain timely regulatory acceptance of our products, any product marketing limitations or a product withdrawal would have a material adverse effect on our company. Regulatory acceptance, if granted, may include significant limitations on the indicated uses for which the product may be marketed. In addition, to obtain such approvals, the FDA and certain foreign regulatory authorities may impose numerous other requirements with which medical device manufacturers must comply. FDA enforcement policy strictly prohibits the marketing of approved medical devices for unapproved uses. Product acceptance could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. The third party manufacturers upon whom we depend to manufacture our products are required to adhere to applicable FDA regulations regarding cGMP standards and similar regulations in other countries, which include testing, control and documentation requirements. Ongoing compliance with cGMP regulations and other applicable regulatory requirements will be monitored by periodic inspection by the FDA and by comparable agencies in other countries. Failure to comply with applicable regulatory requirements, including marketing or promoting products for unapproved use, could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant PMA for devices, withdrawal of acceptances and criminal prosecution. Changes in existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory acceptance of our products. Certain material changes to medical devices also are subject to FDA review and acceptance. Delays in receipt of or failure to obtain such acceptances, the loss of previously obtained acceptances, or failure to comply with existing or future regulatory requirements would have a material adverse effect on our company's business, financial condition and results of operations.

WE ARE SUBJECT TO ENVIRONMENTAL REGULATION

Our operations are subject to Federal, state and local laws and regulations governing, among other things, emissions to air, discharges to waters, and the generation, handling, storage, transportation, treatment and disposal of raw materials, waste and other materials. We believe that our business, operations and facilities have been, and are being, operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, including state and local fire codes related to, among other things, flammable materials, many of which provide for substantial fines and criminal sanctions for violations. However, the operation of any inhalant pharmaceutical manufacturing plant and the handling of specialty raw materials entail risks in these areas, and there can be no assurance that material costs or liabilities will not be incurred. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future. To meet changing licensing and regulatory standards, we may be required to make additional significant site or operational modifications, potentially involving substantial expenditures or reduction or suspension of certain operations. There can be no assurance that all environmental and health and safety matters pertaining to our prior or ongoing activities have been identified or that the scope of, or costs to remediate, such matters will not be material.

WE RELY UPON THIRD-PARTY MANUFACTURERS

In our image-guided product line, we believe that our success will depend in part on our ability to have third parties sub-assemble our products in accordance with established quality and cost standards, in sufficient quantities and in a timely manner. Although we remain responsible for manufacturing, there can be no assurance that the third-party manufacturers will perform as expected. Failure of third-party manufacturers to perform will adversely affect our company's ability to manufacture and market its products and generate revenue.

In our anesthesia and analgesia product line, our company manufactures, and will continue to manufacture, our product line of inhalation anesthetics at our Bethlehem, Pennsylvania facility. Such manufacturing of pharmaceuticals is in full accordance with established quality, safety and environmental regulations, although unanticipated changes in safety and environmental regulations could adversely affect the facility's ability to remain in continuous operation. The continued manufacture of our pharmaceutical products is reliant on the continued availability of certain specialty raw materials and inability to acquire these when needed would adversely affect continued production.

WE FACE THE RISK OF COMMERCIAL EXPANSION

We expect that we will be able to expand our business to address potential growth in the number of customers, to expand our product offerings and to pursue other market opportunities. In order to successfully implement our business strategy, it will be necessary for us to expand our operations rapidly. Our efforts to expand and accelerate our growth will require capital expenditures to improve our operational, financial and inventory systems, procedures and controls and will present new operational issues including management of an increasing number of production, sales, marketing and customer support personnel and the need to expand, train and manage our workforce, particularly our pharmaceutical products workforce. These efforts may strain our management, financial and other resources. In addition, we use internal estimates, based on industry data, to identify the market size and opportunities available for our products. We may have overestimated or underestimated the opportunities in the markets for our products or we may be unsuccessful in managing our additional capital expenditures and operational needs to optimize our growth and expansion. If our efforts are unsuccessful or if we encounter any delay in the production and commercialization of our products, these results would have an adverse impact on our business and operating results.

OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGY

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently own or have an exclusive license to exploit a significant number of U.S. and foreign patents that protect our products, the need to pursue additional protections for our intellectual property is likely as new products are developed and as existing products are enhanced, and there is no guarantee that such protections will be attained in a timely manner, or at all. The filing and maintenance fees and the legal and other expenses necessary to obtain and maintain appropriate patent protection in the United States and important foreign countries is not insignificant. Insufficient funding may inhibit our ability to do so. Additionally, if we must resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk to our proprietary rights if we are unsuccessful in, or cannot afford to pursue, such proceedings.

Future patents may be issued to third parties upon which our company's technology may infringe. We may incur substantial costs in defending ourselves against claims under any such patents. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief which effectively could block our ability to further develop or commercialize some or all of our products in the U.S. and abroad, and could result in the award of substantial damages against our company. In the event of a claim of infringement, we may be required to obtain one or more licenses from third parties. There can be no assurance that we will be able to obtain such licenses at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such license could have a material adverse effect on our company.

We also will rely on trade secrets and contract law to protect certain of our proprietary technology. There can be no assurance that any such contract will not be breached, or that if breached, we will have adequate remedies. Furthermore, there can be no assurance that any of our trade secrets will not become known or independently discovered by third parties.

In 1995, the U.S. Patent and Trademark Office ("PTO") adopted changes to the U.S. patent law that changed the term of issued patents to 20 years from the date of filing rather than 17 years from the date of issuance, subject to certain transition periods. Beginning in June 1995, the patent term became 20 years from the earliest effective filing date of the underlying patent application. Such change may reduce the effective term of protection for patents that are pending for more than three years in the PTO. In addition, as of January 1996, all inventors who work outside of the U.S. are able to establish a date of invention on the same basis as those working in the U.S. Such change could adversely affect our ability to prevail in a priority of invention dispute with a third party located or doing work outside of the U.S. While we cannot predict the effect that such changes will have on our business, such changes could have a material adverse effect on our ability to protect our proprietary information and sustain the commercial viability of our products. Furthermore, the possibility of extensive delays in the patent process could effectively further reduce the term during which a marketed product could be protected by patents. See "Failure to obtain regulatory approval for our products in the future may adversely affect our business."

Although we have entered into confidentiality and invention agreements with our employees and consultants, there can be no assurance that such agreements will be honored or that we will be able to protect our right to our unpatented trade secrets and know-how effectively. Moreover, there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how. In addition, we may be required to obtain licenses to patents or other proprietary rights from third parties. There can be no assurance that any licenses required under any patents or proprietary rights would be made available on acceptable terms, if at all. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed. Additionally, we may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. There can be no assurance that we will have or be able to acquire exclusive rights to the inventions or technical information derived from such collaborations, or that disputes will not arise with respect to rights in derivative or related research programs conducted by our company or collaborators.

WE FACE UNCERTAINTIES REGARDING HEALTH CARE REFORM

Several states and the United States government are investigating a variety of alternatives to reform the health care delivery system and further reduce and control health care spending. These reform efforts include proposals to limit spending on health care items and services, limit coverage for new technology and limit or control the price health care providers and drug and medical device manufacturers may charge for their services and products, respectively. If adopted and implemented, such reforms could have a material adverse effect on our business, financial condition and results of operations. See "Business Overview."

WE MAY FACE POTENTIAL PRODUCT LIABILITY CLAIMS IN THE FUTURE

In testing, manufacturing and marketing our products, we risk liability from the failure of products to perform as expected. Although we have product liability insurance, such insurance may be inadequate, become unobtainable or become prohibitively expensive. Failure to obtain adequate insurance may significantly impair our ability to test, manufacture and market our product.

BUSINESS INTERRUPTION

In February 2003, we experienced a significant business interruption in our Bethlehem facility due to storm damage. We filed a multi-million claim with our insurance carrier, Chubb Insurance. To date we have received a progress payment of $500,000. We have proposed a settlement of the balance of our claim to facilitate receipt of additional funds, but there can be no assurances that we will receive additional funds from Chubb or the timing of the receipt of such funds, if any.

                         RISKS RELATED TO OUR SECURITIES

WE MAY INCUR UNFORESEEN COSTS AND WE WILL NEED TO RAISE ADDITIONAL CAPITAL IN ORDER TO MEET OUR BUSINESS PLAN

MINRAD is currently operating at a loss, and we intend to increase our operating expenses significantly as we expand our sales and marketing, and continue our technology development efforts. Given the long sales cycle in our image-guided product line from initial customer contact to actual revenue generation, if any, no assurance can be given that we will be able to generate sufficient, if any, additional revenue to fund operations beyond this period. Additionally, we may encounter unforeseen costs that could also require us to seek additional capital. We currently do not have any permanent arrangements or credit facilities in place as a source of funds should this need arise, and there can be no assurance that we will be able to raise sufficient, if any, additional capital, nor is there any assurance that we will be able to raise such capital on acceptable terms. Any additional financing may result in significant dilution to our company's existing shareholders.

CONCENTRATION OF STOCK OWNERSHIP AND CONTROL

After the Merger, the ownership of our common stock will continue to be highly concentrated. See "Security Ownership of Certain Beneficial Owners and Management." As a result, these stockholders, acting together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. See "Description of Capital Stock." This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, and could deprive our stockholders of an opportunity to receive a premium for their Shares as part of a sale of our company and may affect the market price of our stock.

FUTURE FINANCINGS CANNOT BE GUARANTEED

      We will need to raise approximately $6 million in additional capital in order to meet our business plan during the next 12 months, and the required additional financing may not be available. There can be no assurances that the company's anticipated future financings will occur, or that such financings be available on acceptable terms.

POTENTIAL AND ACTUAL CONFLICTS OF INTEREST WITH ADVISORS

Certain advisors who have advisory agreements with the Company and/or MINRAD, including Liviakis Financial Communications, Inc., International Capital Advisory, Inc., and Cagan McAfee Capital Partners, Inc. (collectively, the "Advisors") are also major shareholders of the Company, in part because the Company paid them in stock for their services. See "Interests of Certain Persons in the Merger"). Potential or actual conflicts exist that could place the interests of the Advisors as shareholders at odds with the best interests of the Company, including with respect to the Company's contracts with the Advisors.

FUTURE SALES OF LARGE AMOUNTS OF COMMON STOCK

Future sales of our common stock by existing stockholders pursuant to Rule 144 under the Securities Act of 1933 could adversely affect the market price of our common stock. Certain of our affiliates, who beneficially own large amounts of our Common Stock, are not under lockup letters or other forms of restriction on the sale of their Common Stock. Sales of a large number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock and could materially impair our future ability to generate funds through sales of Common Stock or other equity securities.

AFTER THE COMPLETION OF THE MERGER, OUR COMMON STOCK WILL CONTINUE TO BE "PENNY STOCK"

Our Common Stock is approved for quotation on the OTC Bulletin Board. Since our Common Stock trades below $5.00 per share, our Common Stock is considered a "penny stock" and is subject to SEC rules and regulations, which impose limitations upon the manner in which our shares can be publicly traded.

These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our Common Stock and reducing the liquidity of an investment in our Common Stock.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

Our "penny stock" designation may adversely affect the development of any public market for the Company's shares of Common Stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in "penny stock" is suitable for customers.

Penny stocks are securities (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act, and Rule 15g-2 of the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

Rule 15g-9 of the Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive assigned and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for the Company's stockholders to resell their shares to third parties or to otherwise dispose of them.

WE DO NOT INTEND TO PAY DIVIDENDS

      MINRAD has not paid any cash dividends on its common stock since inception, and we do not anticipate paying any cash dividends in the foreseeable future.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

      MINRAD has just begun the commercialization of its anesthesia and analgesia products, and to date it has experienced substantial losses while beginning to obtain small amounts of revenue. During the fiscal years ended September 30, 2003 and 2002, MINRAD generated a relatively small percentage of its revenue from its image guidance product line while it obtained the bulk of its sales revenue, approximately 91% in 2003 and approximately 92% in 2002, from the sale of its generic inhalation anesthesia products. During 2003, MINRAD's sales were impacted by a significant manufacturing variance caused by storm damage in February 2003 to its Bethlehem, Pennsylvania production facility for anesthetics, which reduced production for a five month period.

      Revenue for the first nine months of FY2004 was $2,876,000, an increase of $508,000, or 21% from corresponding period during the prior year. The increase reflects higher volumes in each of MINRAD's international markets, particularly Latin America, Asia & Europe due to product registrations becoming effective in those areas. This increase was partly offset by lower OEM technology payments of $150,000 caused by non-renewals.

      Gross Profit After Distribution Expense ("GPADE") increased $1,100,000 from $138,000 in the first nine months of FY2003 to $1,238,000 in first nine months of FY2004. Corresponding, Gross Margin increased from 6% to 43% between those periods. This net effect reflects an increased gross margin at standard from the higher volume of $265,000, despite a slight decrease in gross margin percentage from 56% in the FY2003 period to 55% in the FY2004 period, reflecting changing product mix between periods. MINRAD also achieved a reduction of our unfavorable manufacturing variance of $856,000 in FY2004.

      Operating Expenses increased $437,000, or 22%, between the first nine months of 2004 compared to the first nine months of 2003. The expense increase was 86% of the increase in volume between those periods. Finance and Administrative expenses increased $358,000, or 42%, between the same two periods reflecting increased legal & professional services due to fund raising and the proposed merger, increased insurance expense, and an upgrade of MINRAD's financial staff. Expenses rose slightly between the same periods in the general areas of Sales & Marketing, and Regulatory.

      Offsetting the improved operating performance was a $205,000 increase in interest expense, or 58%, in the first nine months of 2004, caused primarily by MINRAD's higher borrowing levels. In the future, MINRAD expects that a portion of this interest expense will be reduced reflecting the conversion of over $2,332,000 in current debt to equity during 2004. Also in FY 2004, MINRAD's long-term commitment of principal and interest of $297,000 to the Buffalo Economic Development Corporation was paid off.

FINANCIAL CONDITION.

      Throughout the period covered by the financial statements, MINRAD funded its operations primarily through borrowings and private sales of its equity securities. During the period ended June 30, 2004, MINRAD received $3,100,000 in new equity funding. In July 2004, MINRAD raised an additional $500,000 in new equity and an additional $580,000 in debt was converted to equity. MINRAD expects to fund operations during the next 12 months through approximately $6 million of equity funding and improved operating performance.

                         UNAUDITED FINANCIAL STATEMENTS

On July 15, 2004 the Registrant entered into a Merger Agreement and Plan of Exchange to acquire all of the issued and outstanding capital stock of MINRAD, a private company, in exchange for up to approximately 22,900,000 shares of the Company's common stock. At the closing, MINRAD stockholders will be issued up to approximately 22,900,000 shares, owning approximately 82% of the outstanding common stock. Since the former shareholders of MINRAD will become the controlling shareholders of the Company after the transaction, it will be accounted for as an acquisition of the Company by MINRAD, using reverse merger accounting.

MINRAD is in the process of preparing audited financial information. MINRAD is providing information at this time on an unaudited basis only. MINRAD is a privately-held company that has not previously been audited, nor has MINRAD previously filed public reports with the Commission. On the Effective Date of the Merger Transaction, MINRAD will file audited financial statements, as well pro forma financial statements which present the pro forma financial position and operating results as if the transaction had taken place as of the beginning of the year. Please be advised, however, that the pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. The accompanying unaudited financial statements of MINRAD should be read in connection with the historical financial statements of the Company.

                           MINRAD, INC. (FY 04 and 03)
                             Balance Sheet - Summary
                          June 30, 2004 & June 30, 2003
                                    UNAUDITED

                                                      JUNE 30, 2004            JUNE 30, 2003
                                                    ------------------       -------------------
                                                        UNAUDITED                UNAUDITED

                            ASSETS
           Current Assets
           Cash                                                42,794                         0
           Receivable                                         674,000                   822,415
           Inventory                                          931,064                 1,016,030
           Other Current Assets                               194,908                    56,543
                                                    ------------------       -------------------
           Total Current Assets                             1,842,766                 1,894,988
                                                    ------------------       -------------------

           Property and Equipment
           Net Fixet Assets                                 1,087,225                   857,669
           Net Accumulated Depreciation                     (644,202)                 (481,702)
                                                    ------------------       -------------------
           Total Property and Equipment                       443,023                   375,967
                                                    ------------------       -------------------

           Other Assets
           Total Other Assets                                  72,890                    61,707
                                                    ------------------       -------------------
           Total Assets                                     2,358,679                 2,332,662
                                                    ==================       ===================

                    LIABILITIES AND CAPITAL

           Current Liabilities
           Accounts Payable                                 1,760,270                 2,092,453
           Wachiova                                         1,000,000                 1,000,000
           Spencer-Trask  Prin & Interest                     447,600                 1,136,653
           Accrued Payables                                   135,143                   582,268
           NEP Prin & Interest                                127,242                 1,602,405
           Accrued Wages                                      176,501                   224,804
           Other Current Liabilities                          479,446                   499,859
                                                    ------------------       -------------------
           Total Current Liabilities                        4,126,202                 7,138,442
                                                    ------------------       -------------------

           Long-Term Liabilities
           Other Long-Term Liabilities                         11,455                         0
           Loan Payable - RDC & BERC                           78,571                   353,128
           Loan Payable - Lincoln & Farley etc                      0                   358,725
           Mortgage Payable                                   816,974                   844,770
                                                    ------------------       -------------------
           Long-Term Liabilities                              907,000                 1,556,623
                                                    ------------------       -------------------

                                                    ------------------       -------------------
           Total Liabilities                                5,033,202                 8,695,065
                                                    ------------------       -------------------

           Capital                                         16,734,243                10,623,307
           Series B Preferred                                       0                   475,000
           Retained Earnings                             (17,649,734)              (15,244,046)
           Current Earnings                               (1,759,032)               (2,216,664)
                                                    ------------------       -------------------
           Net Capital                                    (2,674,523)               (6,362,403)
                                                    ------------------       -------------------

                                                    ------------------       -------------------
           Total Liabilities & Capital                      2,358,679                 2,332,662
                                                    ==================       ===================

                          MINRAD, INC. (FY 04 and 03)
                           Income Statement - Summary
            For the Nine Months Ending June 30, 2004 and June 30,2003
                                    UNAUDITED

                                            UNAUDITED                     UNAUDITED

                                        F/Y 04 - 9months   %      F/Y 03 - 9 Months       %        Change $       Change %
                                    ----------------------------- ------------------------------
Total Revenues                                $2,876,365  100%              $2,368,356  100%          $508,009      21%
                                    ---------------------         ---------------------

Cost of Sales
Standard Cost of Sales                         1,306,436  45%                1,041,750   44%          $264,686      25%
Mfg Variances & Distribution                     331,698  12%                1,188,019   50%        ($856,321)     <72%>
                                    ---------------------         ---------------------          --------------
Total Cost of Sales                            1,638,135  57%                2,229,769   94%        ($591,634)     <27%>
                                    ---------------------         ---------------------          --------------

                                    ---------------------         ---------------------          --------------
Gross Profit After Distrib. Exp                1,238,230  43%                  138,587   6%         $1,099,643      793%
                                    ---------------------         ---------------------          --------------

Expenses
Sales & Marketing                                483,834  17%                  439,684   19%           $44,150      10%
F&A                                            1,208,464  42%                  849,953   36%          $358,511      42%
R&D                                              554,048  19%                  609,616   26%         ($55,568)      <9%>
Regulatory                                       192,756   7%                  102,829   4%            $89,927      87%
                                    ---------------------         ---------------------          --------------
Total Operating Expenses                       2,439,102  85%                2,002,082   85%          $437,020      22%
                                    ---------------------         ---------------------          --------------

                                    ---------------------         ---------------------          --------------
Operating Income                             (1,200,871) <42%>             (1,863,495)  <79%>         $662,624     <36%>
                                    ---------------------         ---------------------          --------------

Interest Expenses                                558,161  19%                  353,169   15%          $204,992      58%
                                    ---------------------         ---------------------          --------------
Net Income                                  ($1,759,032) <61%>            ($2,216,664)  <94%>         $457,632     <21%>
                                    =====================         =====================          ==============

Loss per Share                                   ($0.08)                       ($0.15)                   $0.07
Shares Outstanding                            21,429,762                    14,392,000               7,037,762

Loss per Share- Fully Diluted                     (0.06)                        (0.10)                   $0.04
Shares Warrants & Options                     29,118,219                    22,257,832               6,860,387

                              MINRAD, INC. (FY 04)
                             Statement of Cash Flow
                     For the nine Months Ended June 30, 2004

                                    UNAUDITED

----------------------------------------------------------------------------------------------------
                                                                                 YEAR TO DATE
----------------------------------------------------------------------------------------------------
                                                                                   UNAUDITED
Cash Flows from operating activities
Net Income                                                                           <1,759,032.37>
Adjustments to reconcile net
income to net cash provided
by operating activities
Depreciation                                                                             112,500.00
Accounts Recievable                                                                      426,134.16
Inventory                                                                              <144,786.21>
Other Current Assets                                                                   <143,878.90>
Accts Payable                                                                          <421,634.87>
Other Curr. Liabilities                                                              <2,829,111.20>
                                                                            ------------------------

Total Adjustments                                                                    <3,000,777.02>
                                                                            ------------------------

Net Cash provided by Operations                                                      <4,759,809.39>
                                                                            ------------------------


Cash Flows from investing activities
Used For
Other Assets                                                                             <4,727.98>
Fixed Assets                                                                           <229,556.24>
                                                                            ------------------------

Net Cash used in Investing                                                             <234,284.22>
                                                                            ------------------------

Cash Flows from financing activities
Proceeds From
Long Term Liab                                                                         <590,286.32>
Equity                                                                                 5,635,936.10
                                                                            ------------------------

Net Cash used in Financing                                                             5,045,649.78
                                                                            ------------------------

Net increase {decrease} in cash                                                           51,556.17
                                                                            ========================

Summary
Cash Balance at End of Period                                                             42,793.72
Cash Balance at Beg of Period                                                            <8,762.45>
                                                                            ------------------------

Net Increase {Decrease} in Cash                                                           51,556.17
                                                                            ========================

                            MINRAD, INC. (FY03 & 02)
                         Balance Sheet - Fiscal Year End
                    September 30, 2003 and September 30, 2002
                                    UNAUDITED

                                                       SEPT 30, 2003                SEPT 30, 2002
                                                         UNAUDTED                     UNAUDITED
                                                   ----------------------       ----------------------
                         ASSETS
     Current Assets
     Cash                                                ($8,762)                      $12,498
     Receivable                                          1,100,135                     362,862
     Inventory                                            786,278                     1,313,108
     Other Current Assets                                 51,029                          0
                                                   ----------------------       ----------------------
     Total Current Assets                                1,928,679                    1,688,468
                                                   ----------------------       ----------------------

     Property and Equipment
     Net Fixed Assets                                     857,669                      794,193
     Net Accumulated Depreciation                        (531,702)                    (369,202)

                                                   ----------------------       ----------------------
     Total Property and Equipment                         325,967                      424,991
                                                   ----------------------       ----------------------

     Other Assets
     Total Other Assets                                   68,162                       91,243
                                                   ----------------------       ----------------------
     TOTAL ASSETS                                       $2,322,808                   $2,204,702
                                                   ======================       ======================

                LIABILITIES AND CAPITAL

     Current Liabilities
     Accounts Payable                                   $2,181,905                   $1,901,646
     Wachiova                                            1,000,000                    1,000,000
     Spencer-Trask  Prin & Interest                      1,203,716                    1,419,809
     Accrued Payables                                     600,000                      194,912
     NEP Prin & Interest                                 1,708,693                        0
     Accrued Wages                                        250,026                      293,087
     Other Current Liabilities                            742,604                      186,824
                                                   ----------------------       ----------------------
     Total Current Liabilities                           7,686,945                    4,996,278
                                                   ----------------------       ----------------------

     Long-Term Liabilities
     Other Long-Term Liabilities                          233,666                      267,000
     Loan Payable - RDC & BERC                            116,000                      373,479
     Mortgage Payable                                     837,624                      859,043
                                                   ----------------------       ----------------------
     Long-Term Liabilities                               1,187,290                    1,499,522
                                                   ----------------------       ----------------------

                                                   ----------------------       ----------------------
     Total Liabilities                                   8,874,235                    6,495,800
                                                   ----------------------       ----------------------

     Capital
     Stock & Add'l Paid in Capital                      11,098,307                   11,529,532
     Retained Earnings                                 (15,244,046)                 (13,056,565)
     Current Earnings                                   (2,405,688)                  (2,764,065)
                                                   ----------------------       ----------------------
     Net Capital                                        (6,551,427)                  (4,291,098)
                                                   ----------------------       ----------------------

                                                   ----------------------       ----------------------
     TOTAL LIABILITIES & CAPITAL                        $2,322,808                   $2,204,702
                                                   ======================       ======================

                           MINRAD, INC. (FY03 and 02)
                           Income Statement - Summary
      For the Twelve Months Ending September 30, 2003 and September 30,2002

                                    UNAUDITED

                                        F/Y03 -12 MONTHS                F/Y 02-12 MONTHS
                                             UNAUDITED        %           UNAUDITED        %          CHANGE $$      CHANGE %
                                        ---------------------        --------------------          ------------------------------
Total Revenues                                    $3,502,668 100%             $2,825,628   100%            $677,040          24%
                                        ---------------------        --------------------          -----------------

Cost of Sales
Standard Cost of Sales                             1,541,026 44%               1,413,971    50%            $127,055           4%
Mfg Variances & Distribution                         973,008 28%               1,533,214    54%          ($560,206)         -20%
                                        ---------------------        --------------------          -----------------
Total Cost of Sales                                2,514,034 72%               2,947,185   104%          ($433,151)         -15%
                                        ---------------------        --------------------          -----------------

Gross Profit After Distrib. Exp                      988,634 28%               (121,557)    -4%          $1,110,191          39%

Expenses
Sales & Marketing                                    621,484 18%               1,577,210    56%          ($955,726)         -34%
F&A                                                1,282,297 37%               1,330,431    47%           ($48,134)          -2%
R&D                                                  830,858 24%                 756,009    27%             $74,849           3%
Regulatory                                           187,983  5%                 234,380     8%           ($46,397)          -2%
                                                                     --------------------          -----------------
Total Operating Expenses                           2,922,622 83%               3,898,030   138%          ($975,408)         -35%
                                        ---------------------        --------------------          -----------------

                                                                     --------------------          -----------------
Operating Income                                 (1,933,989) -55%            (4,019,587)  -142%          $2,085,598          74%
                                        ---------------------        --------------------          -----------------

Non-operating Income & Expense
Interest Expenses                                  (471,699) -13%              (391,517)   -14%           ($80,182)          -3%
Amortization of Negative Goodwill                          0  0%               1,647,039    58%        ($1,647,039)         -58%
                                        ---------------------        --------------------          -----------------
Net Non-operating Income & Expense                 (471,699) -13%              1,255,522    44%        ($1,727,221)         -61%
                                        ---------------------        --------------------          -----------------

                                        ---------------------        --------------------          -----------------
Net Loss                                        ($2,405,688) -69%           ($2,764,065)   -98%            $358,377          13%
                                        =====================        ====================          =================

Loss per Share                                       ($0.17)                     ($0.32)                      $0.15
Common Shares Outstanding                         14,266,883                   8,687,909                 $5,578,974
Loss per Share- Fully Diluted                        ($0.12)                     ($0.14)                      $0.02
Common, preferred, warrants,options               20,010,798                  19,185,798                   $825,000

                               MINRAD, INC. (FY03)
                             Statement of Cash Flow
                 For the twelve Months Ended September 30, 2003

                                    UNAUDITED

--------------------------------------------------------------------------
                                                       YEAR TO DATE
--------------------------------------------------------------------------
                                                         UNAUDITED

Cash Flows from operating activities
Net Income                                                    (2,405,688)
Adjustments to reconcile net
income to net cash provided
by operating activities
Depreciation                                                      162,500
Accounts Recievable                                             (737,273)
Inventory                                                         526,830
Other Current Assets                                             (51,029)
Accts Payable                                                     280,259
Other Curr. Liabilities                                         2,410,408
                                                  ------------------------

Total Adjustments                                               2,591,695
                                                  ------------------------

Net Cash provided by Operations                                   186,007
                                                  ------------------------

Cash Flows from investing activities
Used For
Other Assets                                                       23,081
Fixed Assets                                                     (63,475)
                                                  ------------------------

Net Cash used in Investing                                       (40,394)
                                                  ------------------------

Cash Flows from financing activities
Proceeds From
Long Term Liab                                                    264,352
Equity                                                          (431,225)
                                                  ------------------------

Net Cash used in Financing                                      (166,873)
                                                  ------------------------

Net increase {decrease} in cash                                  (21,260)
                                                  ========================

Summary
Cash Balance at End of Period                                     (8,762)
Cash Balance at Beg of Period                                      12,498
                                                  ------------------------

Net Increase {Decrease} in Cash                                  (21,260)
                                                  ========================

            MINRAD INC. - NOTES TO UNAUDITED FINANCIAL STATEMENTS FOR
             FISCAL YEARS 2003 & 2002 ( PERIODS ENDED SEPTEMBER 30)


1.    Basis of Presentation

The balance sheets as of September 30, 2003 and 2002, the related summary income statements for the twelve month periods ending September 30, 2003 and 2002, and cash flows for the twelve month period ending September 30, 2003, respectively, are unaudited. In the opinion of the management of Minrad, these financial statements reflect all adjustments necessary for a fair presentation of financial position and results of operations for the periods indicated. The financial statements have been prepared in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, sales expenses and other related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from these estimates. Minrad uses a fiscal year that begins on October 1 and continues to September 30 of the following year. Thus fiscal year 2003 runs from October 1, 2002 thru September 30, 2003 while fiscal year 2002 runs from October 1, 2001 thru September 30, 2002.

During the period, Minrad Inc. engaged in the development, manufacture and selling of patented technology. During the above periods the Company's products, including the DRTS platform unit and other complementary accessories and disposable products used in the hospital acute care and operating room market. The Company has received additional patents utilizing the laser targeting system and is the sole holder of such patents. Minrad also manufactures generic liquid inhalation anesthetics for both human and veterinary use at our Pennsylvania plant.

Approximately $3,189,000 or 91% of Minrad's fiscal year 2003 sales revenue of $3,502,000 is generated from the sale of anesthetic products. For fiscal year 2002 the anesthetic sales totaled 92%. The Company's products are sold primarily in Latin America, Europe Asia and North America. Minrad recognizes revenue from product sales when goods are shipped to customers.

CASH AND CASH EQUIVALENTS:

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

ACCOUNTS RECEIVABLE:

Accounts receivable, trade are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a periodic basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts and by evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

An account receivable is considered to be past due if any portion of the receivable balance is outstanding beyond its scheduled due date. No interest is accrued on accounts receivable.

INVENTORIES:

Inventories are valued at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost. Depreciation has been provided using the straight-line method over the estimated useful lives of the assets ranging from three to five years.

INCOME TAXES:

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REVENUE RECOGNITION:

The Company recognizes revenue from product sales when the goods are shipped to the customer.

NET ASSETS OF BUSINESS ACQUIRED IN EXCESS OF COST:

In June 2001, Financial Accounting Standards Board issued SFAS No. 141, Business Combinations (SFAS No. 141). The Company adopted the provisions of SFAS No. 141 as of July 1, 2001 and as a result, negative goodwill in the amount of $1,647,000 was written off and recognized on the fiscal 2002 Income Statement as the effect of a change in accounting principle.

2.       Continuing Operations

The Company expects to and has devoted substantial capital resources to expand operations through internal growth and strategic acquisitions and expects such activities will be funded from existing cash and cash equivalents, existing debt securities or the issuance of additional equity or debt securities.

3.    Inventories


 Inventories consisted of the following                                     FY 2003                FY 2002
------------------------------------------------------------------------------------------------------------------------
Raw  materials and Work in process                                      $   732,000                925,000

Finished goods                                                              556,000                790,000
                                                                        ------------           ------------
                                                                         $1,288,000             $1,715,000

Less reserve for slow moving and obsolete inventory                         502,000                402,000
                                                                        ------------           ------------
                                                                        $   786,000             $1,313,000
                                                                        ================================================


4.    NOTES PAYABLE CONSISTS OF THE FOLLOWING AT

                                                                            FY 2003                FY 2002
------------------------------------------------------------------------------------------------------------------------
The Company has a demand note payable to Wachovia Bank, N.A. with           $1,000,000               $1,000,000
interest payable monthly at 1.25% above the  Lender's Monthly LIBOR
Index.  The note is secured by all assets of the Company guaranteed by
Kimberlin Partners LP.  In connection with this guarantee, the
Company issued warrants to Kimberlin Partners LP to
purchase 2.5 million shares of series B convertible
preferred stock.  The warrants expire on July 25, 2008.

The Company has a demand note payable to Lincoln Associates, LLC, a subsidiary of a stockholder, with interest payable monthly at
8% per annum. In connection with this note payable, the Company issued warrants to Lincoln Associates, LLC to purchase common
shares equal to $200,000. The warrants expired on May 2004.                    213,500                  222,000
                                                                        ================================================


                                                                            FY 2003                FY 2002
------------------------------------------------------------------------------------------------------------------------
The Company has a seven-year term loan with the Buffalo and Erie               233,666                  218,193
County Regional Development Corporation.  The loan is payable in monthly installments of $3,571 plus interest at 8% through March 2006.
The loan is collateralized by substantially all corporate assets.

The Company has a seven-year term loan with Buffalo Economic
Renaissance Corporation for an amount not to exceed $300,000.
Interest is payable at a rate of 8.25% per annum on the principal balance outstanding at each month-end. Monthly principal and interest payments are $4,713. As the criteria above have not been met the principal and interest payment continue to be deferred. This note
has subsequently been paid in fill on January 7, 2004.                         247,238                  246,142
                                                                        -----------------------------------------------

Minrad has 3 outstanding Convertible Notes with New England Partners
Capital,L.P. as of September 30, 2003 each at 8% interest Rate.  In
March, 2004 a total of $1,845,000 in principal and interest was
converted to Common Stock.                                                   1,709,000                        0
                                                                        -----------------------------------------------

Minrad has 4 outstanding Convertible Notes with Spencer Trask
Specialty Group as of September 30, 2003 at interest rates of between 8% and 10%. As of July 2004 all principal and interest due
on the notes have been paid off.                                             1,204,000                1,471,000
                                                                        ===============================================


5.    EQUITY

SERIES A CONVERTIBLE PREFERRED STOCK:

On December 28, 1999, the Company's shareholders approved the issuance of Series A Preferred Stock to certain Minrad common stockholders. One share of Series A Convertible Preferred Stock, having a liquidation value of $8.00 per share, was issued to each holder of the Company's common stock for each $8.00 of cash or equivalent consideration paid.

Therefore, the issuance of the Series A Convertible Preferred Stock was not issued pro rata to all holders of the Company's common stock. A total of 607,251 shares of Series A Convertible Preferred Stock were issued and is outstanding as of 9/30/02. The Series A Convertible Preferred Stock has a par value of $0.01 per share and is convertible, at the option of the holder, into common stock on a share-for-share basis. The Series A Convertible Preferred shares are also redeemable at the holders option upon the occurrence of certain liquidity events including the completion of an initial public offering with gross proceeds of greater than $7,500,000, or the completion of a sale, dissolution or winding up of the company. The Series A Convertible Preferred Stock automatically converts to common stock on December 31, 2003. The Series A Convertible Preferred Stock has preference rights, upon the occurrence of the liquidity events, over common stock and Series B Convertible Preferred Stock. On approximately November, 2002 all 607,251 shares of Series A Convertible Stock was converted to Common on a one for one basis.

SERIES B CONVERTIBLE PREFERRED STOCK:

Series B Convertible Preferred Stock has a par value of $1.15 per share and is convertible into one share of common stock. Conversion may occur at any time at the option of the holder. Series B Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Director non-cumulative dividends at the rate of 8% of $1.15 ("Series B Liquidation Preference") per share before any dividends are declared or paid or set aside for payment on the common stock for that fiscal year. Series B Convertible Preferred Stock has full voting rights and powers and shall be entitled to one vote for each share of common stock to which the shares are convertible into.

On December 14, 2000, Spencer Trask Specialty Group, LLC purchased an additional 2,875,000 shares of Series B Convertible Preferred Stock that was used to provide additional funds for the acquisition of Medeva. A total of 4,860,325 shares were outstanding as of September 30, 2002. On approximately November, 2002 all 4,860,325 shares were converted to Common on a one for one basis. On November 2002, 950,000 shares of Series B Preferred were purchased by New England Partners and remained outstanding at September 30,2003. All were subsequently converted to Common stock in March 2004 on a one for one basis.

                                     EXPERTS

The financial statements (and the related financial statement schedule) of the Company incorporated in this Information Statement by reference from our annual report on Form 10-KSB for the year ended March 31, 2004, a copy of which is being provided to each stockholder of the Company with this Information Statement, have been audited by Clancy and Co., Scottsdale, Arizona, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of MINRAD contained in this Information Statement have not been audited.

                             ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the "SEC"), including our:

Current Report dated July 20, 2004 (the "July Form 8-K");

Annual Report for the year ended March 31, 2004 (the "Form 10-KSB");

Current Report dated May 27, 2004 (the "May Form 8-K");

Quarterly Report for the period ended June 30, 2004 (the "Form 10-QSB).

Copies of these reports are not included in this Information Statement but may be obtained from the SEC's web site at www.sec.gov. We will mail copies of our prior SEC reports to any shareholder upon written request.

BY ORDER OF THE BOARD OF DIRECTORS

                                              John Kinney
                                              President

Cupertino, California
August __, 2004

                                   APPENDIX A

          MERGER AGREEMENT AND PLAN OF EXCHANGE AND AMENDMENT TO MERGER
                         AGREEMENT AND PLAN OF EXCHANGE





                     MERGER AGREEMENT AND PLAN OF EXCHANGE

                                      AMONG

                       TECHNOLOGY ACQUISITION CORPORATION,

                    TECHNOLOGY ACQUISITION SUBSIDIARY, INC.,

                           CERTAIN MAJOR SHAREHOLDERS

                                       AND

                                   MINRAD INC.

                                TABLE OF CONTENTS

                                                                            PAGE

1.  Definitions...............................................................2

2.  Plan of Reorganization....................................................2

3.  Terms of Merger...........................................................2

4.  Exchange of Certificates..................................................2

5.  Representations and Warranties of MINRAD..................................2

6.  Representations and Warranties of TAC, AS and the Major Shareholders......2

7.  Closing...................................................................2

8.  Actions Prior to Closing..................................................2

9.  Conditions Precedent to the Obligations of MINRAD.........................2

10.  Conditions Precedent to the Obligations of TAC and AS....................2

11.  Survival and Indemnification.............................................2

12.  Nature of Representations................................................2

13.  Documents at Closing.....................................................2

14.  Finder's Fees............................................................2

15.  Post-Closing Covenants...................................................2

16.  Miscellaneous............................................................2


Schedule 1A - MINRAD Disclosure Documents
Schedule 1B - TAC Disclosure Documents
Schedule 5(c) - Outstanding Warrants and Convertible Debt of MINRAD

Exhibit A -       Certificate of Merger

                      MERGER AGREEMENT AND PLAN OF EXCHANGE

      This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of July 15, 2004, by and among TECHNOLOGY ACQUISITION CORPORATION, a Nevada corporation (hereinafter, "TAC"), TECHNOLOGY ACQUISITION SUBSIDIARY, INC., a newly-formed Delaware corporation (hereinafter, "AS"), and the undersigned holders of more than 5% of the outstanding common stock of TAC (hereinafter the "Major Shareholders"), on the one hand, and MINRAD INC., a Delaware corporation (hereinafter "MINRAD"), on the other hand.

                                    RECITALS

      WHEREAS, the parties hereto desire that MINRAD shall be acquired by TAC through the merger ("MERGER") of AS with and into MINRAD, with MINRAD as the surviving corporation ("SURVIVING CORPORATION"), pursuant to this Agreement and the Delaware General Corporation Law ("DGCL"); and

      WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "AFFILIATES" means with respect to any Person (first Person), (a) each other Person that controls, is controlled by, or is under common control with, such first Person, (b) each other Person that holds a Material Interest in such first Person, (c) each other Person that serves as a director, officer, general partner, executor or trustee of such first Person (or in a similar capacity),
(d) each other Person in which such first Person holds a Material Interest and
(e) each other Person with respect to which such first Person serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of an entity or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in an entity.

      "AGREEMENT" is defined in the preamble hereto.

      "CLOSING" has the meaning provided in Section 7.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CONSTITUENT CORPORATIONS" means MINRAD and AS collectively.

      "CONTRACT" means any agreement, contract, license, lease, instrument, note, bond, mortgage, indenture, guarantee or other legally binding commitment or obligation, whether oral or written.

      "EFFECTIVE TIME" has the meaning provided in Section 7.

      "ENCUMBRANCE" means with respect to any Person any mortgage, deed of trust, pledge, lien, security interest, charge, claim or other security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not an Encumbrance is created or exists at the time of the filing).

      "ENVIRONMENTAL LAW" means any and all applicable Legal Requirements, and without limiting the foregoing, any regulations, orders, decrees, judgments or injunctions promulgated or entered into by any Governmental Entity, relating to the preservation or reclamation of natural resources, or to the management, Release (as hereinafter defined) or threatened Release of Hazardous Material (as hereinafter defined), including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss.9601 et seq. ("CERCLA"), the Federal Water Pollution Control Act, 33 U.S.C.ss.ss.1251 et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.11001 et. seq., the Safe Drinking Water Act, 42 U.S.C.ss.300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

      "ENVIRONMENTAL LIABILITIES" means all claims, demands, causes of action, liabilities, investigations, judgments, damages, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees, costs of negotiation, consulting fees and expert fees, Remedial Action costs, penalties, fines and punitive damages, whether in respect of death, personal injury, property damage, cleanup and removal expense, cost recovery contribution or compensation, under Environmental Laws in effect prior to or as of the Closing, which arise from (i) the Release of Hazardous Materials prior to the Closing at, on, in or under any Facilities of MINRAD, (ii) any violation by MINRAD of any Environmental Law in effect at the time of the Closing Date, due to conditions existing or events occurring prior to the Closing , or (iii) the off-site treatment, storage or disposal of Hazardous Materials from any of the Facilities of MINRAD at any time prior to the Closing.

      "ESCROW SHARES" means the shares of TAC stock to be deposited by TAC with the Escrow Agent pursuant to Section 3(d)(5).

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles in the United
States.

      "GOVERNMENTAL AUTHORIZATION" means any permit, license, franchise, approval, consent, permission, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

      "GOVERNMENTAL ENTITY" means any nation, state, municipality and any federal, state, local, foreign, provincial or supranational court or governmental agency, authority, instrumentality or regulatory body.

      "HAZARDOUS MATERIAL" means all explosive or regulated radioactive materials or substances; petroleum and petroleum products (including crude oil or any fraction thereof); asbestos or asbestos-containing materials; and any hazardous or toxic materials, wastes or chemicals designated, defined, listed or regulated as such pursuant to any Environmental Law.

      "INDEBTEDNESS" means indebtedness for borrowed money or the equivalent or represented by notes, bonds or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (other than trade payables constituting current liabilities and personal property leases), and including without limitation capital lease obligations, including all accrued and unpaid interest thereon, and applicable prepayment, breakage or other premiums, fees or penalties and the costs of discharging such indebtedness, all as determined in accordance with GAAP.

      "INTELLECTUAL PROPERTY" means (a) domestic United States and foreign letters patent, patents and patent applications, (b) software; (c) inventions, designs, processes, formulas, know-how and trade secrets; (d) trade names, trademarks, service marks, and United States and foreign trademark registrations and applications, service mark registrations and applications; (e) copyrights, copyright registrations and copyright applications, and (f) internet websites and domain names.

      "LEGAL REQUIREMENT" shall mean any federal, state, local, provincial, foreign, international, multinational or other statute, law, treaty, rule, regulation, guideline, administrative order, directives, ordinance, constitution or principle of common law (or any interpretation thereof by a Governmental Entity).

      "MATERIAL ADVERSE EFFECT" means:

            (a) with respect to MINRAD, an effect that would be materially adverse: (i) to the business, results of operation or financial condition of MINRAD; (ii) to MINRAD's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or (iii) to the ability of the Surviving Corporation or TAC to conduct the business of MINRAD following the Effective Time or the ability of MINRAD to exercise full rights of ownership of MINRAD or its assets or business; or

            (b) with respect to TAC, an effect that would be materially adverse
(i) to the business, results of operation, or financial conditions of TAC and its Subsidiaries, considered as a whole; or (ii) to TAC's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or
(iii) to the ability of the Surviving Corporation or TAC to conduct the business of MINRAD following the Effective Time or the ability of TAC to exercise full rights of ownership of MINRAD or its assets or business;

PROVIDED, HOWEVER, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is (i) general changes in conditions in the pharmaceuticals, medical device, or health care industries, in the financial markets or in the global or United States economy so long as any such change does not materially affect the referenced party to a materially different extent than other similarly situated Persons, and (ii) any action or omission of MINRAD or TAC or AS taken with the prior written consent of TAC or MINRAD, as applicable, in contemplation of the Merger.

      "MERGER" is defined in the recitals hereto.

      "MINRAD DISCLOSURE DOCUMENTS" means the Confidential Private Placement Memorandum of MINRAD dated February 2, 2004, and the Supplement No. 1 thereto dated March 15, 2004, as amended or supplemented by SCHEDULE 1A to this Agreement. Any information with respect to a matter that is disclosed by MINRAD to TAC for any purpose in the Disclosure Documents shall be deemed to be disclosed for all purposes hereunder provided that such information sufficiently identifies the matter in question in all material respects.

      "MINRAD FINANCIAL STATEMENTS" means (i) the audited balance sheet of MINRAD as of September 30, 2003 and the related statements of income and expense, cash flows and stockholders' equity (including related notes, if any) for the 12 months ended September 30, 2003 and (ii) the balance sheet of MINRAD as of March 31, 2004 (unaudited) and the related statements of income and expense, cash flows and changes in stockholders' equity (including related notes, if any).

      "MINRAD OPTION PLAN" means the MINRAD 1996 Stock Option Plan identified in the MINRAD Disclosure Documents, a copy of which has been provided to TAC; and "OPTIONS" means all Rights to purchase MINRAD Stock thereunder.

      "MINRAD STOCK" means the common stock, $.01 par value per share, of MINRAD.

      "OPTIONEES" means all Persons who have been granted Options under the MINRAD Option Plan.

      "PERSON" means any individual and any corporation, partnership, limited liability company, firm, trust, or other business entity and any Governmental Entity.

      "RELEASE" shall have the same meaning as in CERCLA.

      "REMEDIAL ACTION" shall mean (a) "remedial action" as such term is defined in CERCLA and (b) all other action required by any Governmental Entity to respond to a Release or threatened Release of Hazardous Material.

      "RIGHTS" means warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

      "SEC" means the Securities and Exchange Commission.

      "SEC DOCUMENTS" means all forms, reports and documents filed, or required to be filed, by Purchaser pursuant to the Securities Laws.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITIES LAWS" means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; the rules and regulations of the Securities and Exchange Commission promulgated thereunder; AND the blue sky and other Legal Requirements of any state that are applicable to the purchase and sale of securities generally.

      "STOCKHOLDERS" means all Persons who hold issued and outstanding shares of MINRAD Stock as of the Effective Time.

      "SUBSIDIARY" or "Subsidiaries" means with respect to any party, any corporation, company, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

      "TAC DISCLOSURE DOCUMENTS" means all publicly available documents filed by TAC with the SEC, as amended or supplemented by SCHEDULE 1B to this Agreement.

      "TAC STOCK" means the common stock, par value $.01 per share, of TAC.

      "TAX," collectively, "Taxes" means all taxes, however denominated, including any interest, penalties, criminal sanctions or additions to tax (including, without limitation, any underpayment penalties for insufficient estimated tax payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person or entity), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties (custom and others), workers' compensation taxes, premium taxes, environmental taxes (including taxes under Section 59A of the Code) , disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

      "TAX RETURN," collectively, "Tax Returns" means all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to Legal Requirements of any Governmental Entity Tax authority, including but not limited to, original returns and filings, amended returns, claims for refunds, information returns, ruling requests, administrative or judicial filings, accounting method change requests, responses to revenue agents' reports (federal, state or local) and settlement documents.

      "TRANSACTION EXPENSES" means all fees, costs, expenses and disbursements, incurred by the Stockholders, the Optionees and/or MINRAD in connection with the transactions contemplated by this Agreement, the Merger and the other agreements referenced or provided for herein, including, without limitation, (a) the fees and expenses of any legal counsel retained by any Major Shareholder, TAC, or MINRAD; (b) the fees and expenses of any accountants of MINRAD including any indirect fees and expenses resulting from outsourcing or through service agreements; (c) any amounts payable in accordance with Section 16(l) of this Agreement; and (d) any fees and expenses of any other counsel, accountants, financial advisors or other similar professionals with respect to services rendered to the Major Shareholder or MINRAD in connection with the transactions contemplated by this Agreement.

In addition, the following terms shall be interpreted as set forth below:

      (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

      (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

      (c) References to the "Knowledge" of an entity shall refer to the actual knowledge of the directors and officers of the entity, and the knowledge of any fact or matter which any person would have following inquiries of those employees and directors or former employees and directors of the entity of whom such persons would reasonably believe would have actual knowledge of such matters presented.

      (d) References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and reference to a "Section" is, unless otherwise specified, to one of the Sections of this Agreement.

      2. PLAN OF REORGANIZATION. The parties to this Agreement do hereby agree that AS shall be merged with and into MINRAD upon the terms and conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

      3. TERMS OF MERGER. In accordance with the provisions of this Agreement and the requirements of applicable law, AS shall be merged with and into MINRAD as of the Effective Time (the terms "Closing" and "Effective Time" are defined in Section 7 hereof). MINRAD shall be the surviving corporation (hereinafter sometimes the "Surviving Corporation") and the separate existence of AS shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

            (A) CORPORATE EXISTENCE.

                  (1) Commencing with the Effective Time, the Surviving Corporation shall continue its corporate existence as a Delaware corporation and
(i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Time, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

                  (2) At the Effective Time, (i) the Certificate of Incorporation and the By-laws of MINRAD, as existing immediately prior to the Effective Time, shall be and remain the Certificate of Incorporation and By-laws of the Surviving Corporation; (ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Time shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Time a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Surviving Corporation at the Effective Time shall continue to hold the same offices of the Surviving Corporation.

      (b) EVENTS OCCURRING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. Immediately prior to the Merger becoming effective, on the day of such effectiveness:

            (1) MINRAD shall consummate the Merger under Section 251 of the Delaware General Corporation Law by filing a Delaware Certificate of Merger between MINRAD and AS with the Secretary of State; and

            (2) TAC shall consummate the exchange of TAC Stock for MINRAD Stock under Section 92A.200 of the Nevada General Corporation Law by filing Articles of Exchange with the Nevada Department of State.

      (c) CONVERSION OF SECURITIES.

      As of the Effective Time and without any action on the part of TAC, AS, MINRAD or the holders of any of the securities of any of these corporations, each of the following shall occur:

            (1) Each share of MINRAD Stock issued and outstanding immediately prior to the Effective Time, other than any shares of MINRAD Stock to be canceled pursuant to Section 3(d)(2) shall automatically be converted into the right to receive one share of TAC Stock. All such shares of MINRAD Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 4 hereof, certificates evidencing such number of shares of TAC Stock, respectively, into which such shares of MINRAD Stock were converted. No fractional shares of TAC Stock will be issued in the Merger; any fractional share otherwise issuable shall be rounded to the nearest whole share. The holders of such certificates previously evidencing shares of MINRAD Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of MINRAD Stock except as otherwise provided herein or by law;

            (2) Any shares of MINRAD capital stock held in the treasury of MINRAD immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

            (3) All shares of capital stock of AS issued and outstanding immediately prior to the Effective Time shall automatically converted into one share of common stock of the Surviving Corporation, which shall be owned by TAC;

      (d) OTHER MATTERS.

            (1) MINRAD STOCK OPTIONS.

                  (A) At the Effective Time, the MINRAD Option Plan shall be adopted by and converted into a plan applicable to TAC and its subsidiaries (including MINRAD), with substantially the same terms and conditions except that
(i) options granted under the plan will be options to purchase TAC Stock, and
(ii) the aggregate number of additional shares of TAC Stock that will be purchasable under the plan (not including shares purchasable under outstanding MINRAD options) will be 5,000,000 (the MINRAD Option Plan as so adopted and converted is hereafter referred to as the "TAC Option Plan").

                  (B) At the Effective Time, each outstanding MINRAD Option, whether or not then exercisable, will automatically be converted into an option to purchase TAC Stock. Each option so converted will continue to have, and be subject to, substantially the same terms and conditions set forth in the MINRAD Stock Option Plan immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each converted MINRAD Option will be exercisable (or will become exercisable in accordance with its terms) for the same number of shares of TAC Stock that were issuable upon exercise of such MINRAD Option immediately prior to the Effective Time and (ii) the per share exercise price for the shares of TAC Stock issuable upon exercise of such converted MINRAD Option will be equal to the exercise price per share of MINRAD Stock at which such MINRAD Option was exercisable immediately prior to the Effective Time. Continuous employment with MINRAD or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all converted MINRAD Options after the Effective Time.

            (2) MINRAD WARRANTS. At the Effective Time, each outstanding warrant to purchase MINRAD Stock (a "MINRAD WARRANT"), whether or not then exercisable, will be automatically be converted into a warrant to purchase TAC Stock. Each warrant so converted will continue to have, and be subject to, substantially the same terms and conditions set forth in the warrant agreement with respect to the warrant immediately prior to the Effective Time, except that (i) each converted MINRAD Warrant will be exercisable (or will become exercisable in accordance with its terms) for the same number of shares of TAC Stock that were issuable upon exercise of such MINRAD Warrant immediately prior to the Effective Time and
(ii) the per share exercise price for the shares of TAC Stock issuable upon exercise of such converted MINRAD Warrant will be equal to the exercise price per share of MINRAD Stock at which such MINRAD Warrant was exercisable immediately prior to the Effective Time.

            (3) MINRAD CONVERTIBLE DEBT. At the Effective Time, the terms of all of the outstanding indebtedness of MINRAD that the holder has the right under the governing documents to convert into MINRAD Stock ( "MINRAD CONVERTIBLE DEBT"), whether or not then convertible, will automatically be amended to provide for the conversion of the debt into TAC Stock. The MINRAD Convertible Debt so amended will continue to have, and be subject to, substantially the same terms and conditions set forth in the governing documents immediately prior to the Effective Time, except that (i) the MINRAD Convertible Debt will be convertible (or will become convertible in accordance with its terms) for the same number of shares of TAC Stock that were issuable upon conversion of the MINRAD Convertible Debt immediately prior to the Effective Time and (ii) the per share conversion price for the shares of TAC Stock issuable upon conversion of the MINRAD Convertible Debt will be equal to the conversion price per share of MINRAD Stock at which such MINRAD Convertible Debt was exercisable immediately prior to the Effective Time.

            (4) DISSENTING SHARES.

                  (A) Notwithstanding anything in this Agreement to the contrary, any shares of MINRAD Stock held by any Person (a "DISSENTING STOCKHOLDER") who has demanded and perfected his right for appraisal of such shares ("DISSENTING SHARES") in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal shall not be converted as described in Section 3(c)(1) but shall become the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to Section 262 of the DGCL and shall not be entitled to receive his applicable portion of the Merger consideration; PROVIDED, HOWEVER, that if, in accordance with such Section of the DGCL, any Dissenting Stockholder shall fail to perfect, withdraw or otherwise lose his right to appraisal under such Section of the DGCL, the Dissenting Shares held by such Dissenting Stockholder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right, to receive, in accordance with this Section 3(d)(2) and, except as set forth in
Section 4, without interest or dividends thereon), for each share (or fraction thereof) of MINRAD Stock, the Merger Consideration (or a corresponding fraction thereof).

                  (B) MINRAD shall give TAC (i) prompt notice of any written demands for appraisal of any shares of the MINRAD Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL that relate to such demands received by MINRAD and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. MINRAD shall not, except with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, voluntarily make or offer to make any payments in excess of $5,000 in the aggregate, with respect to any demands for appraisal and/or refusals to consent of holders of MINRAD Stock or offer to settle or settle any such demands and/or refusals to consent.

            (5) At the Closing, the existing directors of TAC shall nominate and elect to the Board of Directors of TAC the persons designated by MINRAD, and all of the persons serving as directors and officers of TAC immediately prior to the Closing shall thereafter resign from all of their positions with TAC, effective immediately after the Closing.

            (6) Upon the effectiveness of the Merger, TAC shall assume and will be bound by the terms of all of the agreements relating to registration of MINRAD Stock under the Securities Act that are in the MINRAD Disclosure Documents, in each case so as to provide for the registration of TAC Stock rather than MINRAD Stock. TAC will execute any agreement or other instrument MINRAD deems necessary to confirm its agreement to comply with the registration rights granted by MINRAD to holders of MINRAD Stock.

            (7) ESCROW.

                  (A) ESTABLISHMENT OF ESCROW. At or prior to the Closing, the Major Shareholders and MINRAD will enter into an escrow agreement (the "SHARE ESCROW AGREEMENT") with a financial institution mutually to be agreed upon by them (the "Escrow Agent"), providing for the escrow of 2,402,500 shares of TAC Stock (the "ESCROW Shares"), which may become deliverable to them if Cagan McAfee Capital Partners, LLC ("CAGAN") obtains certain financings for TAC under the terms of an Engagement Letter between Cagan and MINRAD, or which may be returned to TAC and canceled if the financings are not obtained. The Share Escrow Agreement shall be in a form mutually agreed upon by MINRAD and the Major Shareholders and acceptable to the Transfer Agent.

                  (B) DELIVERY OF ESCROW SHARES. At the Closing, Cagan will deliver the Escrow Shares to the Escrow Agent to be held under the terms of the Share Escrow Agreement.

            (8) REGISTRATION RIGHTS. Reference is made to certain Registration Rights Agreements entered into by and among MINRAD, on the one hand, and (A) the purchasers in a private placement for up to $4,000,000 of MINRAD Stock, (B) persons who converted certain convertible debt of MINRAD, and (C) persons who hold or have exchanged MINRAD Warrants, (the "Registration Rights Agreements"). At the Effective Time the Registration Rights Agreements will automatically and without further action by the parties thereto be converted into and become obligations of TAC to register TAC Stock as "Registrable Securities" (as defined in the Registration Rights Agreements) under the Registration Rights Agreements as if it were the MINRAD Stock referred to. In the event of any dispute between TAC and any other party to the Registration Rights Agreement concerning the right of the other party to have shares registered by TAC under the Registration Rights Agreements, if a court of competent jurisdiction shall uphold the right of the other party to have shares registered by TAC, then in addition to any other remedy provided by the court, TAC shall indemnify the other party for all damages and costs, including attorneys fees, incurred by the other party in pursuing its rights under the Registration Rights Agreements.

      4. EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE AGENT. TAC shall select an institution reasonably acceptable to MINRAD to act as the exchange agent (the "Exchange Agent") in the Merger.

            (b) EXCHANGE FUND. Promptly after the Effective Time, TAC shall make available to the Exchange Agent for exchange in accordance with this Section, the shares of TAC Stock (such shares of TAC Stock, are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 3 in exchange for outstanding shares of Minrad Stock. No fractional shares of TAC Stock shall be issued in connection with the Merger.

            (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, TAC shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of MINRAD Stock whose shares were converted into the right to receive shares of TAC Stock pursuant to Section 3,
(i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other provisions as TAC may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of TAC Stock. Upon surrender of Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holders of such Certificates shall be entitled to receive in exchange therefore certificates representing the number of whole shares of TAC Stock (after aggregating all Certificates surrendered by such holder) into which such holder is entitled pursuant to Section 3 and any dividends or distributions payable pursuant to Section 4(d) and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of TAC Stock into which such shares of MINRAD Stock shall have been so converted and any dividends or distributions payable pursuant to Section 4(d) No interest will be paid or accrued on any unpaid dividends or distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of MINRAD Stock that is not registered in the transfer records of a MINRAD, a certificate representing the proper number of shares of TAC Stock may be issued to a transferee if the Certificate representing such shares of MINRAD Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

            (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to TAC Stock with a record date after the Effective Time will be paid to the holders of any MINRAD Certificates with respect to the shares of TAC Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, (i) promptly after such surrender the amount of dividends or other distributions with a record date after the Effective Time heretofore paid with respect to such whole shares of TAC Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of TAC Stock.

            (e) REQUIRED WITHHOLDING. Each of the Exchange Agent, TAC and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of MINRAD Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

            (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of TAC Stock into which the shares of MINRAD Stock represented by such Certificates were converted pursuant to Section 3 and any dividends or distributions payable pursuant to Section 4(d); provided, however, that TAC may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of TAC Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against TAC, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

            (g) NO LIABILITY. Notwithstanding anything to the contrary in this
Section 4, neither the Exchange Agent, TAC, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of TAC Stock or MINRAD Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of MINRAD Stock for six months after the Effective Time shall be delivered to TAC, upon demand, and any holders of MINRAD Stock who have not theretofore complied with the provisions of this
Section 4 shall thereafter look only to TAC for the shares of TAC Stock and any dividends or other distributions with respect to TAC Stock to which they are entitled pursuant to Section 4(d), in each case, without any interest thereon.

            (i) RESERVATION OF SHARES FOR EXERCISE OF WARRANTS AND CONVERSION OF CONVERTIBLE DEBT. TAC shall at all times after the Effective Time reserve sufficient authorized TAC Stock to provide for the exercise of all MINRAD Warrants and for the conversion of all MINRAD Convertible Debt and shall permit the exercise of MINRAD Warrants and conversion of MINRAD Convertible Debt as provided in Section 3.

            (j) NO FURTHER OWNERSHIP RIGHTS IN MINRAD STOCK. All shares of TAC Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 4 shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of MINRAD Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of MINRAD Stock that were outstanding immediately prior to the Effective Time.

      5. REPRESENTATIONS AND WARRANTIES OF MINRAD. MINRAD hereby represents and warrants as follows:

            (a) ORGANIZATION, STANDING AND AUTHORITY OF PURCHASER. MINRAD is a duly incorporated corporation, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as now conducted and is duly qualified to do business in any jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to have such corporate power and authority or to so qualify would not have a Material Adverse Effect on MINRAD.

            (b) AUTHORIZED AND EFFECTIVE AGREEMENT.

                  (1) MINRAD has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by MINRAD and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the board of directors of MINRAD, which authorization constitutes all necessary corporate action in respect thereof and which have not been rescinded, revoked or otherwise adversely modified.

                  (2) This Agreement constitutes the legal, valid and binding obligations of MINRAD, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other Legal Requirements of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (3) Neither the execution and delivery of this Agreement, nor consummation of the Merger and the other transactions contemplated hereby, nor compliance by MINRAD with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of MINRAD or (ii) violate any Legal Requirements applicable to MINRAD.

                  (4) Other than the filing of the Certificate of Merger with the Delaware Secretary of State and consent of Purchaser's Shareholders, no consent, approval or authorization of, or declaration, notice, filing or registration with, any Governmental Entity, or any other Person, is required to be made or obtained by MINRAD on or prior to the Effective Time in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby.

            (c) CAPITAL STRUCTURE OF MINRAD.

                  (1) As of the date of this Agreement, the authorized capital stock of MINRAD consists of: 100,000,000 shares of MINRAD Stock, of which 22,893,816 shares are presently issued and outstanding, and no shares are held in treasury. In addition, as of the date of this Agreement, there are MINRAD Warrants outstanding that are exercisable for up to 4,100,457 shares of MINRAD stock at the exercise prices and during the periods indicated on the attached
SCHEDULE 5(C), and there are options outstanding under the MINRAD Option Plan that are exercisable to purchase 2,170,500 shares of MINRAD Stock. Other than shares of MINRAD Stock that may be issued upon the exercise the MINRAD Warrants or options under the MINRAD Option Plan between the date of this Agreement and the Effective Time, no additional shares of MINRAD Stock will be issued between the date of this Agreement and the Effective Time.

                  (2) All outstanding shares of MINRAD Stock are, and shall be at Closing, validly issued, fully paid and nonassessable. Except for the MINRAD Warrants and the MINRAD Convertible Debt, there are no existing options, convertible or exchangeable securities, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of MINRAD. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any capital stock of MINRAD. There are no outstanding obligations of MINRAD to repurchase, redeem or otherwise acquire any shares of capital stock of MINRAD.

            (d) FINANCIAL STATEMENTS OF MINRAD. The MINRAD Financial Statements fairly present the financial position of MINRAD as of the dates thereof and the results of its operations for the periods covered. Other than as set forth in the MINRAD Disclosure Documents and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the MINRAD Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business since March 31, 2004. The MINRAD Financial Statements have been prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto and except for footnotes).

            (e) MATERIAL ADVERSE CHANGE. Except as set forth in the MINRAD Disclosure Documents, since March 31, 2004 there has not been any change in the financial condition, results of operations, prospects or business which would individually or in the aggregate with any other such changes, of MINRAD except changes arising in the ordinary course of business, which changes would have a Material Adverse Effect with respect to MINRAD.

            (f) LITIGATION. Except as set forth in the MINRAD Disclosure Documents, there are no actions, suits or proceedings instituted, pending or, to it's Knowledge, any governmental investigation or proceeding, not otherwise reflected in the MINRAD Disclosure Documents, and, to its Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against MINRAD.

            (g) ABSENCE OF UNDISCLOSED LIABILITIES. MINRAD does not have any liability (contingent or otherwise) that is material to MINRAD, or that, when combined with all similar undisclosed liabilities, would be material to MINRAD, except as disclosed in the MINRAD Financial Statements dated prior to the date hereof and except for liabilities incurred in the ordinary course of business subsequent to the Closing.

            (h) TAX MATTERS. MINRAD has, or by the Closing will have, filed all material federal tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing.

            (i) MATERIAL CONTRACTS. As part of the MINRAD Disclosure Documents, MINRAD has previously given TAC copies of or access to all material contracts, commitments and/or agreements to which MINRAD is a party, including all contracts covering relationships or dealings with related parties or affiliates. MINRAD is not in material breach of, or material default under any material contract.

            (j) SUBSIDIARY CORPORATIONS. MINRAD has no subsidiary corporations.

            (k) MINUTE BOOKS, FINANCIAL RECORDS. MINRAD has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of TAC prior to the Closing, during reasonable business hours and on reasonable notice.

            (l) DISCLOSURE. Information regarding MINRAD which has been delivered by MINRAD to TAC for use in connection with the Merger, is true and accurate in all material respects.

      6. REPRESENTATIONS AND WARRANTIES OF TAC AND AS. TAC and AS hereby jointly and severally represent and warrant as follows:

            (a) ORGANIZATION, STANDING AND AUTHORITY OF PURCHASER. TAC and AS are each duly organized, validly existing and in good standing under the laws of the State of Nevada and the State of Delaware, respectively, with the full corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and in good standing to do business in any jurisdiction where the ownership or leasing of the property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. TAC is not required to be qualified to do business in any state other than Texas.

            (b) CAPITAL STRUCTURE OF TAC.

                  (1) As of the date of this Agreement, TAC's authorized capital stock consists of (i) 100,000,000 shares of TAC Stock, of which 5,050,000 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock par value $.25 per share, of which no shares are presently issued and outstanding. At the Effective Time, TAC's authorized capital stock will consist solely of 100,000,000 shares of TAC Stock, of which not more than 5,050,000 shares will be issued and outstanding, and 5,000,000 shares of preferred stock of which none will be issued or outstanding. At the Effective Time, AS's authorized capital stock will consist of 20,000 authorized shares of $.01 par value common stock ("AS's Common Stock"), of which 10,000 shares will be issued and outstanding and owned by TAC, free and clear of all liens, claims and encumbrances.

                  (2) All outstanding shares of TAC Stock and AS Common Stock are, and shall be at Closing, validly issued, fully paid and nonassessable. At the time of this Agreement and at the Closing, there are and there will be no existing options, convertible or exchangeable securities, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either TAC or AS. There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which TAC or AS is a party or by which TAC or AS is bound with respect to the voting of any capital stock of TAC or AS. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any capital stock of TAC or AS. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of TAC or AS.

                  (3) As of the Closing, the shares of TAC Stock to be issued and delivered to the MINRAD Shareholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of TAC capital stock, will not be issued in violation of any preemptive or similar rights and will be issued free and clear of all liens and encumbrances.

                  (4) As of the Closing, the shares of TAC Stock to be reserved for issuance to the holders of options and warrants to purchase MINRAD Stock, when so issued and delivered in accordance with such options or warrants will, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of TAC capital stock, will not be issued in violation of any preemptive or similar rights and will be issued free and clear of all liens and encumbrances.

            (c) AUTHORIZED AND EFFECTIVE AGREEMENT.

                  (1) TAC has the corporate power to enter into this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby (i) have been duly authorized by the respective Boards of Directors of TAC and AS and by TAC as the sole stockholder of AS, and
(ii) as of the Closing, will have been duly authorized and approved by the stockholders of TAC.

                  (2) This Agreement has been duly executed and delivered by each of TAC and AS and constitutes a legal, valid and binding obligation of TAC and AS, enforceable against TAC and AS in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other Legal Requirements of general applicability relating to or affecting creditor's rights generally and to general equity principles.

                  (3) Neither the execution and delivery of this Agreement will constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which TAC or AS is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to TAC, AS or their properties.

                  (4) Neither the execution and delivery of this Agreement, nor consummation of the Merger and the other transactions contemplated hereby, nor compliance by TAC or AS with any of the provisions hereof shall conflict with or result in a breach of the respective Articles or Certificate of Incorporation or by-laws of either TAC or AS.

            (d) FINANCIAL STATEMENTS OF TAC AND AS.

                  (1) TAC has delivered to MINRAD a true and complete copy of its audited financial statements for the fiscal years ended March 31, 2001, 2002 and 2003, and the unaudited financial statements for the interim period ending June 30, 2004 (the "TAC Financial Statements"). The TAC Financial Statements are complete, accurate and fairly present the financial condition of TAC as of the dates thereof and the results of its operations for the periods then ended. Except as indicated in the TAC Disclosure Documents, there are no material liabilities or obligations either fixed or contingent not reflected therein. The TAC Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of TAC as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

                  (2) No financial statements exist for AS because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger, and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in Delaware.

            (e) TAXES. TAC and AS have filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the TAC Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither TAC nor AS is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

            (f) NO SUBSIDIARIES. TAC has no subsidiaries or affiliates other than AS or has no direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business except for AS, and AS has no subsidiaries or affiliates.

            (g) MATERIAL ADVERSE CHANGE. Since March 31, 2004 there have not been any changes in the financial condition, results of operations, or financial condition of TAC which would individually or in the aggregate with any other such changes, except changes arising in the ordinary course of business, which changes would have a Material Adverse Effect with respect to TAC. TAC and AS have (and at the Closing they will have) disclosed in the TAC Disclosure Documents all events, conditions, and facts materially affecting, the business, financial condition (including liabilities, contingent or otherwise) or results of operations of TAC and AS.

            (h) ABSENCE OF UNDISCLOSED LIABILITIES.

                  (1) At the Closing, neither TAC nor AS has any material assets and neither such corporation has or will have, any liabilities of any kind other than those reflected in the TAC Disclosure Documents and any costs incurred in connection with the Merger.

                  (2) Except as disclosed in the TAC Disclosure Documents or specifically disclosed or reserved against as to amount in the latest balance sheet contained in the TAC Financial Statements, there is no basis for any assertion against TAC of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, known or unknown, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from TAC to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of TAC, (b) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of TAC, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

            (i) LITIGATION. Neither TAC nor AS is a party to, or the subject of, any pending litigation, claims, or governmental investigation or proceeding not reflected in the TAC Financial Statements, and to the Knowledge of the Major Shareholders, TAC and AS, there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting AS, TAC, or the management or properties of TAC or AS.

            (j) MINUTE BOOKS AND RECORDS. Except as otherwise indicated in the TAC Disclosure Documents, the TAC minute books and other corporate records made available to MINRAD prior to the date of this Agreement, are complete and accurate in all material respects.

            (k) (1) MATERIAL CONTRACTS. Neither TAC nor AS has breached, nor is there any pending, existing or threatened claim that TAC or AS has breached, any of the material terms or conditions of any agreements, contracts, commitments or other documents to which it is a party or by which it is, or its properties are bound. The execution and performance of this Agreement will not violate any provisions of applicable law or any agreement to which TAC or AS is subject.

                  (2) Each of TAC and AS hereby represent and warrant that except as otherwise provided in the TAC Disclosure Documents it is not a party to any material contract or commitment other than appointment documents with TAC's transfer agent, and that it has disclosed to MINRAD in writing all previous or existing relationships or dealings with related or controlling parties or affiliates of TAC, AS or any of the Major Shareholders. Each of TAC and AS hereby represent and warrant that except as otherwise provided in the TAC Disclosure Documents neither of them there are no currently existing agreements with any affiliates, related or controlling persons or entities of TAC, AS or any of the Major Shareholders.

                  (3) Except as otherwise provided in the TAC Disclosure Documents, TAC has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise. For purposes of this Section 6, "material" means payment or performance of a contract, commitment, arrangement or understanding which is expected to involve payments in excess of $5,000.

                  (4) Except as otherwise provided in the TAC Disclosure Documents, other than this Agreement and the transactions contemplated hereby, there are no outstanding contracts, commitments or bids, or services, development, sales or other proposals of either TAC or AS.

                  (5) There are no outstanding lease commitments that cannot be terminated without penalty upon 30-days notice, or any purchase commitments, in each case of either TAC or AS.

            (l) COMPLIANCE WITH SECURITIES LAWS.

                  (1) TAC has complied with all of the provisions relating to the issuance of shares, and for the registration thereof, under the Securities Act, other applicable securities laws, and all applicable blue sky laws in connection with any and all of its stock issuances. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws. All issued and outstanding shares of TAC's capital stock were offered and sold in compliance with federal and state securities laws and were not offered, sold or issued in violation of any preemptive right, right of first refusal or right of first offer and are not subject to any right of rescission.

                  (2) All information regarding TAC and any entity for whose conduct TAC is legally held responsible which has been provided to MINRAD in the TAC Disclosure Documents relating to any document or other communication, disseminated to any former, existing or potential stockholders of TAC or to the public or filed with The National Association of Securities Dealers, Inc. ("NASD") or the Securities and Exchange Commission ("SEC") or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

                  (3) TAC has timely filed all required documents, reports and schedules with the SEC, the NASD and any applicable state or regional securities regulators or authorities. As of their respective dates, the TAC Disclosure Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the NASD rules and regulations and state and regional securities laws and regulations, as the case may be, and, at the respective times they were filed. None of the TAC Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of TAC included in the TAC Disclosure Documents complied as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of TAC as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

            (m) GOVERNMENTAL AUTHORIZATIONS: COMPLIANCE WITH LAWS.

                  (1) Up to the Closing, TAC is currently and has complied with, and TAC has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no Material Adverse Effect.

                  (2) Up to the Closing, TAC has not received notice of any noncompliance with the foregoing, nor to its Knowledge are there any claims or threatened claims in connection therewith. TAC has never conducted any operations or engaged in any business transactions whatsoever other than as set forth in the reports TAC has previously filed with the SEC.

                  (3) Assuming all corporate consents and approvals have been obtained and assuming the appropriate filings and mailings are made by TAC under the Securities Act, the Exchange Act, with the NASD, and with the Secretaries of State of Delaware and of Nevada, the execution and delivery by TAC of this Agreement and the closing documents and the consummation by TAC of the transactions contemplated hereby do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect); or
(ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to TAC, or its business or assets. TAC is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder, restrict or impair the continued operation of the business of TAC (or to the Knowledge of TAC, the continued operation of the business of MINRAD) after the Closing.

            (n) ONGOING BUSINESS. No aspect of TAC's past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair TAC from carrying on the business of TAC as it is presently being conducted by TAC.

            (o) DISCLOSURES. No representation or warranty by TAC or AS contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no current or prior event or condition of any kind or character pertaining to TAC that may reasonably be expected to have a material adverse effect on TAC or its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by TAC in connection herewith have been and will be complete originals, or exact copies thereof.

            (p) ENVIRONMENTAL MATTERS.

Except as set forth on the TAC Disclosure Documents or as described in any third party reports supplied by TAC or obtained by MINRAD and specifically listed on TAC Disclosure Documents:

                  (1) TAC, including any corporation to which TAC is a successor, is in material compliance with all Environmental Laws.

                  (2) Neither TAC nor, to the Knowledge of TAC, any other Person for whose conduct TAC is or may be held responsible, has any Environmental Liabilities, or, to the Knowledge of TAC, with respect to any properties and assets (whether real, personal or mixed) in which TAC (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining any such property or assets.

                  (3) TAC does not have any basis to expect, nor has TAC or, to the Knowledge of TAC, any other Person for whose conduct TAC is or may be held responsible received, any citation, directive, inquiry, notice, order, summons, complaint or warning that relates to (i) any alleged, actual, or potential violation or failure to comply with any Environmental Law or (ii) any alleged, actual or potential obligation to undertake or bear the cost of any Environmental Liabilities with respect to any present or former properties or assets (whether real, personal or mixed) in which TAC (or any predecessor) has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by TAC, or any other Person for whose conduct TAC is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (4) Except in material compliance with or as permitted by applicable Environmental Law, to the Knowledge of TAC, there are no Hazardous Materials present on or in the environment at any present or former properties of TAC (or any predecessor) or, to the Knowledge of TAC at any geologically or hydrologically adjoining property, in material quantities that emanated from TAC or any predecessor thereof, including any Hazardous Materials contained in barrels, above or any, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of such property or such adjoining property, or incorporated into any structure therein or thereon.

                  (5) To the Knowledge of TAC, and except in material compliance with or as permitted by applicable Environmental Law, there has been no Release or threat of Release, of any material amounts of Hazardous Materials at or from any present or former property of TAC (or any predecessor).

                  (6) TAC has delivered or made available to MINRAD true and complete copies and results of all reports, studies, analyses, tests, or monitoring possessed or initiated by TAC and such other reports, if any, as MINRAD has requested pertaining to Hazardous Materials or any business activities which is regulated under any Environmental Law in, on, or under the Facilities, or concerning compliance by TAC, or any other Person for whose conduct TAC is or may be held responsible, with Environmental Laws.

      7. CLOSING. The Closing of the transactions contemplated herein shall take place at the offices of Hodgson Russ LLP, Suite 2000, One M&T Plaza, Buffalo, New York on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall occur on or before October 31, 2004. In connection with the Closing, MINRAD and AS shall execute a Certificate of Merger in accordance with the DGCL, and TAC shall cause it to be delivered and filed as soon as practicable on the Closing Date with the Delaware Secretary of State in accordance with the DGCL. The Merger shall become effective at the time and on the date (the "Effective Time") specified in the Certificate of Merger.

      8. ACTIONS PRIOR TO CLOSING.

            (a) Prior to the Closing, MINRAD, TAC and AS, will be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein. Until the Closing, and if the Closing shall not occur, thereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement, and shall not disclose, nor use for their own benefit, any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure). If this transaction is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

            (b) Prior to the Closing, MINRAD, TAC, AS, and the Major Shareholders agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties. In the event that TAC is required under federal securities law to either (i) file any document with the SEC that discloses this Agreement or the transactions contemplated hereby, or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby, TAC shall provide MINRAD with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that MINRAD may request.

            (c) Prior to the Closing, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to, or rights issued in respect of, the TAC Stock, and there shall be no dividends or other distributions paid on TAC's Common Stock after the date hereof, in each case through and including the Closing.

            (d) TAC and AS shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

            (e) Except as otherwise contemplated under this Agreement, prior to the Closing, TAC and AS shall not take any action or enter into any agreement to issue or sell any shares of capital stock of TAC or AS or any securities convertible into or exchangeable for any shares of capital stock of TAC or AS or to repurchase, redeem or otherwise acquire any of the issued and outstanding capital stock of TAC or AS without the prior written consent of MINRAD.

            (f) Prior to the Closing, TAC and AS shall conduct their business only in the usual and ordinary course and the character of such business shall not be changed nor shall any different business be undertaken. Prior to the Closing, except as contemplated hereby, TAC and AS shall not incur any liabilities or obligations without the prior written consent of MINRAD.

            (g) Prior to the Closing, TAC will timely file all required TAC SEC Documents and comply in all material respects with the requirements of the Securities Act, the Exchange Act, the NASD rules and regulations and state and regional securities laws and regulations.

            (h) Prior to the Closing, if requested by MINRAD, TAC shall adopt a new stock option plan or amend its existing stock option plan in the manner requested by MINRAD.

      9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MINRAD. All obligations of MINRAD under this Agreement are subject to the fulfillment, prior to or as of the Closing, of each of the following conditions:

            (a) The representations and warranties by or on behalf of TAC and AS contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true at and as of the Closing as though such representations and warranties were made at and as of such time.

            (b) TAC, AS and the Major Shareholders shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

            (c) On or before the Closing, the Board of Directors of TAC and AS, the shareholders of TAC, and TAC as sole stockholder of AS, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

            (d) On or before the Closing Date, TAC and AS shall have delivered certified copies of resolutions of the sole stockholder and the directors of AS and of the shareholders and directors of TAC approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable TAC and AS to comply with the terms of this Agreement, including the election of MINRAD's nominees to the Board of Directors of TAC and all matters outlined or contemplated herein.

            (e) The Merger shall be permitted by applicable state law and otherwise and TAC shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

            (f) At Closing, all of the directors and officers of TAC shall have resigned in writing from their positions as directors and officers of TAC effective upon the election and appointment of the MINRAD nominees, and the directors of TAC shall take such action as may be necessary or desirable to effect the election and appointment of MINRAD nominees.

            (g) At or prior to the Closing, TAC shall have adopted a fiscal year ending on December 31.

            (h) At the Closing, all instruments and documents delivered by TAC or AS, including any to MINRAD Stockholders pursuant to the provisions hereof, shall be reasonably satisfactory to legal counsel for MINRAD.

            (i) The shares of restricted TAC capital stock to be issued to MINRAD Shareholders at Closing will be validly issued, nonassessable and fully paid under Delaware corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

            (j) MINRAD shall have received all necessary and required approvals and consents from required parties (including those identified in the MINRAD Disclosure Documents) and from its stockholders.

            (k) At the Closing, TAC and AS shall have delivered to MINRAD an opinion of TAC's legal counsel, dated as of the Closing, and in a form reasonably acceptable to MINRAD to the effect that:

                  (1) Each of TAC and AS is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (2) This Agreement has been duly authorized, executed and delivered by TAC and AS and is a valid and binding obligation of TAC and AS enforceable in accordance with its terms;

                  (3) TAC and AS each through its Board of Directors and stockholders have taken all corporate action necessary for their performance under this Agreement;

                  (4) The documents executed and delivered to MINRAD and MINRAD Stockholders hereunder are valid and binding in accordance with their terms and vest in MINRAD Shareholders all right, title and interest in and to the shares of TAC Stock to be issued pursuant to Section 2 hereof, and the shares of TAC capital stock when issued in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable; and

                  (5) Each of TAC and AS has the corporate power to execute, deliver and perform under this Agreement.

            (l) The Major Shareholders shall have signed and delivered the Share Escrow Agreement to MINRAD at the Closing.

            (m) The Major Shareholders shall enter into an agreement with TAC, in a form reasonably acceptable to MINRAD, to vote their shares of TAC Stock after the Merger in favor of any proposal made or approved by the Board of Directors of TAC after the Merger to reincorporate TAC in Delaware.

      10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TAC AND AS. All obligations of TAC and AS under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

            (a) The representations and warranties by MINRAD contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the Closing as though such representations and warranties were made at and as of such times.

            (b) MINRAD shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

            (c) MINRAD shall deliver an opinion of its legal counsel, dated the date of the Closing, and in a form reasonably acceptable to TAC to the effect that:

                  (1) MINRAD is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation;

                  (2) This Agreement has been duly authorized, executed and delivered by MINRAD and is a binding obligation of MINRAD enforceable in accordance with its terms;

                  (3) The Board of Directors and stockholders of MINRAD have taken all corporate action necessary for its performance under this Agreement; and

                  (4) MINRAD has the corporate power to execute, deliver and perform under this Agreement.

      11. SURVIVAL AND INDEMNIFICATION. Notwithstanding any investigation conducted by any party hereto or any information any party may receive, all representations, warranties, covenants and agreements contained in this Agreement shall survive only or in any schedule, certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) (i) in the case of MINRAD only until the Closing and (ii) in the case of TAC and AS, until the second anniversary of the Effective Time. Notwithstanding the foregoing, the representations and warranties contained in
Section 14 of this Agreement shall survive indefinitely. The representations and warranties which terminate on the second anniversary of the Effective Time, and the liability of any party with respect thereto pursuant to this Section 11, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the appropriate party has been given written notice setting forth the facts upon which the claim for indemnification is based prior to the second anniversary of the Effective Time, as the case may be.

            (a) The parties shall indemnify each other as set forth below:

                  (1) Subject to the provisions of this Section 11, each of the Major Shareholders, shall jointly and severally indemnify and hold harmless MINRAD and MINRAD's past, present and future officers, directors, stockholders, employees, attorneys, and agents (and after the Closing, the Major Shareholders shall also indemnify TAC) (collectively, the "Indemnified Parties") from and against any Losses (as defined below) including, without limitation, any reasonable legal expenses to the extent arising from, relating to or otherwise in respect of (i) any inaccuracy or breach of any representation or warranty of TAC contained in Sections 6 or 14 of this Agreement (as of the date hereof, or as of the Closing) or of any representation, warranty or statement made in any schedule, certificate, document or instrument delivered by TAC or any officer or any of them at or in connection with the Closing, or (ii) the breach by TAC, of or failure by TAC to perform any of its covenants or agreements contained in this Agreement; provided, however, that (A) no Major Shareholder shall be responsible for any Losses with respect to the matters referred to in clauses
(1) of this Section 11(a), until the cumulative aggregate amount of all such Losses exceeds $5,000, in which event the Major Shareholders shall then be liable for all such cumulative aggregate Losses up to $25,000, including the first $5,000. Each Major Shareholder specifically acknowledges and agrees that any MINRAD Indemnified Party may proceed against any Major Shareholder under this Section 11 without contemporaneously, or at any time, proceeding against any other Major Shareholders. As used herein, "Losses" shall mean any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, diminution in value, deficiencies, payments, liabilities or obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any fees, costs and expenses related thereto, and the term "legal expenses" shall mean the fees, costs and expenses of any kind incurred by any party indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

                  (2) Subject to the provisions of this Section 11, MINRAD shall indemnify and hold harmless each Major Shareholder from and against any Losses (including, without limitation, any reasonable legal expenses) to the extent arising from, relating to or otherwise in respect of (i) the inaccuracy or breach of any representation or warranty of MINRAD contained in Sections 5 or 14 of this Agreement (as of the date hereof, or as of the Closing) or of any representation, warranty or statement made in any schedule, certificate document or instrument delivered by MINRAD or an officer of MINRAD at or in connection with the Closing, or (ii) the breach by MINRAD of or failure by MINRAD to perform any of its covenants or agreements contained in this Agreement; provided, however, that MINRAD shall not be responsible for any Losses with respect to the matters until the cumulative aggregate amount of such Losses exceeds $5,000, in which event MINRAD shall then be liable for all such cumulative aggregate up to $25,000 of Losses, including the first $5,000.

                  (3) In order for a MINRAD Indemnified Party or Major Shareholder (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement, the Indemnified Party shall deliver notice of its claim for indemnification with reasonable promptness after determining to make such claim, to the Major Shareholders or any of them. The failure by any Indemnified Party so to notify the Major Shareholders or any of them, as the case may be, shall not relieve any relevant indemnifying party from any liability which he or it may have to such Indemnified Party under this Agreement, except to the extent that such claim for indemnification involves the claim of a third party against the Indemnified Party and the Indemnifying Party shall have been actually prejudiced by such failure. If an Indemnifying Party does not notify the Indemnified Party within 30 calendar days following receipt by it of such notice that such Indemnifying Party disputes its liability to the Indemnified Party under this Agreement, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of such Indemnifying Party under this Agreement and such Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If an Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, such Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in accordance with the terms of this Agreement.

                  (4) (A) If the claim involves a third party claim (a "Third Party Claim"), then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel.

                  (B) Notwithstanding the preceding paragraph, if in the Indemnified Party's reasonable judgment no such conflict exists, the Indemnified Party may, but will not be obligated to, participate at its own expense in a defense of such Third Party Claim by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless (A) in the case where only money damages are sought, the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or (B) in the case where equitable relief is sought, the Indemnified Party elects to participate in and jointly control the defense thereof.

                  (C) Whenever the Indemnifying Party controls the defense of a Third Party Claim, the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and relates solely to money damages. The Indemnified Party will not unreasonably withhold consent to any settlement or compromise that requires its consent.

                  (D) In the event the Indemnifying Party fails to timely defend, contest, or otherwise protect the Indemnified Party against any such claim or suit, the Indemnified Party may, but will not be obligated to, defend, contest, or otherwise protect against the same, and make any compromise or settlement thereof, and in such event, or in the case where the Indemnified Party jointly controls such claim or suit, the Indemnified Party shall be entitled to recover its costs thereof from the Indemnifying Party, including attorneys' fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof.

                  (E) The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.

            (b) The amount of Losses for which indemnification is provided hereunder shall be computed without regard to any insurance recovery related to such losses.

      12. NATURE OF REPRESENTATIONS. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

      13. DOCUMENTS AT CLOSING. At the Closing, the following documents shall be delivered:

            (a) MINRAD will deliver, or will cause to be delivered, to TAC the following:

                  (1) a certificate executed by the President & CEO of MINRAD to the effect that all representations and warranties made by MINRAD under this Agreement are true and correct as of the Closing, the same as though originally given to TAC or AS on said date;

                  (2) a certificate from the state of MINRAD's incorporation dated within five business days of the Closing to the effect that MINRAD is in good standing under the laws of said state;

                  (3) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                  (4) executed copy of the Certificate of Merger for filing in Delaware;

                  (5) certified copies of resolutions adopted by the stockholders and directors of MINRAD authorizing the Merger;

                  (6) all other items, the delivery of which is a condition precedent to the obligations of TAC and AS, as set forth herein; and

                  (7) the legal opinion required by Section 9(e) hereof.

            (b) TAC and AS will deliver or cause to be delivered to MINRAD:

                  (1) stock certificates representing those securities of TAC to be issued as a part of the Merger as described in Section 2 hereof;

                  (2) a certificate of the President & CEO of TAC and AS, respectively, to the effect that all representations and warranties of TAC and AS made under this Agreement are true and correct as of the Closing, the same as though originally given to MINRAD on said date;

                  (3) certified copies of resolutions adopted by TAC's and AS's Board of Directors and AS's stockholder authorizing the Merger and all related matters;

                  (4) certificates from the jurisdiction of incorporation of TAC and AS dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

                  (5) executed copy of the Certificate of Merger for filing in Delaware;

                  (6) opinion of TAC's counsel as described in Section 8(l) above;

                  (7) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

                  (8) written resignation of all of the officers and directors of TAC and AS;

                  (9) Escrow Agreement, signed by Cagan McAfee Capital Partners and TAC together with evidence that the Escrow shares have been placed in escrow;

                  (10) copy of Articles of Exchange in the form in which they will be filed by TAC with the Nevada Department of State immediately after the Closing; and

                  (11) all other items, the delivery of which is a condition precedent to the obligations of MINRAD, as set forth in Section 8 hereof.

            (c) The Major Shareholders shall deliver the voting agreement provided for in Section 9(m) relating to their agreement to vote in favor of the reincorporation of TAC in Delaware.

      14. FINDER'S FEES. The Major Shareholders, TAC and AS, jointly and severally, represent and warrant to MINRAD, and MINRAD represents and warrants to each of the Major Shareholders, TAC and AS, that, except under a letter agreement dated December 1, 2003 between Cagan McAfee Capital Partners and MINRAD, none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

      15. POST-CLOSING COVENANTS.

            (a) STANDARD AND POOR'S. If required for the trading of TAC Stock, TAC shall use its commercially reasonable efforts to apply for listing with Standard and Poor's Information Service and Blue Sky filings.

            (b) STOCK LISTING. As soon as TAC meets the company listing requirements, TAC and Cagan shall use all commercially reasonable efforts to cause TAC Stock to be listed for trading on the AMEX or the NASDAQ.

            (c) CONFIDENTIALITY. The Major Shareholders hereby agree that, after the Closing, they shall not publicly disclose any confidential information of TAC, AS or MINRAD, and that they shall not make any public statement or announcement regarding the Merger or the business, financial condition, prospects or operations of TAC or MINRAD, without the prior written consent of MINRAD (or, TAC after the Effective Time).

            (d) REGISTRATION OF TAC STOCK UNDER TAC OPTION PLAN. As soon as practicable after the Effective Time, TAC will prepare and file a registration statement on Form S-8 for the registration of TAC Stock issuable under the TAC Option Plan, including TAC Stock issuable under converted MINRAD Options.

      16. MISCELLANEOUS.

            (a) FURTHER ASSURANCES. At any time, and from time to time, after the Effective Time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            (b) WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

            (c) TERMINATION. This Agreement and all obligations hereunder (other than those under Section 16(l)) may be terminated (i) after October 31, 2004 at the discretion of either party if the Closing has not occurred by October 31, 2004 (unless the Closing date is extended with the consent of both MINRAD and TAC) for any reason other than the default hereunder by the terminating party,
(ii) at any time by the non-breaching party if any of the representations and warranties or other agreements made herein by the other party have been materially breached, (iii) by either MINRAD or TAC, if the holders of the requisite number of shares of MINRAD Stock vote against, or refuse to provide their written consents for, the approval and adoption of this Agreement and the Merger, or (iv) by mutual written consent of TAC and MINRAD. Any proper termination of this Agreement under this Section will be effective immediately upon the delivery of written notice by the terminating party to the other parties.

            (d) AMENDMENT. This Agreement may be amended only in writing as agreed to by all parties hereto.

            (e) NOTICES. All notices and other communications hereunder shall be in writing and sufficient if delivered personally or sent and received by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section):

If to TAC or AS prior to the Closing:              with a copy to:

Technology Acquisition Corporation                 Robert Blair Krueger II, Esq.
10600 N. De Anza Boulevard, Suite 250              The Krueger Group, LLP
Cupertino, California 95014                        La Jolla Law Building
Attn:  John Kinney, President                      5771 La Jolla Boulevard
                                                   La Jolla, California 92037
Facsimile:  408-904-6085                           Facsimile:  858-729-9995


If to MINRAD:                                      with a copy to:

MINRAD INC.                                        Robert B. Fleming, Esq.
847 Main Street                                    Hodgson Russ LLP
Buffalo, New York  14203                           One M&T Plaza, Suite 2000
Attn:  William H. Burns                            Buffalo, New York  14203
President and Chief Executive Officer              Facsimile:  716-849-0349
Facsimile:  716-855-1078


If to TAC after the Closing:                       with a copy to:

MINRAD INC.
847 Main Street                                    Robert B. Fleming, Esq.
Buffalo, New York  14203                           Hodgson Russ LLP
Attn:  William H. Burns                            One M&T Plaza, Suite 2000
President and Chief Executive Officer              Buffalo, New York  14203
Facsimile:  716-855-1078                           Facsimile:  716-849-0349


If to the Major Shareholders:                      with a copy to:

Laird Q. Cagan                                     Robert Blair Krueger II, Esq.
Technology Acquisition Corporation                 The Krueger Group, LLP
10600 N. De Anza Boulevard, Suite 250              La Jolla Law Building
Cupertino, California 95014                        5771 La Jolla Boulevard
                                                   La Jolla, California 92037
Facsimile:  408-904-6085                           Facsimile:  858-729-9995


            (f) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (h) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

            (i) ENTIRE AGREEMENT. This Agreement and the attached Exhibits, including the Certificate of Merger, which is attached hereto as Exhibit "A," is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

            (j) TIME. Time is of the essence.

            (k) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

            (l) RESPONSIBILITY AND COSTS. Whether the Merger is consummated or not, all Transaction Expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses.

            (m) INAPPLICABILITY OF INDEMNIFICATION PROVISIONS. The provisions contained in TAC's Articles of Incorporation and/or By-laws for indemnifying officers and directors of that company shall not apply for the purposes of this Agreement to the persons responsible for the representations and warranties made herein by TAC.

            (n) APPLICABLE LAW. This Agreement shall be construed and governed by the internal laws of the State of Delaware without reference to principles of conflict of law.

            (o) JURISDICTION AND VENUE. Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Erie County, State of New York, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

TECHNOLOGY ACQUISITION CORPORATION                MINRAD INC.


By: ______________________________                By: __________________________

Its: ______________________________               Its: _________________________


TECHNOLOGY ACQUISITION SUBSIDIARY, INC.


By: ______________________________

Its: ______________________________

MAJOR SHAREHOLDERS:
------------------

CAGAN MCAFEE CAPITAL PARTNERS, LLC               TOBIN FAMILY TRUST

                                                 By: ___________________________
By: ______________________________                   Name:

Its: ______________________________                  Title:

_________________________________                INTERNATIONAL CAPITAL
Laird Q. Cagan                                     ADVISORY, INC.

_________________________________                By: ___________________________
Eric McAfee                                          Name:
                                                     Title:

                                                                     Schedule 1A


                       TECHNOLOGY ACQUISITION CORPORATION


                        SUPPLEMENTAL DISCLOSURE DOCUMENT


                                PRELIMINARY NOTE

      This Disclosure Document has been prepared by Technology Acquisition Corporation ("TAC") in accordance with the Merger Agreement and Plan of Exchange among TAC, Technology Acquisition Subsidiary, Inc., Certain Major Shareholders and Minrad, Inc. ("Minrad") effective as of July 15, 2004 (the "Agreement").

      Each numbered Section of the Disclosure Document relates to the corresponding numbered Section of the Agreement. The information and disclosures contained in any Section of the Disclosure Document are hereby incorporated by reference into each of the other Sections of the Disclosure Document to the extent that such incorporation by reference is necessary to make the information and disclosure contained in any such Section accurate and complete and to which such disclosure is reasonably applicable. Capitalized terms used but not otherwise defined in the Disclosure Document shall have the meanings given to them in the Agreement.

      SECTION 6(A) [ORGANIZATION, STANDING AND AUTHORITY]

      Although it maintains its principal office in the State of California, TAC has not qualified to do business in the State of California.

SECTION 6(B) [Capital Structure]

      On or about October 2, 2003, TAC's Board of Directors approved issuance of shares of TAC's common stock as follows: (a) 50,000 restricted shares to Charles Conn, (b) 25,000 restricted shares to Walter Brinkmann, (c) 25,000 restricted shares to Tanja Leonard and (d) 100,000 shares to General Research GmbH. On or about October 3, 2003, TAC's Board of Directors approved issuance of shares of TAC's common stock as follows: (a) 5,000 restricted shares to Charles Conn, (b) 2,500 restricted shares to Walter Brinkmann, (c) 2,500 restricted shares to Tanja Leonard and (d) 10,000 shares to General Research GmbH. The shares authorized for issuance on October 3 were never issued. To the Knowledge of TAC, such shares were duplicates of those shares authorized for issuance to the same parties on October 2, 2003 but reflecting a post-ten for one stock split (authorized by TAC's Board on October 13, 2003). Prior to Closing, TAC's Board will rescind the 10/3/03 resolution authorizing the issuance of these shares.

      On or about June 2, 2003, TAC's Board of Directors approved the cancellation of 804,999 shares of TAC's common stock after completing an internal investigation of certain actions by a former TAC officer, whereby it determined that such shares had been issued to 32 separate shareholders without TAC receiving good and valid consideration.

SECTION 6(H)(1) [Absence of Undisclosed Liabilities]

      To the Knowledge of TAC, TAC paid $1,500 to William Kramer pursuant to that certain Settlement Agreement, dated April 26,2004, between TAC and Kramer whereby TAC agree to make such payment in full and final settlement of any claims Kramer may have had against TAC for the payment of certain cash fees and option to purchase an aggregate of 200,000 shares of TAC's common stock pursuant to a certain consulting agreement and a certain grant of options to purchase TAC's common stock.

SECTION 6(J) [Minute Books and Records]

      TAC does not have a minute book and its only stock register is maintained by its transfer agent, Holladay Stock Transfer, Inc (see Shareholder Detail
List). The date of the most recent Shareholder Detail List is June 24, 2004. This Shareholder Detail List indicates 4,980,900 shares of TAC common stock issued and outstanding. The shares authorized by Written Consent of the Board of Directors dated May 24, 2004 authorized the issuance of 70,000 shares of TAC's common stock as follows: 10,000 to each of John Kinney, Steve Obana and Ron Marron, and 40,000 to Blair Krueger. These 70,000 shares were issued to the above parties subsequent to the June 24, 2004 Shareholder Detail List.

SECTION 6(K)(3) [Material Contracts]

      Pursuant to that certain Consulting Agreement, dated May 21, 2004, by and between Liviakis Financial Communications, Inc. ("LFC") and TAC, TAC issued 400,000 shares of its common stock with an agreed upon value of $0.04 per share in payment for the services to be rendered by LFC as set forth therein.

SECTION 6(P)(3) [Environmental Matters]

      From 1986 until 1996, Cignal Oil Company, a predecessor company by merger with TAC, engaged in the business of drilling oil and gas wells. To the Knowledge of TAC, any and all such oil and gas well(s) that it owned, drilled or managed were "dry" in so far as no oil or gas, in any quantity, was ever produced from such well(s).

      TAC, operating under its prior corporate name Roatan Medical Technologies, Inc., developed 3-4 sterilizer machines for Presbyterian Hospital of Dallas (the "Hospital") and the Hospital operated these sterilizer machines for three years from mid-1996 until February 1999 when the machines and the operation was transferred to a third party, Healthbridge, Inc.. Post-sterilization the approximately one million pounds of sterile waste went to a landfill. The Hospital is JCAHO accredited. JCAHO was established to insure that hospitals properly disposed of potentially infectious medical waste. This is a detailed and specific audit item.

      The fact that the Hospital's February 1997 audit covering the period of 1995-1996 had no remarks on waste disposal and their 2000 audit covering the period of 1997-1999 had no issues indicates that a) the waste was sterile at departure and b) their transport and landfill operations are appropriate for handling infectious material - even if only partially sterilized.


                               * * * * * * * * * *

                                                                     Schedule 1B

                                   MINRAD INC.

                        SUPPLEMENTAL DISCLOSURE DOCUMENT

                                PRELIMINARY NOTE


      This Disclosure Document has been prepared by Minrad, Inc. ("Minrad") in accordance with the Merger Agreement and Plan of Exchange among Technology Acquisition Corporation, Technology Acquisition Subsidiary, Inc., Certain Major Shareholders and Minrad effective as of July 15, 2004 (the "Agreement").

      Each numbered Section of the Disclosure Document relates to the corresponding numbered Section of the Agreement. The information and disclosures contained in any Section of the Disclosure Document are hereby incorporated by reference into each of the other Sections of the Disclosure Document to the extent that such incorporation by reference is necessary to make the information and disclosure contained in any such Section accurate and complete and to which such disclosure is reasonably applicable. Capitalized terms used but not otherwise defined in the Disclosure Document shall have the meanings given to them in the Agreement.

      SECTION 6(B)(4) [AUTHORIZED AND EFFECTIVE AGREEMENT]

      Pursuant to Section 5.10 of the Loan Agreement, dated February 3, 1999, by and between Minrad and Buffalo & Erie County Regional Development Corporation (the "RDC"), Minrad may not participate in any merger without the prior written consent of the RDC. The RDC has consented in writing to the Merger.

      Pursuant to Section 7.2 of the Mortgage and Security Agreement, dated October 2001, by and between Minrad, Inc. and InterBay Funding, LLC ("InterBay"), Minrad may not merge without InterBay's prior written consent. InterBay has consented in writing to the Merger.

      Pursuant to Section 4.4 of the Amended and Restated Pledge and Security Agreement, dated as of November 2, 2001, as amended, by and between Minrad and Kevin Kimberlin Partners, L.P. ("KKP"), the consent of KKP to the merger is required. Section 4.4 contains an prohibition against the assignment (by operation of law or otherwise) of the Collateral (as defined therein). This Amended and Restated Security Agreement, as amended, relates to the guaranty by KKP of a certain $1,000,000 loan by Wachovia Bank, N.A. to Minrad. KKP has verbally consented to the Merger and Minrad expects to obtain a written consent prior to Closing.

      Pursuant to the Security Agreement, dated as of February 6, 2003, by and between Minrad and Spencer Trask Specialty Group, LLC ("STSG"), the consent of STSG to the merger is required. This Security Agreement contains an prohibition against the assignment (by operation of law or otherwise) of the Collateral (as defined therein). This Security Agreement relates to the outstanding 8% Secured Convertible Promissory Note, dated October 30, 2003, in the original principal amount of $150,000. STSG's consent to the merger is not necessary as Minrad expects that this debt will be repaid in full prior to the Closing.

      Pursuant to Section 4.4 of the First Amended and Restated Security Agreement, dated as of May 30, 2003, by and between Minrad and STSG, the consent of STSG to the merger is required. Section 4.4 contains an prohibition against the assignment (by operation of law or otherwise) of the Collateral (as defined therein). This First Amended and Restated Security Agreement relates to the outstanding Amended and Restated 8% Secured Convertible Promissory Note, dated May 30, 2003, in the original principal amount of $750,000. STSG's consent to the merger is not necessary as Minrad expects that this debt will be repaid in full prior to the Closing.

      Pursuant to Section 13.1(f) of the Invoice Purchase and Sale Agreement, made as of September 24, 2003, by and between Minrad and Entrepreneur Growth Capital LLC ("EGC"), a merger by Minrad is an event of default. EGC has consented in writing to the Merger.

SECTION 6(C) [Capital Structure]

      Minrad has issued options to certain parties that may be exercised anytime. However, Minrad believes that the optionholders are unlikely to do so prior to the consummation of the Merger since the exercise price of such options are higher than Minrad's share price.

SECTION 6(F) [Litigation]

      BUFFALO & ERIE COUNTY REGIONAL DEVELOPMENT CORPORATION filed suit against Minrad (in its 2003 fiscal year) for default on repayment of a $300,000 loan. We understand that Minrad was delinquent on its loan to RDC in both 2002 and 2003 The RDC's lawyer represented to us that Minrad's response time to the complaint has been extended pending mutually satisfactory settlement/resolution. Minrad recently made a regularly scheduled payment but owes over $100,000 in principal and interest. As of June 30, 2004, the amount of this outstanding liability was $219,904.70.

      The Internal Revenue Service levied against a debt owed by Minrad to a third party as repayment of federal taxes owed by the third party. Minrad is in default on this obligation. However, Minrad has received a verbal forbearance from the Internal Revenue Service conditioned upon Minrad's paying approximately $11,500 per month. As of June 30, 2004, the outstanding balance was $72,627.


                               * * * * * * * * * *

                                                                   Schedule 5(c)

                                   MINRAD INC.

PRELIMINARY NOTE

      This Schedule 5(c) has been prepared by Technology Acquisition Corporation ("TAC") in accordance with the Merger Agreement and Plan of Exchange among TAC, Technology Acquisition Subsidiary, Inc., Certain Major Shareholders and Minrad, Inc. ("Minrad") effective as of July 15, 2004 (the "Agreement"). Capitalized terms used but not otherwise defined in this Schedule 5(c) shall have the meanings given to them in the Agreement.

MINRAD WARRANTS

--------------------- ------------------ -------------------- ----------------------------------------------------------
WARRANTS OUTSTANDING  UNDERLYING SHARES    EXERCISE PRICE                       EXPIRATION PERIOD(S)
                                             (PER SHARE)
--------------------- ------------------ -------------------- ----------------------------------------------------------
354,8031                   354,803              $1.15         The earlier of August 30, 2010 at 5:30 pm, New York
                                                              time2 or 3 years  after the  closing  date of an  initial
                                                              public offering of Minrad's equity  securities  commenced
                                                              prior to such date
--------------------- ------------------ -------------------- ----------------------------------------------------------
2,500,0003                2,500,000            $1.004         November 2, 2008 at 5:30 pm, New York time5
--------------------- ------------------ -------------------- ----------------------------------------------------------
956,5236                   956,523              $1.15         March 28, 2009 at 5:30 pm, New York time7
--------------------- ------------------ -------------------- ----------------------------------------------------------
182,6098                   182,609              $1.15         March 28, 2009 at 5:30 pm, New York time9
--------------------- ------------------ -------------------- ----------------------------------------------------------
78,26110                   78,261               $1.15         March 28, 2009 at 5:30 pm, New York time11
--------------------- ------------------ -------------------- ----------------------------------------------------------
21,73912                   21,739               $1.15         August 6, 2009 at 5:30 pm, New York time13
--------------------- ------------------ -------------------- ----------------------------------------------------------
6,52214                     6,522               $1.15         August 29, 2009 at 5:30 pm, New York time15
-------                     -----
--------------------- ------------------ -------------------- ----------------------------------------------------------
     4,100,457            4,100,457
--------------------- ------------------ -------------------- ----------------------------------------------------------

-------------

1 Issued pursuant to Placement Agent Warrant Agreement, dated as of July 2, 2000, by and between Minrad Inc. and Spencer Trask Securities, Incorporated. Following the closing of an initial private placement of $1.5 million and pursuant to a certain offer from Minrad to each warrantholder, 14,375 warrants (W-3, W-9, W-11, W-22, W-40) issued pursuant to this warrant agreement were exchanged at a rate of 1/3 share of Minrad common stock.

2 The 10th anniversary of the final closing of the Series B Preferred Stock offering.

3 Issued pursuant to the Amended and Restated Warrant Agreement, dated November 2, 2001, by and between Minrad Inc. and Kevin Kimberlin Partners LP (the "Guarantor"), as amended by Amendment No. 1, dated as of December 20, 2001 (the "Second Warrant Agreement").

4 The Guarantor is deemed to have paid $0.15 per share in non-cash consideration for a certain guarantee of Minrad's obligations.

5 The 7th anniversary of the date of the Second Warrant Agreement.

6 Issued pursuant to Warrant Agreement, dated March 28, 2002, by and between Minrad Inc. and Spencer Trask Specialty Group, LLC (the "Third Warrant Agreement").

7 The 7th anniversary of the date of the Third Warrant Agreement.

8 Issued pursuant to Warrant Agreement, dated March 28, 2002, by and between Minrad Inc. and Spencer Trask Private Equity Fund I, L.P. (the "Fourth Warrant Agreement").

9 The 7th anniversary of the date of the Fourth Warrant Agreement.

-------------

10 Issued pursuant to Warrant Agreement, dated March 28, 2002, by and between Minrad Inc. and Spencer Trask Private Equity Fund II, L.P. (the "Fifth Warrant Agreement").

11 The 7th anniversary of the date of the Fifth Warrant Agreement.

12 Issued pursuant to Warrant Agreement, dated August 6, 2002, by and between Minrad Inc. and Spencer Trask Specialty Group, LLC (the "Sixth Warrant Agreement").

13 The 7th anniversary of the date of the Sixth Warrant Agreement.

14 Issued pursuant to Warrant Agreement, dated August 29, 2002, by and between Minrad Inc. and Spencer Trask Specialty Group, LLC (the "Seventh Warrant Agreement").

15 The 7th anniversary of the date of the Seventh Warrant Agreement.

                                  AMENDMENT TO

                      MERGER AGREEMENT AND PLAN OF EXCHANGE

                                      AMONG

                       TECHNOLOGY ACQUISITION CORPORATION,

                    TECHNOLOGY ACQUISITION SUBSIDIARY, INC.,

                           CERTAIN MAJOR SHAREHOLDERS

                                       AND

                                   MINRAD INC.

                          AMENDMENT TO MERGER AGREEMENT
                              AND PLAN OF EXCHANGE

      This Amended Agreement and Plan of Reorganization (hereinafter the "Amended Merger Agreement") is entered into effective as of August ____, 2004 by and among TECHNOLOGY ACQUISITION CORPORATION, a Nevada corporation (hereinafter, "TAC"), TECHNOLOGY ACQUISITION SUBSIDIARY, INC., a newly-formed Delaware corporation (hereinafter, "AS"), and the undersigned major holders of common stock of TAC (hereinafter the "Major Shareholders"), on the one hand, and MINRAD INC., a Delaware corporation (hereinafter "MINRAD"), on the other hand.

      Nothwithstanding any other conflicting provisions in the Merger Agreement among TAC, AS, the Major Shareholders and MINRAD, dated as of July 15, 2004 (the "Merger Agreement"), each of the parties to this Amended Merger Agreement agree that the Merger Agreement is hereby amended to provide for the actions set forth herein on behalf of TAC and MINRAD. Any capitalized terms used but not defined herein will have the meaning as defined in the Merger Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Prior to the Closing, TAC may conduct a private placement of TAC Stock of up to and not more than 2.5 million shares at an offering price which may not be less than $1.75 per share (the "Offering"). Any offer and sale of in excess of 1.15 million shares in the Offering will not be made without the prior approval of the Board of Directors of MINRAD.

      2. Prior to the Offering, the Board of Directors of MINRAD, TAC and AS, the stockholders of MINRAD, the shareholders of TAC, and TAC as sole stockholder of AS, shall have approved this Amended Merger Agreement and shall have approved in accordance with applicable state corporation law the execution and delivery of this Amended Merger Agreement and the consummation of the transactions contemplated in the Agreements.

      3. Upon any closing of the Offering, whether an initial closing and one or more subsequent closings, TAC will use the proceeds of the Offering after placement agent fees and expenses (less not more than $25,000 for reasonable operating costs of TAC prior to the Merger) exclusively for one or more loans to MINRAD, provided, however, that any loans made by TAC to MINRAD contemplated herein will not be by their terms convertible or exchangeable for any securities and may not include any securities convertible into or exchangeable for shares of MINRAD Stock, TAC Stock or capital stock of AS. Any placement agent fees and expenses of TAC in the Offering shall be subject to the terms and conditions of the placement agreement with Cagan McAfee Capital Partners signed by MINRAD on December 17, 2003.

      4. In addition to the documents to be delivered pursuant to Section 13 of the Merger Agreement, at the Closing TAC and AS will deliver:

            (a) a complete list of all holders of outstanding TAC Stock who have purchased TAC Stock in the Offering;

            (b)   a copy of the documents used in the Offering;

            (c) any and all documents related to the Offering including: executed subscription agreements, TAC stock certificates, offering materials, state or federal securities law filings, and such other documents as may be requested by MINRAD from time to time.

      5. Except as specifically set forth in this Amended Merger Agreement, the Merger Agreement shall remain in full force and effect.

      6. This Agreement shall be governed by the internal law of the State of Delaware, without reference to principles of conflict of laws.

      7. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      As conclusive evidence of their acceptance of the terms and conditions of this Amended Merger Agreement, the parties have executed this Agreement as of the day and year first above written.


TECHNOLOGY ACQUISITION CORPORATION            MINRAD INC.

By: ______________________________            By: ______________________________

Its: ______________________________           Its: _____________________________

TECHNOLOGY ACQUISITION SUBSIDIARY, INC.


By: ______________________________

Its: ______________________________


MAJOR SHAREHOLDERS:

CAGAN MCAFEE CAPITAL PARTNERS, LLC            TOBIN FAMILY TRUST

                                              By: ______________________________
By: ______________________________                Name:

Its: ______________________________               Title:


_________________________________             INTERNATIONAL CAPITAL
Laird Q. Cagan                                  ADVISORY, INC.


_________________________________             By: ______________________________
Eric McAfee                                       Name:
                                                  Title:

                                   APPENDIX B

                         DISSENTER'S RIGHTS UNDER NEVADA
                                REVISED STATUTES

NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

      (Added to NRS by 1995, 2086)

      NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

      (Added to NRS by 1995, 2087)

      NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation. (Added to NRS by 1995, 2087)

      NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

      (Added to NRS by 1995, 2087; A 1999, 1631)

      NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

      (Added to NRS by 1995, 2087)


      NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

      (Added to NRS by 1995, 2087)

      NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

      (Added to NRS by 1995, 2087)

      NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

      (Added to NRS by 1995, 2088)

      NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

      (Added to NRS by 1995, 2088)

      NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.

      1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

      2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in CHAPTER 704 OF NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

      (Added to NRS by 1995, 2088)

      NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

      1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

      (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

            (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

            (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

      (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

      (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

      2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

      (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)


      NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

      1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

      (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

      (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

            (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                  (I) The surviving or acquiring entity; or

                  (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

            (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph
(b).

      2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

      (Added to NRS by 1995, 2088)


      NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

      1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

      2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

      (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

      (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

      (Added to NRS by 1995, 2089)

      NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

      2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

      (Added to NRS by 1995, 2089; A 1997, 730)

      NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

      (b) Must not vote his shares in favor of the proposed action.

      2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

      (Added to NRS by 1995, 2089; 1999, 1631)

      NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

      1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

      2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

      (Added to NRS by 1995, 2089)

      NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

      1. A stockholder to whom a dissenter's notice is sent must:

      (a) Demand payment;

      (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

      (c) Deposit his certificates, if any, in accordance with the terms of the notice.

      2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

      3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

      (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

      NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

      1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

      2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

      (Added to NRS by 1995, 2090)

      NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

      1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the corporation's registered office is located; or

      (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

      2. The payment must be accompanied by:

      (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

      (b) A statement of the subject corporation's estimate of the fair value of the shares;

      (c) An explanation of how the interest was calculated;

      (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

      (e) A copy of NRS 92A.300 to 92A.500, inclusive.

      (Added to NRS by 1995, 2090)

      NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.

      1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

      2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

      (Added to NRS by 1995, 2091)

      NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

      1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

      2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

      (Added to NRS by 1995, 2091)

      NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

      1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

      3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

      (Added to NRS by 1995, 2091)

      NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

      1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

      2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

      3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

      4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

      5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

      (Added to NRS by 1995, 2092)

                                   APPENDIX C

                       TECHNOLOGY ACQUISITION CORPORATION
                             2004 STOCK OPTION PLAN

      The Minrad Inc. 1996 Stock Option Plan (the "Minrad Plan") was adopted by the Board of Directors of Minrad Inc. ("Minrad") in 1996 to provide to directors, officers and other key employees of Minrad options to purchase common stock of Minrad. Under a Merger Agreement and Plan of Exchange (the "Agreement"), effective as of July 15, 2004, by and among Technology Acquisition Corporation ("TAC" or the "Company"), Minrad, Technology Acquisition Subsidiary, Inc. ("AS"), and the holders of more than 5% of the outstanding common stock of the Company, it was agreed that Minrad will be acquired by the Company through the merger of AS with and into Minrad, with Minrad as the surviving corporation. The Agreement further provides that each outstanding option to purchase shares under the Minrad Plan ("Minrad Options") be converted automatically into an option to purchase shares of common stock of the Company and that the Minrad Plan be adopted by and converted into a plan applicable to the Company and its subsidiaries (including Minrad).

      2.    PURPOSE

      The purpose of the Technology Acquisition Corporation 2004 Stock Option Plan (the "Plan") is to enable the Company to attract, retain and motivate key individuals responsible for the success and growth of the Company by exchanging all outstanding Minrad Options for options to purchase shares of Company Stock and by offering selected directors, officers and other key employees and independent contractors of the Company an opportunity to purchase shares of Company Stock.

      Certain capitalized terms used in this Plan are defined in Section 3.

      3.    EFFECTIVE DATE

      The Plan will become effective as of the "Effective Time," as defined in
Section 7 of the Agreement, and will be submitted for approval by the Company's shareholders within 12 months of the Effective Time. No Options granted prior to shareholder approval of the Plan may be exercised, sold, assigned or otherwise transferred until shareholder approval has been obtained.

      4.    DEFINITIONS

      "Board" means the Board of Directors of the Company.

      "Closing Price," as of a particular date, means (i) if the shares of Stock are then listed or admitted to trading on a national securities exchange, the last reported sales price of a share of Stock sold in the regular way on the principal national securities exchange on which the Stock is listed or admitted to trade, or if no sales occurred on that date, the last sales price on the last preceding day on which the shares of Stock were sold on the exchange, or (ii) if the shares of Stock are not then listed or admitted to trading on any national securities exchange, the last reported sale price for a share of Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the last preceding day on which the shares of Stock were reported sold.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means the Compensation Committee of the Board or such other committee as the Board, in its discretion, designates to administer the Plan, which Committee shall be composed of not less than two directors, each of whom is a `disinterested person' as defined in rule 16b-3 under the Securities Exchange Act of 1934, as amended. If no committee is appointed by the Board, the entire Board will administer the Plan and all references in the Plan to the Committee will be deemed to be references to the Board.

      "Company" means TAC and its Subsidiaries now held or hereafter formed or acquired.

      "Exercise Price" means the amount for which one Share may be purchased when an Option is exercised, as specified by the Committee in the applicable Option Agreement.

      "Fair Market Value," as of a particular date, means (i) if the shares of Stock are then listed or admitted to trading on a national securities exchange or reported on NASDAQ, the Closing Price, or (ii) if the shares of Stock are not then listed or admitted to trading on a national securities exchange or reported on NASDAQ, such value as the Committee, acting in good faith and in its sole discretion determines. The determination of the Committee will be conclusive and binding on all persons.

      "ISO" means an employee incentive stock option that meets the requirements of Section 422(b) of the Code, or any successor provision, and that is designated by the Committee as an ISO.

      "NQSO" means a stock option not described in Section 422(b) of the Code.

      "Option" means an ISO or NQSO granted under the Plan that entitles the holder to purchase Shares under the Plan at a price and upon the terms to be specified by the Committee.

      "Option Agreement" means a written agreement, contract or other instrument or document between the Company and a Participant that evidences and sets forth the terms, conditions and restrictions pertaining to the Participant's Option.

      "Participant" means an officer, director, employee or independent contractor of the Company who is, pursuant to Section 4, selected to participate in the Plan.

      "Share" means one share of Stock issuable when an Option is exercised, as adjusted in accordance with Section 6(c) (if applicable).

      "Stock" means common stock, $.01 par value, of the Company.

      "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan will be considered a Subsidiary commencing as of that date.

      "Ten Percent Stockholder" means a Participant who, at the time an ISO is granted to the Participant, owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company (as determined in accordance with Section 424 of the Code).

      5.    ADMINISTRATION

      POWERS OF THE BOARD. The Plan will be administered by the Committee. The Committee has the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the persons to whom and the time or times at which options will be granted; to determine the type and number of Options to be granted and the terms, conditions and restrictions relating to any Option; to determine whether, to what extent, and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Option Agreements; to correct any defect, supply any deficiency and reconcile any inconsistency in the Plan or any Option granted under the Plan; to amend the Plan to reflect changes in applicable law; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

      DELEGATION OF DUTIES. The Committee may direct appropriate officers of the Company to implement its rules, regulations and determinations and to execute and deliver on behalf of the Company such documents, forms, agreements and other instruments as are deemed by the Committee to be necessary for the administration and implementation of the Plan.

      INTERPRETATION OF PLAN. The Committee has the power to interpret and construe the Plan and all related Options and agreements. All decisions, interpretations and determinations of the Committee with respect to the Plan will be final and binding on all persons, including the Company, Participants (and all persons deriving their rights from Participants), and any stockholder.

      INDEMNIFICATION. No member of the Board or Committee will be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted under the Plan.

      GENERAL. The Committee from time to time, and whenever requested, will report to the Board on its administration of the Plan and the actions it has taken. The expenses of administering the Plan will be paid by the Company.

      6.    ELIGIBILITY

      Options may be granted, in the sole discretion of the Committee, to officers, directors and employees of the Company and to other persons responsible for the success of the Company. ISOs may be granted only to employees. In determining the persons to whom Options will be granted and the type of Option, the Committee will take into account such factors as the Committee deems reasonable and appropriate in connection with accomplishing the purposes of the Plan.

      7.    STOCK SUBJECT TO PLAN

      BASIC LIMITATION. The aggregate number of Shares that may be issued under the Plan on exercise of Options must not exceed 7,170,500 Shares, subject to adjustment pursuant to Section 6(c). Of the total number of Shares that may be offered under the Plan, 2,170,500 Shares are allocated to the exchange of outstanding Minrad Options and 5,000,000 Shares are additional Shares that may be offered to any eligible Participants. Shares offered under the Plan may, in whole or in part, be authorized but unissued shares or shares that have been or may be reacquired by the Company in the open market, in private transactions or otherwise. The number of Shares that are subject to Options outstanding at any time under the Plan must not exceed the number of Shares that then remain available for issuance under the Plan.

      ADDITIONAL SHARES. If any shares subject to an Option are forfeited, cancelled, exchanged or surrendered, or if an Option otherwise terminates or expires without a distribution of Shares to a Participant, the Shares allocable to the Option will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for grants of Options under the Plan.

      ADJUSTMENT OF SHARES. In the event the Committee determines that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Options, and (iii) the exercise price, grant price, or purchase price relating to any Option; provided that, with respect to ISOs, such adjustment is made in accordance with Section 424 of the Code.

      8.    TERMS AND CONDITIONS OF OPTIONS

      EXCHANGE OF MINRAD OPTIONS. At the Effective Time, each outstanding Minrad Option, whether or not then exercisable, will automatically be converted into an Option to purchase Shares under the Plan. Notwithstanding any other provision of this Plan, each converted option will continue to have, and be subject to, substantially the same terms and conditions set forth in the Minrad Plan immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that each converted Minrad Option will be exercisable (or will become exercisable in accordance with its terms) for the same number of Shares under the Plan that were issuable upon exercise of the Minrad Option immediately prior to the Effective Time; and

            the per share exercise price for the Shares issuable upon exercise of the converted Minrad Option will be equal to the exercise price per share of Minrad stock at which the Minrad Option was exercisable immediately prior to the Effective Time.

      Continuous employment with Minrad or its subsidiaries will be credited to the Participant for purposes of determining the vesting of all converted Minrad Options after the Effective Time. The terms and conditions of the exchange will be communicated in writing to the Participants affected by this section.

      STOCK OPTION AGREEMENT.

            Each grant of an Option under the Plan will be evidenced by an Option Agreement between the Participant and the Company. The Option will be subject to terms and conditions that are consistent with the Plan and that the Committee deems appropriate for inclusion in an Option Agreement. The provisions of Option Agreements entered into under the Plan need not be identical.

            All stock option agreements issued to Participants under the Minrad Plan (the "Minrad Agreements") will continue to have the same terms and conditions under the Plan as under the Minrad Plan, except that each reference to the "Company" in the Minrad Agreements will, after the Effective Time, refer to TAC, and each reference to a share of stock in Minrad will, after the Effective Time, refer to shares of stock in TAC.

      NUMBER OF SHARES. Each Option Agreement will specify the number of Shares that are subject to the Option.

      TYPE OF OPTION. Each Option Agreement will specify whether the Option is an ISO or NQSO. However, if any portion of an Option does not meet the requirements to qualify as an ISO, that portion will be an NQSO.

      EXERCISE PRICE. Each Stock Option Agreement will specify the Exercise Price. The Exercise Price under any Option will be determined by the Committee in its sole discretion, except that the Exercise Price of an ISO may not be less than 100% of the Fair Market Value of a Share on the date of grant, and any higher percentage required by Section 7(i). The Exercise Price is subject to adjustment as provided in Section 6(c) of the Plan. The date as of which the Committee adopts a resolution expressly granting an option will be considered the day on which the Option is granted, unless a different grant date is specified in the resolution.

      METHOD AND TIME OF PAYMENT. The Exercise Price of the Option must be paid in full, at the time of exercise, in cash or in shares of Stock having a Fair Market Value equal to the Exercise Price or in a combination of cash and Stock or, in the sole discretion of the Committee, through a cashless exercise procedure whereby the Participant may pay the Exercise Price by directing that Shares otherwise deliverable upon exercise of the Option be withheld. In connection with any cashless exercise, the portion of the Option relating to the Shares being withheld in payment of the Exercise Price will be deemed surrendered and cancelled.

      TERM AND EXERCISABILITY OF OPTIONS. Each Option will be exercisable in the manner determined by the Committee and as provided in the Option Agreement; provided, however, that the Committee has the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Each Option Agreement will specify when all or any installment of the Option becomes exercisable, as determined by the Committee. The Committee in its sole discretion may determine when an Option is to expire, except that the term may not exceed 10 years from the date of grant, and any shorter term required by
Section 7(i) with respect to Ten-Percent Stockholders. The exercise period will be subject to earlier termination as provided in Section 7(h). An Option may be exercised, as to any or all full Shares as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of Shares with respect to which the Option is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of the Company receives the notice.

      TERMINATION. The Committee has the exclusive authority to determine if, and for how long, and under what conditions the Option may be exercised after termination of a Participant's employment with or service to the Company, including by reason of the Participant's death; provided, however, that in no event will an Option continue to be exercisable beyond the expiration date of the Option.

      INCENTIVE STOCK OPTIONS. Options granted as ISOs are subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 7.

      VALUE OF SHARES. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs granted under this Plan and all other plans of the Company become exercisable for the first time by each Participant during any calendar year may not exceed $100,000. Any Option or portion of an Option that exceeds the limit will be treated as an NQSO.

      TEN-PERCENT STOCKHOLDERS. A Ten-Percent Stockholder will not be eligible for the grant of an ISO unless (i) the exercise price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) the Option by its terms is not exercisable after the expiration of 5 years from the date of grant.

      9.    GENERAL PROVISIONS

      COMPLIANCE WITH LEGAL REQUIREMENTS. The Plan and the granting and exercising of Options, and the other obligations of the Company under the Plan and any Option Agreement or other agreement are subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

      NONTRANSFERABILITY. An Option may not be transferred by the Participant other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by the Participant or by the Participant's guardian or legal representative.

      NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Option granted or in any Option Agreement or other agreement entered into under the Plan will confer on any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or in an Option Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate the Participant's employment.

      WITHHOLDING TAXES. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option, the Company has the right to require the Participant or other person to pay to the Company the amount of any taxes the Company may be required to withhold before delivery to the Participant or other person of cash or a certificate or certificates representing the Shares. Each Participant has the right to pay any or all required withholding taxes by delivering to the Company shares of Stock already owned. The Company may authorize the Participant to pay any or all required withholding taxes by directing that Shares otherwise deliverable upon exercise of the Option be withheld.

      Upon the disposition of Shares acquired pursuant to the exercise of an ISO, the Company has the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to the disposition. Each Participant has the right to pay any or all of any required withholding taxes by delivering to the Company shares of Stock already owned.

      AMENDMENT AND TERMINATION OF THE PLAN. The Board or the Committee may at any time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the previous sentence, no amendment may affect adversely any of the rights of any Participant, without the Participant's consent, under any Option previously granted under the Plan. The power to grant Options under the Plan will automatically terminate ten years after the earlier of the adoption of the Plan by the Board or the approval of the Plan by shareholders of the Company. If the Plan is terminated, any unexercised Options will continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to the termination.

      PARTICIPANT RIGHTS. No Participant has any claim to be granted any Option under the Plan and there is no obligation for uniformity of treatment for Participants. Except as provided specifically in the Plan, a Participant or a transferee of an Option will have no rights as a stockholder with respect to any Shares covered by an Option prior to the date of issuance of a stock certificate for the Shares.

      NO FRACTIONAL SHARES. No fractional Shares will be issued or delivered pursuant to the Plan or any Option. The Committee will determine whether cash, other options, or other property will be issued or paid in lieu of fractional Shares or whether the fractional Shares or any rights to the fractional Shares will be forfeited or otherwise eliminated.

      GOVERNING LAW. The Plan and all Options granted under it will be construed and interpreted in accordance with, and governed by, the laws of the State of Delaware, other than its laws regarding choice of law

      BENEFICIARY. A Participant may file with the Committee a written designation of a beneficiary on a form prescribed by the Committee and may, from time to time, amend or revoke the designation. If no designated beneficiary survives the Participant, the Participant's estate will be deemed to be the Participant's beneficiary.

      INTERPRETATION. With respect to Participants subject to Section 16 of the Exchange Act, the Plan is intended to comply with all applicable provisions of Rule 16b-3 promulgated thereunder (as the Rule may be amended from time to time) and all provisions in the Plan will be construed in a manner to so comply. With respect to Participants subject to Section 16, all Options granted under the Plan will be granted and may be exercised only in such a manner as to conform to the rule To the extent permitted by applicable law, the Plan and options granted under the Plan will be deemed amended to the extent necessary to conform to the applicable provisions of the Rule.

      10.   EXECUTION

      To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute it.



                            TECHNOLOGY ACQUISITION CORPORATION

                            BY:
                               ------------------------------------------
                               Name:
                               Title:



                            TECHNOLOGY ACQUISITION CORPORATION

                            BY:
                               ------------------------------------------
                                  JOHN KINNEY, PRESIDENT



                            TECHNOLOGY ACQUISITION CORPORATION

                            BY:
                               ------------------------------------------
                                STEVE OBANA, CHIEF EXECUTIVE OFFICER


                                  END OF FILING